  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998.

                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                         CADENCE DESIGN SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     7372                    77-0148231
     (STATE OR OTHER           (PRIMARY STANDARD            (IRS EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

           2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134
                                (408) 943-1234
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             R.L. SMITH MCKEITHEN
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         CADENCE DESIGN SYSTEMS, INC.
           2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134
                                (408) 943-1234
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
           KENNETH R. LAMB                            LARRY SONSINI
         GREGORY J. CONKLIN                        HERBERT P. FOCKLER
     GIBSON, DUNN & CRUTCHER LLP            WILSON SONSINI GOODRICH & ROSATI
ONE MONTGOMERY STREET, TELESIS TOWER               650 PAGE MILL ROAD
   SAN FRANCISCO, CALIFORNIA 94104             PALO ALTO, CALIFORNIA 94303
           (415) 393-8200                            (650) 493-9300

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                                                PROPOSED
                                                 PROPOSED        MAXIMUM
                                                  MAXIMUM       AGGREGATE
    TITLE OF EACH CLASS OF      AMOUNT TO BE  OFFERING PRICE    OFFERING          AMOUNT OF
SECURITIES TO BE REGISTERED(1)  REGISTERED(2)   PER SHARE       PRICE(3)     REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------
        Common Stock,
         par value
         $.01 per
         share......             11,800,000      $14.4375    $330,522,711.75     $91,885.31
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) Also includes associated Rights to purchase shares of the Registrant's common stock, which Rights are not currently separable from the shares of common stock and not currently exercisable.
(2) The number of shares to be registered pursuant to this Registration Statement is based upon the aggregate number of shares of Quickturn Design Systems, Inc. ("Quickturn") common stock, par value $.001 per share ("Quickturn Common Stock"), and the number of shares of Quickturn Common Stock issuable upon exercise of outstanding options and warrants to acquire shares of Quickturn Common Stock currently outstanding, multiplied by an assumed exchange ratio (representing a value of $14 per share of Quickturn Common Stock) of 0.58 shares of common stock, par value $.01 per share, of the Registrant ("Cadence Common Stock"), based on a per share price of Cadence Common Stock of approximately $25.
(3) The registration fee was computed pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices of Quickturn Common Stock, as reported by the Nasdaq National Market System on December 16, 1998.

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement/Prospectus.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         QUICKTURN DESIGN SYSTEMS, INC.
                               55 W. TRIMBLE ROAD
                           SAN JOSE, CALIFORNIA 95131

                                                                          , 1999

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of
Quickturn Design Systems, Inc. ("QUICKTURN") on      , 1999, at  .m., local
time (the "SPECIAL MEETING"). The Special Meeting will be held at Quickturn's principal executive offices located at 55 W. Trimble Road, San Jose, California. Your Board of Directors and management look forward to greeting those stockholders able to attend in person.

  At the Special Meeting, you will be asked to consider and vote upon the combination of Quickturn and Cadence Design Systems, Inc. ("CADENCE") through the merger (the "MERGER") of CDSI Acquisition, Inc., a wholly-owned subsidiary of Cadence ("MERGER SUB"), with and into Quickturn, pursuant to a merger agreement, dated December 8, 1998, among Quickturn, Cadence and Merger Sub, as amended on December 16, 1998 (the "MERGER AGREEMENT"). As a result, Quickturn will become a wholly-owned subsidiary of Cadence.

  In the Merger, each share of Quickturn common stock will be converted into $14 worth of Cadence common stock.

  The Merger is intended to constitute a tax-free reorganization. Quickturn stockholders will incur no federal income tax as the result of the exchange of Quickturn common stock for Cadence common stock.

  THE QUICKTURN BOARD OF DIRECTORS (THE "BOARD") UNANIMOUSLY (I) DEEMS THE MERGER TO BE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF QUICKTURN AND ITS STOCKHOLDERS, (II) APPROVES AND ADOPTS THE MERGER AGREEMENT AND (III) RECOMMENDS THAT QUICKTURN STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE MERGER.

  The Board has received a written opinion, dated December 8, 1998 (the "H&Q OPINION"), from Hambrecht & Quist LLC, Quickturn's financial advisor, that, as of such date, based upon and subject to the factors and assumptions set forth in such written opinion, the consideration to be received by the holders of Quickturn common stock pursuant to the Merger Agreement was fair from a financial point of view. A copy of the H&Q Opinion is attached to the Proxy Statement/Prospectus as Appendix C.

  The Merger Agreement and the consummation of the Merger must be approved by the holders of a majority of the outstanding Quickturn common stock. Your vote on this matter is very important. We urge you to review carefully the enclosed material and to return your proxy card promptly.

  Whether or not you plan to attend the Special Meeting, please sign, date, and return the enclosed proxy card promptly in the envelope provided. Your shares will then be represented at the Special Meeting, and Quickturn will be able to avoid the expense of further solicitation. If you attend the Special Meeting, you may, at your discretion, withdraw your proxy and vote in person.

  On behalf of the Board, thank you for your cooperation and continued support.

                                          Sincerely,

                                          Keith R. Lobo
                                          President and Chief Executive
                                           Officer

                         QUICKTURN DESIGN SYSTEMS, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON      , 1999

TO THE STOCKHOLDERS OF
QUICKTURN DESIGN SYSTEMS, INC.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Quickturn Design Systems, Inc., a Delaware corporation ("Quickturn"), will be held on
     , , 1999, at .m., local time, at the principal executive offices of Quickturn, 55 W. Trimble Road, San Jose, California, for the following purposes:

    1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 8, 1998, as amended on December 16, 1998 (the "Merger Agreement"), by and among Quickturn, Cadence Design Systems, Inc., a Delaware corporation ("Cadence"), and CDSI Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Cadence ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Quickturn upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the enclosed Proxy Statement/Prospectus.

    2. To consider and vote upon the postponement or adjournment of the Special Meeting in order to solicit additional votes to approve the Merger Agreement if the Secretary of the Special Meeting determines that there are not sufficient votes to approve the Merger Agreement.

  The close of business on      , 1999 has been fixed as the record date for
determining those stockholders entitled to vote at the special meeting of Quickturn stockholders and any adjournments or postponements of the Special Meeting. Accordingly, only stockholders of record on such date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the Special Meeting.

                                          By Order of the Board of Directors

                                          Raymond K. Ostby
                                          Vice President Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary

       , 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

  THE BOARD OF DIRECTORS OF QUICKTURN UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                PROXY STATEMENT
                                       OF
                         QUICKTURN DESIGN SYSTEMS, INC.

                                  -----------

                                   PROSPECTUS
                                       OF
                          CADENCE DESIGN SYSTEMS, INC.

  Cadence Design Systems, Inc. and Quickturn Design Systems, Inc. have entered into a merger agreement providing for a wholly-owned subsidiary of Cadence to merge with Quickturn. After the merger, Quickturn will continue as the surviving corporation and will be a wholly-owned subsidiary of Cadence. Quickturn stockholders will receive $14 worth of Cadence common stock for each outstanding share of Quickturn common stock (determined based on the average closing price of Cadence common stock over a short period immediately prior to the date the merger is completed).

  This Proxy Statement/Prospectus is being furnished to Quickturn stockholders in connection with the solicitation by Quickturn's Board of Directors of proxies for use at the special meeting of stockholders to be held at Quickturn's principal executive offices located at 55 W. Trimble Road, San
Jose, California, at    .m., local time, on      ,   , 1999. At this meeting,
Quickturn stockholders will vote on the proposed merger. This Proxy Statement/Prospectus also constitutes the prospectus of Cadence with respect to the shares of Cadence common stock to be issued to Quickturn stockholders in the merger.

  Share Information:

  Cadence ("CDN")New York Stock Exchange closing price on December 22, 1998:
$28.00

  Quickturn ("QKTN")Nasdaq National Market System closing price on December 22, 1998: $14.625

  All information concerning Cadence contained in this Proxy Statement/Prospectus has been furnished by Cadence, and all information concerning Quickturn contained in this Proxy Statement/Prospectus has been furnished by Quickturn. Quickturn stockholders are encouraged to read all information contained in this Proxy Statement/Prospectus carefully and understand it before they vote.

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IN DETERMINING HOW TO VOTE UPON THE PROPOSED MERGER.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES TO BE ISSUED IN THIS TRANSACTION OR DETERMINED THAT THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THIS PROXY STATEMENT/PROSPECTUS IS DATED DECEMBER 23, 1998, AND IS FIRST
BEING MAILED TO QUICKTURN STOCKHOLDERS ON OR ABOUT      , 1999.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   3
RISK FACTORS...............................................................  16
  Risk Factors Relating to the Merger......................................  16
    Unsuccessful Integration of Business Operations........................  16
    Potentially Significant Integration Costs..............................  16
    Reduced Returns for Quickturn Stockholders.............................  16
    Tax Risks Associated with the Merger...................................  16
    Certain Accounting Issues..............................................  16
    Conflicts of Interest..................................................  17
    Unsolicited Tender Offer for Quickturn.................................  17
    Potential Volatility of Stock Price....................................  18
    Dependence on Key Quickturn Personnel..................................  18
    Conditions to the Closing of the Merger................................  18
    Risk of Failure to Complete Merger.....................................  19
  Risk Factors Relating to Cadence.........................................  19
    Rapid Technological Change; Dependence on New Products.................  19
    Fluctuations in Quarterly Results of Operations........................  19
    Cadence's Industry is Highly Competitive...............................  20
    Risks Relating to Design and Consulting Services Businesses............  20
    Risks Associated with Mergers and Acquisitions.........................  21
    Dependence on Key Personnel............................................  21
    Risks Relating to International Operations.............................  21
    Dependence on Proprietary Technology; Risks of Infringement............  22
    Risk of Failure to Obtain Export Licenses..............................  23
    Year 2000 Compliance Risk..............................................  23
    Stock Repurchase Program Risks.........................................  23
    Risks Relating to Anti-Takeover Defenses...............................  24
  Risk Factors Relating to Quickturn.......................................  24
    Risks of Fluctuations In Quarterly Results of Operations...............  24
    Customer Concentration.................................................  24
    New Product Transition.................................................  24
    International Sales....................................................  25
    Dependence Upon Certain Suppliers......................................  25
    Gross Margins..........................................................  26
    Quickturn's Industry is Highly Competitive.............................  26
    Year 2000 Compliance Risk..............................................  27
QUICKTURN SPECIAL MEETING..................................................  28
  General..................................................................  28
  Matters to be Considered.................................................  28
  Proxies..................................................................  28
  Solicitation of Proxies..................................................  28
  Record Date and Voting Rights............................................  28
  Recommendation of Quickturn Board........................................  29
THE MERGER.................................................................  30
  General..................................................................  30
  Background of the Merger.................................................  30

                                                                           PAGE
                                                                           ----
  Recommendation of the Quickturn Board and Quickturn's Reasons for the
   Merger ................................................................  34
  Opinion of Quickturn's Financial Advisor................................  36
  The Merger..............................................................  40
  Conversion of Quickturn Stock; Treatment of Quickturn Stock Options and
   Warrants...............................................................  40
  Exchange of Certificates; Fractional Shares.............................  41
  Effective Time..........................................................  42
  Representations and Warranties..........................................  42
  Conduct of Business Pending the Merger and Other Agreements.............  42
  Conditions to Consummation of the Merger................................  46
  Regulatory Approvals Required for the Merger............................  48
  Material Federal Income Tax Consequences................................  49
  Accounting Treatment....................................................  50
  Termination of the Merger Agreement.....................................  51
  Extension, Waiver and Amendment of the Merger Agreement.................  53
  Employee Benefits and Plans.............................................  54
  Stock Exchange Listing..................................................  54
  Interests of Certain Persons in the Merger..............................  54
  Option Agreement........................................................  56
  Restrictions on Resales by Affiliates...................................  60
MANAGEMENT AFTER THE MERGER...............................................  62
PRICE RANGE OF COMMON STOCK...............................................  63
INFORMATION ABOUT CADENCE.................................................  64
  General.................................................................  64
  Management and Additional Information...................................  64
INFORMATION ABOUT QUICKTURN...............................................  65
  General.................................................................  65
  Management and Additional Information...................................  65
CADENCE CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS................  66
  Description of Cadence Capital Stock....................................  66
  Cadence Rights Plan.....................................................  67
  Comparison of Rights of Cadence Stockholders and Quickturn
   Stockholders...........................................................  69
DISSENTERS' APPRAISAL RIGHTS..............................................  73
LEGAL MATTERS.............................................................  73
EXPERTS...................................................................  73
STOCKHOLDER PROPOSALS.....................................................  73
OTHER MATTERS.............................................................  73
WHERE YOU CAN FIND MORE INFORMATION.......................................  74
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..............  77
APPENDICES
Appendix A Merger Agreement
Appendix B Option Agreement
Appendix C Opinion of Hambrecht & Quist
Appendix D Form of Proxy Card

  TO FIND ANY ONE OF THE PRINCIPAL SECTIONS IDENTIFIED BELOW, SIMPLY BEND THE DOCUMENT SLIGHTLY TO EXPOSE THE BLACK TABS AND OPEN THE DOCUMENT TO THE TAB WHICH CORRESPONDS TO THE TITLE OF THE SECTION YOU WISH TO READ. FOR YOUR CONVENIENCE, WE HAVE INCLUDED AN INDEX OF FREQUENTLY USED CAPITALIZED TERMS IN THIS PROXY STATEMENT/PROSPECTUS IN AN INDEX OF DEFINED TERMS, WHICH IS PRINTED ON GOLD PAPER TOWARD THE BACK OF THIS PROXY STATEMENT/PROSPECTUS.

                                                               TABLE OF CONTENTS

                                                                         SUMMARY

                                                                    RISK FACTORS

                                                       QUICKTURN SPECIAL MEETING

                                                                      THE MERGER

                                                     MANAGEMENT AFTER THE MERGER

                                                       INFORMATION ABOUT CADENCE

                                                     INFORMATION ABOUT QUICKTURN

                                                     PRICE RANGE OF COMMON STOCK

                      CADENCE CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS

                                                    DISSENTERS' APPRAISAL RIGHTS

                                                                   LEGAL MATTERS

                                                                         EXPERTS

                                                           STOCKHOLDER PROPOSALS

                                                                   OTHER MATTERS

                                             WHERE YOU CAN FIND MORE INFORMATION

                                                           FINANCIAL INFORMATION

                                                          INDEX OF DEFINED TERMS

                                                                      APPENDICES

                                    SUMMARY

  This brief summary highlights selected information from the Proxy Statement/Prospectus. It does not contain all of the information that is important to you. We urge you to carefully read the entire Proxy
Statement/Prospectus and the other documents to which this document refers to fully understand the merger. See "Where You Can Find More Information."

THE MERGER (PAGE 30)

  We've attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

 General

  We propose that Cadence and Quickturn combine by way of merging a wholly-owned subsidiary of Cadence with Quickturn. After the merger is completed, Quickturn will be a wholly-owned subsidiary of Cadence. We expect to complete the merger no later than March 2, 1999.

 Exchange of Shares (page 41)

  At the effective time of the merger, each of your shares of Quickturn common stock will automatically become the right to receive from Cadence $14 worth of Cadence common stock. For this purpose, Cadence common stock will be valued at the average closing price during the five trading days before the second business day before the closing date of the merger.

  You will have to surrender your Quickturn common stock certificates to receive new certificates representing Cadence common stock. You do not need to do this, however, until you receive written instructions after we have completed the merger.

 Quickturn Stock Options and Warrants (page 40)

  In the merger, each stock option and warrant to buy Quickturn common stock will become an option or warrant, as applicable, to buy Cadence common stock. Each option and warrant will continue to be governed by the terms of the Quickturn stock option plan or other agreement under which it was issued. The number of shares of Cadence common stock subject to each new stock option or warrant, as well as the exercise price of that stock option or warrant, will be adjusted to reflect the exchange ratio in the merger.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 63)

  Shares of Cadence common stock are listed on the New York Stock Exchange. On December 8, 1998, the last trading day before we announced the merger, Cadence common stock closed at $30 per share. Shares of Quickturn common stock are listed on the Nasdaq National Market System. On December 8, 1998, Quickturn common stock closed at $12.188 per share. On December 22, 1998, Cadence common stock closed at $28 per share, and Quickturn common stock closed at $14.625 per share.

THE COMPANIES (PAGES 64 AND 65)

CADENCE DESIGN SYSTEMS, INC.
2655 Seely Avenue
San Jose, California 95134
(408) 943-1234

  Cadence provides software products and comprehensive design and consulting services for the product development requirements of the world's leading electronics companies. Cadence is the largest supplier of software products, consulting services, and design services used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics and a variety of other electronic-based products.

  With more than 4,400 employees as of December 17, 1998 and 1997 sales of $916 million, Cadence has sales offices, design centers and research facilities around the world. Cadence is headquartered in San Jose, California.

                                       3
SUMMARY

QUICKTURN DESIGN SYSTEMS, INC.
55 W. Trimble Road
San Jose, California 95131
(408) 914-6000

  Quickturn is a leading provider of emulation systems, cycle-based simulation software and time-to-market engineering ("TTME"(TM)) services for the verification of complex integrated circuits ("ICS") and electronic systems. Quickturn's principal design verification products include the System Realizer,(TM) Mercury Design Verification System(TM) and CoBALT(TM) (Concurrent Broadcast Array Logic Technology) emulators, and SpeedSim(TM) cycle-based simulation software. Quickturn's products serve the needs of IC and systems design engineers in a variety of industries, including the microprocessor, computer, workstation, PC, telecommunications and networking, multimedia, and graphics industries.

  At December 1, 1998, Quickturn had approximately 400 employees and in 1997 had sales of $110 million. Quickturn's corporate headquarters are located in San Jose, California.

THE QUICKTURN STOCKHOLDERS MEETING (PAGE 28)

  The Quickturn stockholders meeting will be held on     , 1999 at  :00  .m.,
local time, at 55 W. Trimble Road, San Jose, California. At the Quickturn meeting, you will be asked:

  1. to adopt a merger agreement that provides for the merger of a wholly-owned subsidiary of Cadence with and into Quickturn; and

  2. to vote on the postponement or adjournment of the meeting to solicit additional votes to approve the merger agreement, if the secretary of the meeting decides that there are not enough votes to approve the merger agreement.

RECORD DATE; VOTE REQUIRED (PAGE 28)

  You can vote at the meeting of Quickturn stockholders if you owned Quickturn
common stock at the close of business on      , 1999. You can cast one vote for
each share of Quickturn common stock you owned at that time. To adopt the merger agreement, the holders of a majority of shares of Quickturn common stock allowed to vote at the meeting must vote in favor of doing so.

  You may vote your shares in person by attending the meeting or by mailing us your proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the meeting by sending a written notice revoking the proxy or a later-dated proxy to the secretary of Quickturn, or by attending the meeting and voting in person.

OUR REASONS FOR THE MERGER (PAGE 34)

  Cadence and Quickturn are proposing to merge because they believe that the combined company will be stronger than either individually and, as such, will provide significant benefits to their respective stockholders and customers.

  We believe that, as the complexity of chip design increases, the complexity of design verification increases much more. By integrating Quickturn's hardware-based emulation approach with Cadence's design and simulation systems, we expect that the combined company will significantly improve its ability to meet customer demand for faster development of high-speed systems on a chip.

  Cadence believes that the combination of the two companies furthers its objectives for growing its business through acquisitions of complementary businesses that have management depth and technical talent.

  For its part, Quickturn believes that a merger with Cadence will increase value for its stockholders, employees and customers, and will allow Quickturn to continue pursuing its business strategy. Quickturn believes that the merger will yield for its stockholders an attractive price for their shares of Quickturn common stock while enabling them to share in Cadence's growth over the long term. The companies believe they can leverage Cadence's strong international sales channels to make Quickturn's technology available to a larger customer base than is currently the case.
(TM)TtME, System Realizer, Mercury Design Verification System, CoBALT and SpeedSim are trademarks of Quickturn Design Systems, Inc.

                                       4
SUMMARY

  The discussion of our reasons for the merger includes forward-looking statements about possible or assumed future results of our operations and the performance of the combined company after the merger. For a discussion of factors that could affect these future results, see "Forward-Looking Statements May Prove Inaccurate" on page 8.

 Management after the Merger (page 62)

  There will be no change in the current management of Cadence as a result of the merger.

  Certain members of Quickturn's current management, including Keith R. Lobo, Quickturn's President and Chief Executive Officer (who is also a director of Quickturn), have signed employment and non-competition agreements providing for them to remain with Quickturn, as part of Cadence, following the merger.

 Quickturn Board's Recommendation to Stockholders (page 34)

  The Quickturn Board of Directors believes that the merger is advisable, fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.

 Opinion of Quickturn's Financial Advisor (page 36)

  Hambrecht & Quist LLC has delivered its written opinion to Quickturn's Board of Directors that, as of the date of the merger agreement, the consideration to be received by Quickturn stockholders was fair to them from a financial point of view. We have attached this opinion as Appendix C. You should read it completely to understand the assumptions made, matters considered and limitations of the review undertaken by Hambrecht & Quist in providing its opinion.

  Upon completion of the merger, Quickturn will pay to Hambrecht & Quist a total fee of approximately $2.95 million and reimburse Hambrecht & Quist for its reasonable expenses relating to this engagement.

 Conditions to Completion of the Merger (page 46)

  The completion of the merger depends on a number of conditions being met. These include:

  1. approval of the merger agreement by the Quickturn stockholders;

  2. receipt by each of us of opinions of our legal counsel relating to various corporate governance and other matters, as well as their opinions that, for United States federal income tax purposes, Cadence, the merger subsidiary, Quickturn and Quickturn's stockholders will not recognize any gain or loss as a result of the merger, except in connection with the payment of cash instead of fractional shares. These opinions will be subject to various limitations and, in particular, we recommend that you read the fuller description of tax consequences provided in this document beginning on page ;

  3. receipt by each of us of a letter from our respective independent accountants that the merger will qualify for "pooling-of-interests" accounting treatment;

  4. approval by the New York Stock Exchange of the listing of the shares of Cadence common stock to be issued in the merger;

  5. receipt of all governmental approvals and consents, and all important consents from other third parties, necessary to complete the merger and operate Quickturn's business after the merger the way it was operated before the merger;

  6. subject to certain exceptions, the absence of any significant and adverse change in Quickturn's business;

  7. Keith R. Lobo, Quickturn's President and Chief Executive Officer, will continue his employment with Quickturn after completion of the merger;

  8. expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

  9. absence of any injunction or other legal restraint blocking the merger.

                                       5
SUMMARY

  Either Cadence or Quickturn could choose to complete the merger even though a condition to its obligation to complete the merger has not been satisfied, as long as the law allows it to do so. We can't be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

 Termination of the Merger Agreement; Liquidated Damages and Expenses (page 51)

  We can agree at any time prior to the completion of the merger to terminate the merger agreement. Also, either of us can decide, without the consent of the other, to terminate the merger agreement if:

  1. any court or U.S. governmental entity issues a final, non-appealable order blocking the merger;

  2. the merger has not been completed by June 30, 1999, unless the failure to complete the merger by that time is due to a violation of the merger agreement by the party that wants to terminate the agreement;

  3. the other company breaches the merger agreement, and the breaching company doesn't correct the breach promptly, as long as the party seeking to terminate has not itself materially breached the agreement; or

  4. Quickturn's stockholders do not approve the merger.

  In addition, Quickturn may terminate the merger agreement if, after Quickturn's Board of Directors has received an unsolicited proposal from another potential acquiror, the board decides in good faith, based upon advice from legal counsel, that it must withdraw its recommendation of the merger with Cadence in order to comply with its fiduciary duties under Delaware law. Under these circumstances, however, Quickturn's Board of Directors must give Cadence a chance at least to match the potential acquiror's proposal. Cadence may terminate the merger agreement if Quickturn's Board of Directors withdraws or adversely modifies its recommendation that Quickturn stockholders approve the merger with Cadence or recommends that Quickturn stockholders approve another competing transaction.

  Quickturn has agreed to pay Cadence liquidated damages of $10.557 million if the merger agreement is terminated because (1) Quickturn fails to use all reasonable efforts to convene a meeting of its stockholders to approve the merger, (2) Quickturn stockholders do not approve the merger at the Quickturn special meeting of stockholders called to vote on the merger at a time when there is a competing proposal for the acquisition of Quickturn or any material portion of its assets, (3) Quickturn's Board of Directors recommends a competing proposal for the acquisition of Quickturn or any material portion of its assets, withdraws or adversely modifies its recommendation that Quickturn stockholders approve the merger with Cadence or recommends that Quickturn stockholders approve any competing acquisition proposal, or (4) Quickturn has breached any of its representations, warranties and covenants in the merger agreement in a significant enough manner, and within twelve months after termination of the merger agreement, Quickturn enters into an agreement with a third party for the acquisition of a majority interest in Quickturn or of a material portion of its assets.

  Upon termination of the merger agreement under certain circumstances, each of us has agreed to reimburse the other for its costs and expenses related to the merger in the amount of $3.5 million. Otherwise, whether or not the merger is completed, we will each pay our own fees and expenses.

 Waiver and Amendment (page 53)

  We may jointly amend the merger agreement, and each of us may waive its right to require the other to adhere to the terms and conditions of the merger agreement. However, we may not do so after Quickturn stockholders approve the merger, if the amendment or waiver reduces or changes the consideration that will be received by Quickturn stockholders, unless they approve the amendment or waiver.

 Accounting Treatment (page 50)

  We expect the merger to qualify as a "pooling-of-interests." This means that, for accounting and financial reporting purposes, Cadence will treat our two companies as if they have always been one company.

                                       6
SUMMARY

 Regulatory Approvals (page 48)

  The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. This law provides that certain transactions may not be completed until the parties furnish required information and material to the U.S. Department of Justice and Federal Trade Commission, and the specified waiting period has expired or is terminated.

  We have filed all of the required applications or notices with these regulatory authorities. However, as of the date of this Proxy
Statement/Prospectus, the required waiting period has not expired or been terminated. While we don't know of any reason that the Department of Justice or Federal Trade Commission would seek to prevent or delay the merger, we can't be certain that they will not.

 Stock Option Agreement (page 56 and Appendix B)

  Quickturn entered into a stock option agreement granting Cadence an option to purchase 3,619,100 shares of the Quickturn common stock under certain circumstances. The maximum number of shares that can be purchased if the option is exercised is 19.9% of the outstanding shares of Quickturn common stock. The exercise price of the option is $14 per share. Under certain circumstances, Cadence may require Quickturn to repurchase the option. In addition, under certain circumstances, Quickturn may require Cadence to sell to Quickturn any shares of Quickturn common stock received by Cadence upon its exercise of the option.

  Cadence may not exercise its option unless certain events occur. These events generally are business combinations or acquisition transactions relating to Quickturn and certain related events, other than the merger we are proposing in this Proxy Statement/Prospectus, such as a merger or the sale of a substantial amount of assets or stock to a company other than Cadence or one of its subsidiaries. We don't know of any event that has occurred as of the date of this Proxy Statement/Prospectus that would allow Cadence to exercise its option.

  Cadence is limited in the total value it may receive in connection with its exercise of the option to $14.075 million, minus any amounts it receives as liquidated damages (other than for expense reimbursements) upon termination of the merger agreement. The number of shares subject to purchase upon exercise of the option is subject to reduction to comply with this limitation.

 Interest of Quickturn's Officers in the Merger that Differ from Your Interest (page 54)

  Some of Quickturn's officers have interests in the merger that differ from, or are in addition to, their interests as stockholders of Quickturn. These interests exist because of employment and non-competition agreements that certain officers of Quickturn have entered into with Quickturn and Cadence, and rights that the officers have under some of the benefit plans maintained by Quickturn and Cadence. These employment and non-competition agreements and plans will provide the officers with severance benefits if their employment with Quickturn is terminated after the merger we are proposing or any other acquisition of Quickturn. If the employment of the current President and Chief Executive Officer and the other four most highly compensated officers of Quickturn were terminated after the merger, the aggregate amount payable to them would be approximately $4 million. In addition, after the merger, Cadence will continue the indemnification arrangements for directors and officers of Quickturn and its subsidiaries in effect prior to the merger. Also, subject to certain exceptions, Quickturn will maintain a policy of directors' and officers' liability insurance for at least six years after the merger for the benefit of those persons who were directors or officers covered by liability insurance immediately prior to the effective time of the merger.

  Additional interests of some of Quickturn's directors and executive officers are described under "Management After the Merger."

  The members of the Quickturn Board of Directors knew about these interests, and considered them, when they approved the merger agreement and the merger.

 Dissenters' Appraisal Rights (page 73)

  Delaware law does not provide you with dissenters' appraisal rights in the merger.

                                       7
SUMMARY

 Material Federal Income Tax Consequences to Quickturn Stockholders (page 49)

  We expect that, for United States federal income tax purposes, your exchange of shares of Quickturn common stock for shares of Cadence common stock generally will not cause you to recognize any gain or loss. You will, however, have to recognize income or gain in connection with any cash you receive instead of fractional shares.

  THIS TAX TREATMENT MAY NOT APPLY TO EVERY QUICKTURN STOCKHOLDER. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU MAY BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES.

MATERIAL DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (PAGE 69)

  The rights of Cadence stockholders are governed by Delaware law and Cadence's Certificate of Incorporation and By-Laws. The rights of Quickturn stockholders are also governed by Delaware law and Quickturn's Certificate of Incorporation and By-Laws. Upon our completing the merger, you will become stockholders of Cadence, and your rights will be governed by Delaware law and by Cadence's Certificate of Incorporation and By-Laws.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 16)

  We have each made forward-looking statements in this Proxy Statement Prospectus (and in documents to which we refer you in this document) that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the new company after the merger is completed. When we use any of the words "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of our companies and the new company after the merger and could cause those results or performance to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

  1. our revenues after the merger are lower than we currently expect;

  2. competition among companies in Cadence's and Quickturn's industries increases;

  3. we have more difficulty integrating our businesses or our other acquired businesses than we currently expect;

  4. general economic conditions in the U.S. or abroad change or are worse than we currently expect;

  5. legislative or regulatory changes adversely affect our business;

  6. customers' financial conditions deteriorate or bankruptcies increase;

  7. technology-related changes, including "Year 2000" data systems compliance, are harder to make or more expensive than we currently expect;

  8. changes occur in the securities markets;

  9. a significant new competitor may emerge; and

  10. proprietary intellectual property rights or patents may be infringed or appropriated.

                                       8
SUMMARY

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

  The following table shows information about our historical income per common share and book value per share, and similar information reflecting the completion of our proposed merger (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been one company throughout those periods (a method known as "pooling-of-interests" accounting).

  The information listed as "equivalent pro forma" was obtained by multiplying the pro forma amounts by an assumed exchange ratio of 0.46 to 1.0. We present this information to reflect the fact that Quickturn stockholders will receive a number of shares of Cadence common stock equal to $14 for each share of Quickturn common stock exchanged in the merger. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these expenses or benefits and, accordingly, doesn't attempt to predict or suggest future results. It also doesn't necessarily reflect what the historical results of the combined company would have been had our companies been actually combined during the periods presented.

  The information in the following table is based on, and should be read together with, the historical financial information that we've presented in our prior Securities and Exchange Commission filings and the "Unaudited Pro Forma Condensed Combined Financial Information" on page 77. We have incorporated the historical financial information into this document by reference. See "Where You Can Find More Information" on page 74.

                                       9
SUMMARY

                  UNAUDITED COMPARATIVE PER COMMON SHARE DATA
                            OF CADENCE AND QUICKTURN

                                             FOR THE
                                           NINE MONTHS  FOR THE FISCAL YEARS
                                              ENDED      ENDED DECEMBER 31,
                                          SEPTEMBER 30, ----------------------
                                              1998       1997     1996   1995
                                          ------------- -------  ------ ------
HISTORICAL QUICKTURN
Net income (loss) per common share--
 basic...................................    $(0.45)    $ (0.31) $ 0.87 $ 0.81
Net income (loss) per common share--
 diluted.................................     (0.45)      (0.31)   0.79   0.74
Book value per common share(1)...........      4.70        5.22     --     --


                                 FOR THE
                               NINE MONTHS      FOR THE FISCAL YEARS ENDED
                                  ENDED    ------------------------------------
                               OCTOBER 3,  JANUARY 3, DECEMBER 28, DECEMBER 30,
                                  1998        1998        1996         1995
                               ----------- ---------- ------------ ------------
HISTORICAL CADENCE(2)
Net income (loss) per common
 share--basic................    $(0.72)     $0.87       $0.19        $0.59
Net income (loss) per common
 share-- diluted.............     (0.72)      0.77        0.16         0.51
Book value per common
 share(1)....................      2.78       3.50         --           --
PRO FORMA COMBINED PER CA-
 DENCE SHARE(3)
Net income per common share--
 basic.......................      0.21       0.82        0.26         0.64
Net income per common share--
 diluted.....................      0.19       0.73        0.22         0.55
Book value per common
 share(1)....................      3.02        --          --           --
EQUIVALENT PRO FORMA COMBINED
 PER QUICKTURN SHARE(3)(4)
Net income per common share--
 basic.......................      0.10       0.38        0.12         0.29
Net income per common share--
 diluted.....................      0.09       0.34        0.10         0.25
Book value per common
 share(1)....................      1.39        --          --           --

--------
(1) The historical book value per common share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. The pro forma book value per common share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Cadence common stock outstanding as of October 3, 1998.
(2) Gives effect to all splits of Cadence common stock, including the two-for-one split effected in October 1997, and three-for-two splits effected in May 1996 and October 1995.
(3) Pro forma combined per share information for 1998 and 1997 also reflects the pro forma effects of the acquisition by Cadence of Ambit Design Systems, Inc. which was consummated in the quarter ended October 3, 1998.
(4) The equivalent pro forma amounts are computed by multiplying the related pro forma amounts for Cadence by a factor of 0.46 to reflect an assumed exchange ratio in the merger.

                                       10
SUMMARY

SELECTED FINANCIAL DATA

  The following tables show summarized historical financial data for each of us and also show similar pro forma information reflecting the completion of our proposed merger. The pro forma information reflects the "pooling-of-interests" method of accounting.

  The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, doesn't reflect these expenses or benefits and, accordingly, doesn't attempt to predict or suggest future results. It also doesn't necessarily reflect what the historical results of the combined company would have been had our companies actually been combined during the periods presented.

  The information in the following tables is based on historical financial information that we've presented in our prior Securities and Exchange Commission filings. You should read all of the summary financial information we provide in the following tables in connection with this historical financial information and with the more detailed financial information we provide in this document, which you can find beginning on page 77. This historical financial information has also been incorporated into this document by reference. See "Where You Can Find More Information" on page 74. Cadence's audited historical financial statements were audited by Arthur Andersen LLP and Quickturn's audited historical financial statements were audited by PricewaterhouseCoopers LLP, each independent public accountants.

                                       11
SUMMARY

    SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CADENCE AND QUICKTURN

                          CADENCE DESIGN SYSTEMS, INC.

                          FOR THE NINE MONTHS ENDED                         FOR THE FISCAL YEARS ENDED
                          ------------------------------  --------------------------------------------------------------
                          OCTOBER 3,      SEPTEMBER 27,   JANUARY 3, DECEMBER 28, DECEMBER 30, DECEMBER 30, DECEMBER 30,
                             1998              1997          1998        1996         1995         1994         1993
                          -------------   --------------  ---------- ------------ ------------ ------------ ------------
                                                      ($000S, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA
Revenue.................  $     870,618     $    632,881  $ 915,893    $741,459     $548,418     $429,072     $368,623
Expenses(1).............        971,219          482,608    681,886     650,200      430,558      385,025      377,038
Income (loss) before
 income taxes and
 cumulative effect of
 change in accounting
 method.................        (94,078)         172,670    259,631      90,477      135,097       48,863      (12,779)
Provision for income
 taxes..................         57,776           51,801     77,889      61,439       37,827       12,215          --
Net income (loss)(2)....       (151,854)         120,869    169,466      29,038       97,270       36,648      (12,779)
PER COMMON SHARE DATA(2)
Net income (loss):
 Basic..................          (0.72)            0.63       0.87        0.19         0.59         0.20        (0.07)
 Diluted................          (0.72)            0.56       0.77        0.16         0.51         0.19        (0.07)
BALANCE SHEET DATA
At period end:
 Total assets...........      1,183,222          934,979  1,023,850     717,001      374,035      361,048      339,301
 Long-term debt.........          1,461            1,829      1,599      20,292        1,619        2,098        4,001
 Total stockholders'
  equity................        590,432          665,480    727,097     427,548      134,081      176,063      206,122

--------
(1) Expenses include the following unusual items:

                          FOR THE NINE MONTHS ENDED                FOR THE FISCAL YEARS ENDED
                          ----------------------------- -------------------------------------------------
                          OCTOBER 3,     SEPTEMBER 27,  JANUARY 3, DECEMBER 28, DECEMBER 30, DECEMBER 30,
                             1998             1997         1998        1996         1994         1993
                          -------------  -------------- ---------- ------------ ------------ ------------
                                                            ($000S)
Write-off of in-process
 technology.............  $     339,500     $     4,860  $ 6,571     $ 95,700     $ 4,653      $    --
Restructuring charges...         24,790          29,254   34,417        2,119          --       13,450
Write-off of capitalized
 software development
 costs..................             --              --    3,065        2,724          --           --
Loss from operations of
 disposed division......             --              --       --           --          --        6,200
Provision for settlement
 of litigation..........             --              --       --           --      10,054           --
                          -------------     -----------  -------     --------     -------      -------
                              $ 364,290     $    34,114  $44,053     $100,543     $14,707      $19,650
                          =============     ===========  =======     ========     =======      =======

  During the nine months ended October 3, 1998, Cadence wrote off approximately $339.5 million of in-process technology that had not yet reached technological feasibility and has no alternative future use in conjunction with its acquisitions of Ambit, Bell Lab's Integrated Circuit Design Automation Group, Symbionics Group Limited, and Excellent Design, Inc. Cadence also recorded restructuring costs of approximately $24.8 million associated with its services organization and the consolidation of facilities.

  In 1997, Cadence incurred restructuring charges of $34.4 million ($29.3 million for the nine months ended September 27, 1997) for the reduction of personnel whose duties were made redundant, closure of duplicated and excess facilities, fees of financial advisors, attorneys, and accountants, and other expenses associated with its merger with Cooper and Chyan Technology, Inc. ("CCT") and its acquisition of High Level Design Systems, Inc. ("HLDS"). In addition, Cadence wrote off approximately $6.6 million ($4.9 million for the nine months ended September 27, 1997) of in-process technology that had not yet reached technological feasibility and has no alternative future use in conjunction with its acquisitions of Synthesia AB and certain assets of Advanced Microelectronics. Cadence also wrote off capitalized software development costs of $3.1 million for products developed by Cadence which were replaced by CCT products or by license of replacement technology.

  In 1996, Cadence wrote off approximately $95.7 million of in-process technology that had not yet reached technological feasibility and has no alternative future use in conjunction with its acquisition of HLDS. Also included in this write off was $2.7 million of capitalized software development costs for products developed by Cadence which were replaced by HLDS products, as well as $2.1 million of restructuring charges consisting of employee termination costs and costs associated with excess facilities.

                                       12
SUMMARY

  There were no unusual items in 1995.

  In 1994, Cadence entered into agreements to settle two class action lawsuits for a combined settlement of $16.5 million, of which approximately $7.5 million was covered by Cadence's insurance carriers. Reflected in Cadence's operating expenses is the net settlement cost of approximately $9.0 million plus approximately $1.0 million for related legal costs. In addition, Cadence wrote off approximately $4.7 million of in-process technology that had not yet reached technological feasibility and has no alternative future use in conjunction with its acquisition of Redwood Design Automation, Inc.

  In 1993, Cadence sold its Automated Systems division. Cadence has classified the respective income and loss from operations of the disposed division as unusual items within operations. The loss of $6.0 million on disposal of the division is included in net income (loss) in the fiscal year ended December 30, 1993.

(2)In addition to the unusual items discussed above, net income (loss) and net income (loss) per common share, basic and diluted, includes a $9.2 million and a $13.6 million after tax gain on the sale of stock of a subsidiary in the periods ended January 3, 1998 and December 30, 1995, respectively, and $3.1 million after tax gain on the sale of an equity investment in the year ended December 30, 1994.

                         QUICKTURN DESIGN SYSTEMS, INC.

                               FOR THE
                          NINE MONTHS ENDED
                            SEPTEMBER 30,      FOR THE FISCAL YEARS ENDED DECEMBER 31,
                          ------------------  -------------------------------------------
                            1998      1997      1997      1996    1995     1994    1993
                          --------  --------  --------  -------- -------  ------- -------
                                       ($000S, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA(1)
Revenue.................  $ 73,089  $ 77,904  $110,404  $109,578 $82,442  $65,523 $54,865
Expenses................    88,949    95,926   123,870    91,605  71,357   61,469  59,258
Income (loss) before
 income taxes...........   (13,639)  (16,476)  (11,291)   19,852  11,866    5,002  (4,488)
Income tax expense
 (benefit)..............    (5,592)   (7,552)   (5,945)    5,721    (612)     401     868
Net income (loss).......    (8,047)   (8,924)   (5,346)   14,131  12,478    4,601  (5,356)
PER COMMON SHARE DATA(1)
Net income (loss):
 Basic..................     (0.45)    (0.53)    (0.31)     0.87    0.81     0.36   (0.96)
 Diluted................     (0.45)    (0.53)    (0.31)     0.79    0.74     0.32   (0.96)
BALANCE SHEET DATA
At period end:
 Total assets...........   118,070   116,577   129,192   111,977  94,240   77,349  56,199
 Long-term debt.........        --        --        --        --   3,701    3,819   3,487
 Total stockholders'
  equity................    84,856    87,508    91,898    84,045  66,337   49,895  38,296

--------
(1) The 1997 results include one-time acquisition and merger related charges of $19.2 million net of tax.

                                       13
SUMMARY

  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA OF CADENCE, AMBIT AND QUICKTURN

  The following table sets forth the unaudited selected pro forma combined financial data of Cadence, Ambit Design Systems, Inc. ("AMBIT") and Quickturn. The unaudited pro forma combined balance sheet has been prepared as if our proposed merger, which will be accounted for as a pooling-of-interests by Cadence, had been consummated as of October 3, 1998. The unaudited pro forma combined statement of operations data for the nine months ended October 3, 1998, and for the fiscal year ended January 3, 1998, gives effect to both the acquisition of Ambit and our proposed merger as if both transactions had been completed at the beginning of the periods presented. The unaudited pro forma combined statement of operations data for the fiscal years ended December 28, 1996 and December 30, 1995, gives effect to our proposed merger as if it had been completed at the beginning of the periods presented. The unaudited selected pro forma combined financial data is derived from the unaudited Pro Forma Condensed Combined Financial Statements and notes thereto included elsewhere in this Proxy Statement/Prospectus and should be read in conjunction with such unaudited pro forma condensed combined financial statements and notes thereto.

  The unaudited selected pro forma combined financial data is provided for illustrative purposes only and is not necessarily indicative of the combined financial position or combined results of operations that would have been reported had these transactions actually occurred on the dates indicated, nor does it represent a forecast of the combined financial position or results of operations for any future period. No pro forma adjustments have been included herein which reflect potential effects of (i) the efficiencies which may be obtained by combining the operations of Cadence, Ambit and Quickturn or (ii) the costs of restructuring, integrating or consolidating such operations.

  See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Information."

                                  FOR THE
                                NINE MONTHS      FOR THE FISCAL YEARS ENDED
                                   ENDED    ------------------------------------
                                OCTOBER 3,  JANUARY 3, DECEMBER 28, DECEMBER 30,
                                   1998        1998        1996         1995
                                ----------- ---------- ------------ ------------
                                       ($000S, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
 Revenues.....................  $  954,523  $1,029,210   $851,037     $630,860
 Expenses(1)..................     866,761     821,362    741,805      501,915
 Income before provision for
  income taxes................      96,941     235,941    110,329      146,963
 Provision for income taxes...      50,644      69,858     67,160       37,215
 Net income(2)(3).............      46,297     166,083     43,169      109,748
PER COMMON SHARE DATA(2)(3)
Net income (loss) before
 cumulative effect of a change
 in accounting method:
 Basic........................        0.21        0.82       0.26         0.64
 Diluted......................        0.19        0.73       0.22         0.55
                                   AS OF
                                OCTOBER 3,
                                   1998
                                -----------
                                  ($000S)
BALANCE SHEET DATA
At period end:
 Total assets.................  $1,301,292
 Long-term debt...............       1,461
 Total stockholders' equity...     665,288

                                       14
SUMMARY

--------
(1) Expenses include the following unusual items:

                          FOR THE NINE MONTHS ENDED                FOR THE FISCAL YEARS ENDED
                          ----------------------------- -------------------------------------------------
                          OCTOBER 3,     SEPTEMBER 27,  JANUARY 3, DECEMBER 28, DECEMBER 30, DECEMBER 30,
                             1998             1997         1998        1996         1994         1993
                          -------------  -------------- ---------- ------------ ------------ ------------
                                                            ($000S)
Write-off of in-process
 technology.............  $     339,500     $     4,860  $ 6,571     $ 95,700     $ 4,653      $    --
Restructuring charges...         24,790          29,254   34,417        2,119          --       13,450
Write-off of capitalized
 software development
 costs..................             --              --    3,065        2,724          --           --
Loss from operations of
 disposed division......             --              --       --           --          --        6,200
Provision for settlement
 of litigation..........             --              --       --           --      10,054           --
                          -------------     -----------  -------     --------     -------      -------
                              $ 364,290     $    34,114  $44,053     $100,543     $14,707      $19,650
                          =============     ===========  =======     ========     =======      =======

  During the nine months ended October 3, 1998, Cadence wrote off approximately $339.5 million of in-process technology that had not yet reached technological feasibility and has no alternative future use in conjunction with its acquisitions of Ambit, Bell Lab's Integrated Circuit Design Automation Group, Symbionics Group Limited, and Excellent Design, Inc. Cadence also recorded restructuring costs of approximately $24.8 million associated with its services organization and the consolidation of facilities.

  In 1997, Cadence incurred restructuring charges of $34.4 million ($29.3 million for the nine months ended September 27, 1997) for the reduction of personnel whose duties were made redundant, closure of duplicated and excess facilities, fees of financial advisors, attorneys, and accountants, and other expenses associated with its merger with Cooper and Chyan Technology, Inc.
(CCT) and its acquisition of High Level Design Systems, Inc. (HLDS). In addition, Cadence wrote off approximately $6.6 million ($4.9 million for the nine months ended September 27, 1997) of in-process technology that had not yet reached technological feasibility and has no alternative future use in conjunction with its acquisitions of Synthesia AB and certain assets of Advanced Microelectronics. Cadence also wrote off capitalized software development costs of $3.1 million for products developed by Cadence which were replaced by CCT products or by license of replacement technology.

  In 1996, Cadence wrote off approximately $95.7 million of in-process technology that had not yet reached technological feasibility and has no alternative future use in conjunction with its acquisition of HLDS. Also included in this write-off was $2.7 million of capitalized software development costs for products developed by Cadence which were replaced by HLDS products, as well as $2.1 million of restructuring charges consisting of employee termination costs and costs associated with excess facilities.

  There were no unusual items in 1995.

  In 1994, Cadence entered into agreements to settle two class action lawsuits for a combined settlement of $16.5 million, of which approximately $7.5 million was covered by Cadence's insurance carriers. Reflected in Cadence's operating expenses is the net settlement cost of approximately $9.0 million plus approximately $1.0 million for related legal costs. In addition, Cadence wrote off approximately $4.7 million of in-process technology that had not yet reached technological feasibility and has no alternative future use in conjunction with its acquisition of Redwood Design Automation, Inc.

  In 1993, Cadence sold its Automated Systems division. Cadence has classified the respective income and loss from operations of the disposed division as unusual items within operations. The loss of $6.0 million on disposal of the division is included in net income (loss) in the fiscal year ended December 30, 1993.

  (2) In addition to the unusual items discussed above, net income and net income per common share, basic and diluted, includes a $9.2 million and a $13.6 million after tax gain on the sale of stock of a subsidiary in the periods ended January 3, 1998 and December 30, 1995, respectively, and $3.1 million after tax gain on the sale of an equity investment in the year ended December 30, 1994.

  (3) Net income and net income per common share, basic and diluted, for the fiscal year ended January 3, 1998 excludes the cumulative effect of change in accounting method for Cadence totalling $12.3 million net of tax.

                                       15
SUMMARY

                                  RISK FACTORS

  Quickturn stockholders should carefully consider the following risk factors in deciding whether to approve the merger. Quickturn stockholders should consider these risk factors, together with the other information included and incorporated by reference in this Proxy Statement/Prospectus.

RISK FACTORS RELATING TO THE MERGER

 Unsuccessful Integration of Business Operations

  Cadence and Quickturn expect that the merger will benefit both companies and their respective stockholders. However, integrating the operations of Cadence with those of Quickturn after the merger may be difficult and time consuming. After the merger has been completed, Cadence must successfully integrate, among other things, the product and service offerings, the product development, sales and marketing, research and development, administrative and customer service functions, and the management information systems of Quickturn with those of Cadence. In addition, Cadence will need to retain the management, key employees, customers, distributors, vendors and other business partners of both companies. In this regard, Quickturn's President and Chief Executive Officer, Keith R. Lobo, five other Quickturn officers and one other employee have signed employment and non-competition agreements with Cadence. Their agreements will be effective at the effective time of the merger. See "Management After the Merger." The integration of the combined company may temporarily distract management from the day-to-day business of Cadence and Quickturn following the merger. Cadence and Quickturn may fail to manage this integration and to achieve any of the anticipated benefits that both companies hope will result from the merger.

 Potentially Significant Integration Costs

  Cadence expects to incur restructuring and integration costs in connection with the integration of Quickturn's operations with those of Cadence. These costs may be substantial and may include costs for employee severance, facilities closures, relocation and disposition of excess equipment and other merger-related costs. Cadence has not yet determined the amount of these costs. Cadence expects to charge these costs to operations in the quarter in which the merger is completed which will hurt Cadence's operating results in that quarter.

 Reduced Returns for Quickturn Stockholders

  Quickturn stockholders may receive a lower return on their investment after the merger than if the merger does not occur. Although Cadence and Quickturn believe that the merger will result in operating and strategic benefits for the combined company and its stockholders, these benefits may not be achieved. The combination of Cadence's and Quickturn's businesses, even if conducted in an efficient, effective and timely manner, may not result in combined operating results and financial condition that are better than what each company would have achieved independently if the merger had not occurred. In addition, the issuance of Cadence common stock in the merger could reduce the market price of Cadence common stock.

 Tax Risks Associated with the Merger

  Cadence and Quickturn intend the merger to constitute a tax-free reorganization. As such, the merger will generally be tax-free to Quickturn stockholders. However, Cadence and Quickturn have not requested or obtained a ruling from the Internal Revenue Service. Therefore, there is a risk that the merger may not constitute a tax free reorganization, in which case any gain Quickturn stockholders realize as a result of the merger may be subject to tax. See "The Merger--Material Federal Income Tax Consequences."

 Certain Accounting Issues

  Both Cadence and Quickturn have completed recent acquisitions which have been accounted for under the purchase method of accounting. In connection with these acquisitions, the companies recorded charges

                                       16
RISK FACTORS
to earnings for acquired in-process research and development. Under the purchase method of accounting, an acquiror must record on its balance sheet a long-term asset called "goodwill" in an amount equal to the excess of the purchase price paid over the fair market value of the assets of the acquired business. Goodwill must be amortized over its estimated economic life, which has the effect of reducing the acquiror's reported earnings during that period. Recently, the Securities and Exchange Commission has begun to review more critically than before and, in a number of cases, challenge the basis for valuing in-process research and development charges. In these cases, the Securities and Exchange Commission has claimed that acquirors are expensing too large an amount that should otherwise be recorded as goodwill, resulting in higher reported future earnings than would otherwise be the case. If Cadence or Quickturn is required to restate its historical financial statements to record as goodwill amounts that had been previously written off as in-process research and development, the effect of such restatement would be to reduce subsequent reported earnings (including earnings reported after the date of this Proxy Statement/Prospectus) as this goodwill is amortized.

 Conflicts of Interest

  In considering the recommendation of the Quickturn Board of Directors to approve the merger, Quickturn stockholders should recognize that some of Quickturn's directors and officers have interests in the merger that differ from, or are in addition to, their interests as Quickturn stockholders. These interests include employment arrangements and potential severance benefits. These and additional interests are described under the headings "The Merger-- Interests of Certain Persons in the Merger" and "Management After the Merger."

 Unsolicited Tender Offer for Quickturn

  On August 12, 1998, a wholly-owned subsidiary of Mentor Graphics Corporation ("MENTOR") initiated an unsolicited tender offer to purchase all outstanding shares of Quickturn common stock for $12.125 per share. The tender offer is currently scheduled to remain open to Quickturn stockholders until January 11, 1999. In addition, a special meeting of Quickturn stockholders is currently scheduled to convene on January 8, 1999 for the purpose of voting on Mentor's proposal to remove all members of the Quickturn Board of Directors and replace them with new directors nominated by Mentor. Record holders of Quickturn common stock on November 10, 1998, will be entitled to vote at this meeting. The Quickturn Board of Directors has determined that Mentor's tender offer is not in the best interests of Quickturn or Quickturn stockholders. See "The Merger--Background of the Merger." The tender offer has had, and it may continue to have, various adverse effects on Quickturn's business and results of operations, including:

  . The increased risk that key employees will leave Quickturn;

  . Reactions among distributors, suppliers or customers to the prospect of Quickturn being taken over by Mentor;

  . The distraction of management and other key employees from the day-to-day business of Quickturn; and

  . The fees and expenses of financial, legal and other advisors in responding to the tender offer and related matters.

  On December 15, 1998, Mentor filed suit against Quickturn, the Quickturn Board of Directors and Cadence in the Delaware Chancery Court alleging, among other things, that the Quickturn Board of Directors violated its fiduciary duty to Quickturn stockholders in approving the merger and that Cadence aided and abetted this violation, and that certain terms of the merger agreement and option agreement, including the "no shop" and liquidated damages provisions, violate Delaware law. If Mentor prevails in its claims, there is a risk that our merger will not be completed.


                                      17
RISK FACTORS

 Potential Volatility of Stock Price

  The trading price of Cadence common stock has fluctuated significantly in the past. The future trading price of Cadence common stock is likely to be highly volatile and could be subject to wide price fluctuations in response to such factors as:

  . Actual or anticipated fluctuations in revenues or operating results;

  . Failure to meet securities analysts' expectations of performance;

  . Announcements of technological innovations or new products by Cadence or its competitors;

  . Developments in or disputes regarding patents and other proprietary rights;

  . Proposed and completed acquisitions by Cadence or its competitors;

  . The mix of products and services sold;

  . The timing of significant orders from and shipments to customers;

  . Product and services pricing, discounts and margins; and

  . General economic conditions.

  Moreover, the stock market in general has experienced extreme price and volume fluctuations that are often unrelated or disproportionate to the operating performance of publicly-traded companies. These broad market fluctuations, as well as general economic, political and market conditions, may hurt the market price of Cadence common stock. We cannot predict what the market price of Cadence common stock will be after the merger.

 Dependence on Key Quickturn Personnel

  The merger could lead to the loss of certain key Quickturn personnel. Certain Quickturn officers and one other employee have signed employment and non-competition agreements with Cadence, but Quickturn's contribution to the combined company's success will depend in part on the continued service of key groups of other Quickturn personnel. If a substantial portion of Quickturn's research and development engineers, consulting engineers or manufacturing, sales or customer support personnel leaves after we complete the merger, Quickturn's business could be seriously harmed. Cadence currently has no hardware manufacturing operations, so a loss of any of Quickturn's key hardware manufacturing personnel in particular could seriously harm Quickturn's business after the merger.

 Conditions to the Closing of the Merger

  The merger will not close unless several conditions are met, including:

  . Quickturn stockholders have approved the merger;

  . Quickturn has not experienced any material and adverse change in its business since the time Quickturn and Cadence signed the merger agreement;

  . Certain third parties have consented to the merger;

  . Keith R. Lobo, Quickturn's President and Chief Executive Officer, will continue his employment with Quickturn after completion of the merger;

  . Cadence and Quickturn have not materially breached any representations, warranties or covenants they made in the merger agreement;

  . Expiration of any applicable waiting period under the Hart-Scott-Rodino
    Antitrust Improvements Act of 1976;

  . There is no statute, order, decree or other legal restraint preventing consummation of the merger; and

  . Each of Cadence and Quickturn has received an opinion from its independent accountants to the effect that the merger will be accounted for as a "pooling-of-interests."

                                      18
RISK FACTORS

 Risks of Failure to Complete Merger

  If the merger is not completed for any reason, Quickturn may be subject to a number of material risks, including the following:

  . Quickturn may be required to pay liquidated damages of $10.557 million to Cadence;

  . The option granted to Cadence by Quickturn may become exercisable;

  . The price of Quickturn common stock may decline, assuming that current market prices for Quickturn common stock reflect a market assumption that the merger will be completed; and

  . Costs related to the merger, such as legal, accounting and financial advisory fees, must be paid even if the merger is not completed.

  Furthermore, if the merger agreement is terminated and Cadence exercises its option to purchase Quickturn common stock, Quickturn may not be able to account for a future transaction as a "pooling-of-interests."

RISK FACTORS RELATING TO CADENCE

 Rapid Technological Change; Dependence on New Products

  The industries in which Cadence competes, including the electronic design automation ("EDA") and commercial electronic design and consulting industries, are constantly changing. They experience rapid technological developments, changes in industry standards, changes in customer requirements and frequent new product introductions and improvements. To compete successfully, Cadence must develop or acquire new products and improve its existing products and processes on a schedule that keeps pace with the technological development in its industries. Cadence must also be able to support a range of changing computer software, hardware platforms and customer preferences. Cadence cannot assure you that it will be able to successfully develop new products to address new customer requirements and respond to technological developments, or that the products it does develop will satisfy its customers. Cadence's inability to respond timely and successfully to technological developments and changes could hurt Cadence's competitive position or render its products or technologies noncompetitive or obsolete.

 Fluctuations in Quarterly Results of Operations

  Cadence has experienced, and may continue to experience, varied quarterly operating results. Various factors affect Cadence's quarterly operating results and some of them are not within Cadence's control. They include, among others:

  . The timing and introduction of new products;

  . The mix of products and services sold;

  . The timing of significant orders from and shipments to customers;

  . Product and services pricing, discounts and margins;

  . The timing of its acquisitions of other companies and businesses; and

  . General economic conditions.

  Cadence bases its expense budgets partially on its expectations of future revenue. However, it is difficult to predict revenue levels or growth. Revenue levels that are below Cadence's expectations could have a significant negative effect on Cadence's business, operating results and financial condition. If revenue or operating results fall short of the levels expected by public market securities analysts and investors, the trading price of Cadence common stock could decline dramatically. Additionally, Cadence may not learn of revenue shortfalls, earnings shortfalls or other failures to meet market expectations until late in a fiscal quarter, which could result in even more immediate and serious harm to the trading price of Cadence common stock.


                                       19
RISK FACTORS

  Based on the foregoing, and because Cadence's focus on providing services is relatively recent, Cadence believes that quarter-to-quarter comparisons of its results of operations may not be meaningful. Therefore, Quickturn stockholders should not view Cadence's historical results of operations as reliable indicators of its future performance.

 Cadence's Industries are Highly Competitive

  Cadence competes in the highly competitive EDA industry and in the emerging commercial electronic design and consulting industries. Cadence competes with a number of companies in the EDA industry, including Avant! Corporation, Mentor, Synopsys, Inc. and Zuken-Redac and numerous small companies. Cadence also competes with manufacturers of electronic devices that have developed or have the capability to develop their own EDA software. Some of these companies have substantially greater financial, marketing and technological resources than Cadence. To compete successfully in the EDA industry, which continuously experiences falling prices, rapid technological change and new industry entrants, Cadence must identify and develop innovative and cost competitive EDA software products and market them in a timely manner. Cadence's inability to compete successfully in the EDA industry could seriously harm its business, operating results and financial condition.

  It is not difficult to enter the EDA industry and, therefore, the number of Cadence's potential competitors is significant. The development of numerous competitive products could result in a shift of customer preferences away from Cadence's products and a significant decrease in sales of Cadence's products.

  In the electronics design and consulting services industries, Cadence competes with numerous EDA and other consulting companies. Traditionally, most electronics manufacturers designed their products internally. The electronics design and consulting industries are new industries, in part, because these manufacturers are beginning to purchase such services from outside vendors. Consequently, Cadence's design and consulting services businesses must also compete with the internal design capabilities of electronics manufacturers, many of which have substantially greater financial, marketing and technological resources than Cadence. They also may be reluctant to purchase services from independent vendors such as Cadence because they wish to promote their own internal design departments. To get their business, Cadence must offer better strategic concepts, technical solutions, prices and response time, or a combination of these factors, than those of the internal design departments of electronic manufacturers and of its other competitors.

  It is not difficult to enter the electronics design and consulting businesses. EDA and other electronics companies and management consulting firms have entered and may continue to enter this industry. Some of Cadence's current and potential competitors in the electronics design and consulting businesses have substantially greater financial, marketing and technological resources than Cadence. Cadence cannot assure you that it will be able to compete successfully in these businesses, and any failure to do so may seriously harm Cadence's business, operating results and financial condition.

 Risks Relating to Design and Consulting Services Businesses

  Cadence recently began to focus on offering electronics design and consulting services. The industry for these services is relatively new and is evolving rapidly. To be profitable and competitive in these businesses, Cadence must continue to gain industry acceptance for its professional services and offer to its customers better strategic concepts, technical solutions, prices and response time than its competitors. Failure to run its services businesses successfully may seriously harm Cadence's business, operating results and financial condition.

  Cadence's electronics design and consulting services contracts generally represent a large amount of revenue per order. Therefore, loss of individual orders could have a significant impact on Cadence's revenue and operating results. In addition, a substantial portion of these services contracts are fixed price contracts, which means that no matter how much time or how many resources Cadence must devote to perform a contract, the customer pays a fixed price which has been agreed upon ahead of time. If Cadence's cost in

                                       20
RISK FACTORS
performing the services consistently and significantly exceeds the amount the customer has agreed to pay, it could seriously harm Cadence's business, operating results and financial condition.

  The electronics design and consulting services businesses are labor intensive. Accordingly, Cadence must hire and retain adequate personnel to remain competitive in these businesses. Competition for qualified personnel is intense. The failure to attract, hire and retain such personnel would impair Cadence's success in the electronics design and consulting services businesses. In addition, the high salaries Cadence must pay professional services personnel to attract and retain them and the labor intensive nature of the services business result in lower gross margins than the gross margins in Cadence's software business. Gross margins represent the difference between the amount of revenue from the sale of services and Cadence's cost of providing those services. The high cost of integrating new services personnel adversely affects gross margins in Cadence's electronics design and consulting services businesses. In addition, not fully utilizing such personnel can significantly lower gross margins.

 Risks Associated with Mergers and Acquisitions

  Cadence has been involved, and may in the future be involved, in a number of merger and acquisition transactions. Cadence has participated in these transactions for a number of reasons, including its desire to obtain new technologies, expand and enhance its product and services lines and attract personnel. However, growth through acquisition involves a number of risks, including:

  . Difficulties related to combining previously separate businesses into a single unit;

  . The substantial diversion of management's attention from day-to-day business when negotiating these transactions and later integrating an acquired business;

  . The assumption of liabilities of an acquired business discovered after the transaction is complete;

  . The failure to realize anticipated benefits (such as cost savings and revenue enhancements);

  . Difficulties related to assimilating the products of an acquired business
    (for example, in distribution, engineering and customer support areas);
    and

  . The failure to identify or correct a material Year 2000 problem of an acquired business.

  Cadence expects to analyze carefully all potential transactions before committing to them. However, Cadence cannot assure you that any transaction that is completed will result in long-term benefits to Cadence or its stockholders or that Cadence's management will be able to manage the acquired businesses effectively. The occurrence of any of the events described above following an acquisition by Cadence could seriously harm Cadence's business, operating results and financial condition. See "--Unsuccessful Integration of Business Operations."

 Dependence on Key Personnel

  Cadence is dependent upon the efforts and abilities of its senior management, its research and development staff and a number of other key management, sales, support, technical and services personnel. Cadence recently began to focus on offering electronics design and consulting services to its customers, and the growth of its services business is directly dependent on its ability to attract and retain qualified personnel. The industry for highly skilled employees is intensely competitive. Cadence's inability to attract, train, motivate and retain highly skilled employees would impair the development of new products, the ability to provide design and consulting services and the management of its businesses. This would seriously harm Cadence's business, operating results and financial condition.

 Risks Relating to International Operations

  Cadence's revenue from international operations as a percentage of total revenue was approximately 50% in 1995, 47% in 1996, 51% in 1997 and 49% for the first nine months of 1998. Cadence expects that revenues

                                       21
RISK FACTORS
from its international operations will continue to account for a significant portion of its total revenues. Cadence's international operations are subject to a variety of risks including:

  . The adoption and expansion of government trade restrictions;

  . Volatile foreign exchange rates and currency conversion risks;

  . Limitations on repatriation of earnings;

  . Reduced protection of intellectual property rights in some countries;

  . Recessions in foreign economies;

  . Longer receivables collection periods and greater difficulty in collecting accounts receivable;

  . Difficulties in managing foreign operations;

  . Political and economic instability;

  . Unexpected changes in regulatory requirements;

  . Tariffs and other trade barriers;

  . U.S. government licensing requirements for export (licenses can be difficult to obtain); and

  . The move to a single European currency.

  Currency exchange fluctuations in countries in which Cadence conducts business could also materially adversely affect Cadence's business, operating results and financial condition. For example, Cadence derives a significant portion of its revenues from sales in the Asia-Pacific region, including Japan. Recent economic uncertainty and the weakening of foreign currencies in the Asia-Pacific region has had, and may continue to have, a material adverse effect on Cadence's revenues and operating results by creating higher effective prices for Cadence's products compared to those products of its competitors that are priced in local currencies.

  Cadence transacts business in various foreign currencies. Cadence has a foreign currency hedging program, which means it uses foreign currency forward exchange contracts which permit it to buy or sell specific foreign currencies at specific prices on specific dates. Under this program, increases or decreases in Cadence's foreign currency transactions are partially offset by gains and losses on the forward exchange contracts. Although Cadence attempts to reduce the impact of foreign currency fluctuations, significant exchange rate movements may seriously harm Cadence's results of operations.

 Dependence on Proprietary Technology; Risks of Infringement

  Cadence's success is dependent, in part, upon its proprietary technology. Cadence generally relies upon patents, copyrights, trademarks and trade secret laws to establish and protect its proprietary rights in its technology and products. Cadence has a program to file applications for and obtain patents in the United States and in selected foreign countries. Cadence has a number of patents and has patent applications currently pending. Despite these precautions, a third party may still try to challenge, invalidate or circumvent these patents. Cadence cannot assure you that any of the rights granted under the patents will provide competitive advantages to Cadence. In addition, Cadence cannot assure you that patents will be issued on its pending applications, or that claims allowed on any of its future patents will be sufficiently broad to protect Cadence's technology. In addition, the laws of some foreign countries may not protect Cadence's proprietary rights to the same extent as the laws of the United States. Furthermore, because technology in the electronic design automation industry changes so rapidly, Cadence cannot rely solely on patent, copyright, trademark and trade secret protection to be successful and profitable in the industry.

  There are numerous patents in the EDA industry and new patents are being issued at a rapid rate. Therefore, it is not economically practicable to determine in advance whether a product or any of its components infringes the patent rights of others. From time to time, Cadence receives notices from or is sued by third parties claiming patent or other intellectual property infringement or is called upon to defend a customer against such third party claims. Responding to these kinds of claims, regardless of merit, could

                                       22
RISK FACTORS
consume valuable time, result in costly litigation or cause product shipment delays, all of which could seriously harm Cadence's business, operating results and financial condition. Responding to these claims could also require Cadence to enter into royalty or licensing agreements with the third parties claiming infringement. Such royalty or licensing agreements, if available, may not be available on terms acceptable to Cadence. Being forced to enter into a license agreement with unfavorable terms could seriously harm Cadence's business, operating results and financial condition.

  Many of Cadence's products include software or other intellectual property licensed from third parties, and Cadence may have to seek new or renew existing licenses in the future. The inability to obtain certain licenses or other rights on favorable terms, or the need to engage in litigation over such licenses or rights, could seriously harm Cadence's business, operating results and financial condition.

 Risk of Failure to Obtain Export Licenses

  Cadence must comply with United States Department of Commerce regulations in shipping its software products and other technologies outside the United States to certain countries and certain customers. Although Cadence has not had any material difficulty complying with these regulations so far, any significant future difficulty in complying could harm Cadence's business, operating results and financial condition.

 Year 2000 Compliance Risk

  Cadence's failure to correct a material Year 2000 problem (the inability of certain computer programs and embedded microprocessors to process date information correctly after December 31, 1998) could result in an interruption in, or a failure of, normal business activities or operations and seriously harm Cadence's business, operating results and financial condition. Cadence has not fully assessed the risks the Year 2000 problem poses to its business. For example, Cadence is uncertain about the Year 2000 readiness of its third-party suppliers and customers. Additionally, Cadence has not yet assessed approximately 30% of its internal business systems for Year 2000 compliance. Further, while Cadence believes that its own internally developed software products are generally Year 2000 compliant, we cannot assure you that Cadence products acquired through acquisitions are Year 2000 compliant. Due to these uncertainties, Cadence is currently unable to determine whether Year 2000 problems will harm its business, operating results or financial condition. However, in July 1998, Cadence established a Year 2000 project team to identify and resolve all remaining Year 2000 issues. Cadence is also continuing its efforts to assess the Year 2000 readiness of its products. Cadence expects its Year 2000 project to significantly reduce its level of uncertainty regarding potential Year 2000 problems and, in particular, about the Year 2000 readiness of all of its internal business systems and third-party suppliers and customers. Cadence's project, however, may not be successful and its failure to be Year 2000 compliant could seriously harm Cadence's operations.

 Stock Repurchase Program Risks

  Cadence has stock repurchase programs. Cadence repurchases Cadence common stock under these programs to make sure it has enough shares for issuance under its Employee Stock Purchase Plan, its 1997 Stock Option Plan and for other corporate purposes. As part of these programs, Cadence has purchased call options, which means that Cadence is entitled to buy one share of Cadence common stock on a specified day at a specified price. Also as part of these programs, Cadence has sold put warrants, which means that the put warrant holder is entitled to sell one share of Cadence common stock to Cadence on a specified day at a specified price. Cadence has the right to settle the put warrants with stock valued at the difference between the exercise price and the fair value of the stock at the date of exercise. Settlement of the put warrants with stock could cause Cadence to issue a substantial number of shares, depending on the exercise price of the put warrant and the value of Cadence common stock at the time of exercise. This could impact the market price of Cadence common stock. In addition, put warrant holders could accumulate a substantial number of shares of Cadence common stock in anticipation of exercising their put warrants or Cadence exercising its call options. These holders might dispose of those shares when they exercise their put warrants, in addition to the shares Cadence

                                       23
RISK FACTORS
issues for exercise of their put warrants, which could also cause the market price of Cadence common stock to fall.

 Risks Relating to Anti-Takeover Defenses

  Delaware law and Cadence's charter could make it difficult for another company to acquire Cadence. Certain provisions of the Delaware General Corporation Law (the "DELAWARE LAW") which apply to Cadence could delay or make more difficult a merger, tender offer or proxy contest involving Cadence.
Section 203 of the Delaware Law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless certain conditions are met. In addition, the Cadence Board of Directors may issue shares of preferred stock without stockholder approval on terms it may determine. No shares of Cadence preferred stock are currently outstanding. However, the rights of holders of any Cadence preferred stock that may be issued in the future may adversely affect the rights of holders of Cadence common stock. In addition, Cadence has a rights plan which would make it difficult for a company or investor to buy Cadence without the approval of Cadence's Board of Directors. Cadence's rights plan is described in more detail in "Cadence Capital Stock and Comparison of Stockholder Rights--Description of Cadence Capital Stock--Cadence Rights Plan." All of the foregoing could delay or prevent a change in control of Cadence and could limit the price that certain investors might be willing to pay in the future for shares of Cadence common stock.

RISK FACTORS RELATING TO QUICKTURN

 Fluctuations In Quarterly Results of Operations

  Many of Quickturn's customers only order products when needed. This means they do not order regularly, but often wait until they know when their development projects will begin. Moreover, a significant portion of Quickturn's revenue in each quarter generally results from shipments in the last few weeks of the quarter. Therefore, a delay in the shipment of a few orders can have a significant adverse impact upon Quickturn's total revenue and results of operations in a given quarter. If revenue or operating results fall short of the levels expected by public market analysts and investors, the trading price of Quickturn common stock could decline dramatically. Additionally, Quickturn may not learn of revenue shortfalls, earnings shortfalls or other failures to meet market expectations until late in a fiscal quarter, which could result in even more immediate harm to the trading price of Quickturn common stock.

 Customer Concentration

  Quickturn relies on a limited number of customers for a substantial portion of its total revenue. Quickturn's top ten customers represented, as a percentage of total revenue, 52% in 1996, 43% in 1997 and 53% in the first nine months of 1998. Quickturn expects that sales to a limited number of customers will continue to represent a high percentage of its total revenue. The loss of a major customer or fewer or smaller orders by such a customer could adversely affect Quickturn's financial condition or results of operations. In addition, any significant delays in or cancellations of a major customer's development projects, new product announcements and releases by Quickturn, and economic conditions generally, and in the electronics industry in particular, could result in delayed, smaller or cancelled orders for Quickturn's products and seriously harm Quickturn's financial condition or results of operations.

 New Product Transition

  In June 1998, Quickturn announced its new Mercury Design Verification System,(TM) which is designed to replace certain of Quickturn's existing emulation products. Electronics design engineers use emulation products to generate "virtual silicon"(TM) prototypes of their electronic circuit designs. These prototypes, which are far less expensive to make than the actual electronic circuit designs, help the engineers to test and improve their electronic circuit designs. This announcement could cause customers to defer purchasing existing emulation
(TM)Mercury Design Verification System and virtual silicon are trademarks of Quickturn Design Systems, Inc.

                                       24
RISK FACTORS
products, and the transition to the new Mercury system may be disrupted by slow industry acceptance or interruptions in manufacturing or component availability, all of which could seriously harm Quickturn's financial condition or results of operations.

 International Sales

  Quickturn derives a significant portion of its total revenue and net income from its international operations. Fluctuations of the U.S. dollar against foreign currencies and the seasonality of the Asia-Pacific region, European and other international markets could harm Quickturn's results of operations and financial condition.

  Revenue from most international customers is in U.S. dollars, but Quickturn does transact business in foreign currencies with certain customers. Quickturn has a foreign currency hedging program, which means it uses foreign currency forward exchange contracts which permit it to buy or sell specific foreign currencies at specific prices on specific dates. Quickturn has not experienced any material gains or losses in connection with its hedging program. However, future fluctuations in currency exchange rates could seriously harm the value of receivables generated by sales denominated in foreign currencies, which in turn could seriously harm Quickturn's operating results and financial condition.

  Quickturn plans to continue expanding its international sales and distribution channels. However, Quickturn's products may not achieve widespread commercial acceptance in international markets in the future. Quickturn is uncertain whether the recent weakness experienced in Asia-Pacific markets will continue. Because of this downturn, sales of Quickturn's design verification products in Japan have decreased in the first three quarters of 1998. The downturn could also cause major Japanese electronics firms to continue lowering their electronic design automation spending budgets. Consequently, sales of Quickturn's design verification products in Japan may continue to decrease. Quickturn's future international sales may be subject to additional risks associated with international operations, including:

  . The adoption and expansion of government trade restrictions;

  . Currency conversion risks;

  . Limitations on repatriation of earnings;

  . Reduced protection of intellectual property rights in some countries;

  . Recessions in foreign economies;

  . Longer receivables collection periods and greater difficulty in collecting accounts receivable;

  . Difficulties in managing foreign operations;

  . Political and economic instability;

  . Unexpected changes in regulatory requirements;

  . Tariffs and other trade barriers;

  . U.S. government licensing requirements for export (licenses can be difficult to obtain); and

  . The move to a single European currency.

 Dependence Upon Certain Suppliers

  Quickturn depends on several suppliers for certain key components and board assemblies used in its emulation products. Quickturn's inability to develop alternative sources or to obtain sufficient quantities of these components or board assemblies could result in delays or reductions in product shipments which could adversely affect Quickturn's financial condition or results of operations. In particular, Quickturn currently relies on Xilinx, Inc. for its supply of field programmable gate arrays ("FPGAS") and on General Dynamics for its computer board assemblies. General Dynamics has recently informed Quickturn that it will terminate its board assembly services to Quickturn some time in early 1999. Quickturn is currently in the final stages of

                                       25
RISK FACTORS
negotiations with IBM Corporation ("IBM") to replace the services currently provided by General Dynamics Corporation. We cannot assure you that these negotiations will be successfully completed or that other disruptions will not occur during the transition from General Dynamics to IBM. If for this or any other reason there were to be a reduction or interruption of FPGA supply or board assemblies to Quickturn, Quickturn's results of operations would be seriously harmed. Although Quickturn believes that it can eventually obtain FPGAs and board assemblies from alternative sources in the event of a reduction or interruption of FPGA supply or board assemblies from Xilinx, IBM or General Dynamics, a significant amount of time and resources would be required to redesign Quickturn's emulation systems and software to accommodate an alternative FPGA supplier or board assembler. In such event, Quickturn's results of operations could be seriously harmed. Quickturn currently mitigates this risk by maintaining inventory of these components in excess of its near-term forecasted requirements. However, we cannot assure you that these measures will be adequate to alleviate any future supply problems.

 Gross Margins

  Quickturn has traditionally had high gross margins, which represent the difference between the amount of revenue from the sale of product (less returns and allowances) and the cost of making such product. Quickturn has experienced, and expects to continue to experience, competitive pressures in its industry from existing companies and new entrants. These pressures could cause Quickturn to decrease its average price per logic gate emulated. Accordingly, we cannot assure you that Quickturn will be able to sustain its gross margins. Furthermore, to the extent that Quickturn's cost reduction goals are achieved, any resulting cost savings that are passed on to Quickturn's customers may also hurt gross margins.

 Quickturn's Industry is Highly Competitive

  The EDA industry is highly competitive and rapidly changing. Quickturn faces significant competition for emulation-based system-level verification and cycle-based simulation, in addition to competition from traditional design verification methodologies which rely on the approach of building and then testing complete system prototypes and new technologies, such as formal verification, employing other methodologies. Because of the growing demand for a design verification methodology which reduces the number of costly design iterations and improves product quality, Quickturn expects competition in the industry for system-level verification and cycle-based simulation to increase as other companies attempt to introduce emulation and cycle-based simulation products and product enhancements, and as major new EDA technologies may emerge. Moreover, Quickturn competes with companies that have significantly greater financial, technical and marketing resources and greater name recognition than Quickturn. In addition, many of these competitors have established relationships with current and potential customers of Quickturn. Increased competition could result in price reductions, reduced profits and loss of market share, which could seriously harm Quickturn's business, operating results and financial condition. Quickturn believes that, to compete successfully in the EDA industry, it must focus on quality of results, the mission-critical nature of the technology, technical support, product performance, reputation, price and support of industry standards.

  Certain competitors may sue Quickturn in order to obtain a competitive edge. Litigation can result in substantial costs to Quickturn and significant diversions of management time from Quickturn's day-to-day operations. In 1995, Quickturn's competitor, Mentor, sued Quickturn. Mentor asked the court for a declaratory judgment of noninfringement, invalidity and unenforceability with respect to several of Quickturn's patents. Quickturn has filed counterclaims against Mentor and Mentor's French subsidiary, Meta Systems, for infringement and threatened infringement of six Quickturn patents. Quickturn is also involved in litigation with Mentor's subsidiary in Germany, with Meta Systems in France and with Aptix Corporation and Meta Systems in California. Although patent and intellectual property disputes in the EDA industry are often settled, costs associated with such litigation can be substantial. The costs and the outcome of Quickturn's current litigation could seriously harm its business, operating results and financial condition.


                                       26
RISK FACTORS

 Year 2000 Compliance Risk

  Quickturn's failure to correct a material Year 2000 problem (the inability of certain computer programs and embedded microprocessors to process date information correctly on or after December 31, 1998) could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could seriously harm Quickturn's business, operating results and financial condition.

  Quickturn initiated a Year 2000 compliance project in the fall of 1997. The project involves assessing key areas of Quickturn's business in several phases to determine the risks the Year 2000 problem poses to its business. So far, Quickturn has:

  . Identified all major areas where a material disruption of Quickturn's activities might occur in case of a Year 2000 failure;

  . Implemented a plan to fix problem areas;

  . Identified computer and other systems, including Quickturn verification products and third party systems used in Quickturn products and business operations, that are vulnerable to Year 2000 failure; and

  . Substantially completed formal communications with its significant suppliers to determine how Quickturn might be affected by their failure to remedy their own Year 2000 problems.

  Quickturn's suppliers generally have indicated that they are substantially Year 2000 compliant. However, Quickturn's operations could be seriously harmed if third parties which deal with these suppliers, such as utilities and government entities, are not Year 2000 compliant.

  Quickturn has determined that it must modify or replace portions of its software so that its computer systems and design verification products will recognize dates beyond December 31, 1998. Quickturn presently believes that modifications to existing software or conversion to new software will mitigate potential Year 2000 problems. However, if such modifications and conversions are not made, the Year 2000 problem could seriously harm Quickturn's operations. In addition, other systems on which Quickturn's systems rely may not be converted in a timely fashion or in a way that is compatible with Quickturn's systems, all of which would harm Quickturn. Quickturn is currently developing contingency plans in the event of such a failure. These contingency plans may include the stockpiling of raw materials, seeking alternate suppliers or using alternate operating sites or backup systems.

  Quickturn has identified and fixed Year 2000 problems on a majority of its critical business and development computer systems. Quickturn is currently testing these computer systems to make sure they do not have Year 2000 failures. Quickturn expects testing to be completed by March 1999. In addition, Quickturn has begun verification product remediation. Quickturn expects this effort to be complete by mid-1999 for all current products as well as products that may be introduced between now and then. Quickturn does not expect Year 2000 remediation efforts to materially impact or delay its other information technology projects or new product introductions. In addition, Quickturn intends to monitor closely remediation efforts of third party service providers, customers and partners. However, their efforts may not be successful and their failure to be Year 2000 compliant could seriously harm Quickturn's business, operating results and financial condition.

                                      27
RISK FACTORS

                           QUICKTURN SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is first being mailed to the holders ("QUICKTURN STOCKHOLDERS") of common stock, $.001 par value per share (the "QUICKTURN COMMON STOCK"), of Quickturn Design Systems, Inc. ("QUICKTURN") on
or about      , 1999, and is accompanied by the notice of the Special Meeting of Quickturn Stockholders and a form of proxy that is solicited by the Board of Directors of Quickturn (the "QUICKTURN BOARD") for use at the special meeting of Quickturn Stockholders (the "QUICKTURN SPECIAL MEETING"), to be held on
     ,        , 1999, at  .m., local time, at 55 W. Trimble Road, San Jose,
California, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

  The purpose of the Quickturn Special Meeting is to take action with respect to the adoption of the Agreement and Plan of Merger, dated as of December 8, 1998, by and among Cadence Design Systems, Inc. ("CADENCE"), CDSI Acquisition, Inc., a wholly-owned subsidiary of Cadence ("MERGER SUB"), and Quickturn, as amended on December 16, 1998 (the "MERGER AGREEMENT"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Quickturn (the "MERGER"). Quickturn Stockholders may also be asked to vote upon a proposal to adjourn or postpone the Quickturn Special Meeting to allow additional time for the solicitation of additional votes to approve the Merger Agreement if the secretary of the Quickturn Special Meeting determines that there are not sufficient votes to approve the Merger Agreement.

PROXIES

  The accompanying form of proxy is for use at the Quickturn Special Meeting if a Quickturn Stockholder will be unable to attend in person. The proxy may be revoked by the Quickturn Stockholder at any time before it is exercised by submitting to the secretary of Quickturn written notice of revocation, a properly executed proxy of a later date or by attending the Quickturn Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of Quickturn proxies should be addressed to Quickturn Design Systems, Inc., 55 W. Trimble Road, San Jose, California 95131, Attention: secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of adoption of the Merger Agreement. No proxy that is voted against adoption of the Merger Agreement will be voted in favor of any adjournment or postponement of the Quickturn Special Meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

  The entire cost of soliciting the proxies from the Quickturn Stockholders will be borne by Quickturn. In addition to the solicitation of the proxies by mail, Quickturn will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Quickturn will reimburse such record holders for their reasonable expenses in so doing. Quickturn has also made
arrangements with       to assist it in soliciting proxies from banks, brokers
and nominees and has agreed to pay approximately $    plus expenses for such
services. If necessary, Quickturn may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Quickturn Stockholders, either personally or by telephone, telegram, facsimile, letter or special delivery letter.

RECORD DATE AND VOTING RIGHTS

  In accordance with the provisions of the DELAWARE LAW, the By-Laws of Quickturn (the "QUICKTURN BY-LAWS") and the rules of the National Association
of Securities Dealers (the "NASD"),      , 1999 has been fixed as the record
date for determination of Quickturn Stockholders entitled to notice of and to vote at

                                       28
QUICKTURN SPECIAL MEETING
the Quickturn Special Meeting (the "QUICKTURN RECORD DATE"). Accordingly, only Quickturn Stockholders of record at the close of business on the Quickturn Record Date will be entitled to notice of and to vote at the Quickturn Special Meeting. At the close of business on the Quickturn Record Date, there were
shares of Quickturn Common Stock outstanding held by approximately     holders
of record. The presence, in person or by proxy, of shares of Quickturn Common Stock representing a majority of such shares outstanding and entitled to vote on the Quickturn Record Date is necessary to constitute a quorum at the Quickturn Special Meeting. Each share of Quickturn Common Stock outstanding on the Quickturn Record Date entitles its holder to one vote.

  Shares of Quickturn Common Stock present in person at the Quickturn Special Meeting but not voting, and shares of Quickturn Common Stock for which Quickturn has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Quickturn Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of Quickturn Common Stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon the Quickturn Special Meeting without specific instructions from such customers. However, broker non-votes will be counted for purposes of determining whether a quorum exists.

  Under the Delaware Law and the Quickturn Certificate of Incorporation, as amended (the "QUICKTURN CERTIFICATE"), adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Quickturn Common Stock entitled to vote at the Quickturn Special Meeting.

  BECAUSE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF QUICKTURN COMMON STOCK ENTITLED TO VOTE AT THE QUICKTURN SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST SUCH ADOPTION. ACCORDINGLY, THE QUICKTURN BOARD URGES QUICKTURN STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

  As of the Quickturn Record Date, directors and executive officers of
Quickturn beneficially owned approximately    shares of Quickturn Common Stock,
entitling them to exercise approximately % of the voting power of the Quickturn Common Stock entitled to vote at the Quickturn Special Meeting. It is currently expected that each such director and/or executive officer of Quickturn will vote the shares of Quickturn Common Stock beneficially owned by him or her for approval of the Merger Agreement and the transactions contemplated thereby.

  Additional information with respect to beneficial ownership of Quickturn Common Stock by persons and entities owning more than 5% of such stock, and more detailed information with respect to beneficial ownership of Quickturn Common Stock by directors and executive officers of Quickturn, is incorporated by reference to Quickturn's Annual Report on Form 10-K for the year ended December 31, 1997. See "Where You Can Find More Information."

RECOMMENDATION OF QUICKTURN BOARD

  The Quickturn Board has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Quickturn Board believes that the Merger Agreement is in the best interests of Quickturn and Quickturn Stockholders and recommends that the Quickturn Stockholders vote "FOR" the adoption of the Merger Agreement. See "The Merger--Recommendation of the Quickturn Board and Quickturn's Reasons for the Merger."

                                       29
QUICKTURN SPECIAL MEETING

                                   THE MERGER

  The following summary of the material terms and provisions of the Merger Agreement and the Option Agreement (each as defined herein) is qualified in its entirety by reference to the Merger Agreement and the Option Agreement. The Merger Agreement is attached as Appendix A and the Option Agreement is attached as Appendix B to this Proxy Statement/Prospectus, each of which is incorporated herein by reference.

GENERAL

  The Board of Directors of Cadence (the "CADENCE BOARD") and the Quickturn Board have each unanimously approved the Merger Agreement, which provides for combining Cadence and Quickturn through the merger of Merger Sub with and into Quickturn at the effective time of the Merger (the "EFFECTIVE TIME"), with Quickturn as the surviving corporation in the Merger (the "SURVIVING CORPORATION"). Each share of common stock, par value $.01 per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding at the Effective Time will remain issued and outstanding as one share of common stock of the Surviving Corporation, and, with certain limited exceptions described below, each share of Quickturn Common Stock issued and outstanding at the Effective Time will be converted into the right to receive (A) a number of shares of Cadence Common Stock equal to (i) $14.00 divided by (ii) the average closing price of one share of common stock, par value $.01 per share, of Cadence ("CADENCE COMMON STOCK") (as reported on the NYSE Composite Transactions reporting system) for the five trading days immediately preceding the business day that is two business days before the Closing Date (the "EXCHANGE RATIO"), together with (B) associated Series A Junior Participating Preferred Share Purchase Rights (the "CADENCE STOCKHOLDER RIGHTS") issued to the Cadence Stockholders pursuant to the Rights Agreement, dated as of February 9, 1996 (the "CADENCE RIGHTS AGREEMENT"), between Cadence and Harris Trust and Savings Bank, as Rights Agent (the "CADENCE RIGHTS AGENT"). This section of the Proxy Statement/Prospectus describes the material aspects of the Merger, including the principal provisions of the Merger Agreement and the Stock Option Agreement, dated as of December 8, 1998, between Quickturn and Cadence (the "OPTION AGREEMENT"). Certain capitalized terms used herein without definition have the meanings given to them in the Merger Agreement or the Option Agreement, as applicable.

BACKGROUND OF THE MERGER

  The Mentor Tender Offer. On August 12, 1998, MGZ Corporation, a Delaware corporation ("MGZ") and wholly-owned subsidiary of Mentor, commenced an offer to purchase all outstanding shares of Quickturn Common Stock (together with the associated Quickturn Rights) at a price of $12.125 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in MGZ's Offer to Purchase and related Letter of Transmittal (which together constitute the "MENTOR OFFER"). You can find more information about the Mentor Offer by reviewing the Tender Offer Statement on Schedule 14D-1, dated August 12, 1998, as amended, filed with the Commission by MGZ.

  On August 21, 1998, the Quickturn Board held a meeting, at which the Quickturn Board reviewed and considered the Mentor Offer and related matters in consultation with its financial and legal advisors. Presentations were made by Quickturn's senior management concerning Quickturn's business plan, and by Hambrecht & Quist LLC ("HAMBRECHT & QUIST") concerning analyses of the Mentor Offer. At the conclusion of its presentations, Hambrecht & Quist provided the Quickturn Board its opinion that the Mentor Offer was inadequate from a financial point of view. After further review by the Quickturn Board and consideration of the interests of Quickturn Stockholders, the Quickturn Board determined that the Mentor Offer was inadequate and not in the best interests of Quickturn Stockholders, that the Mentor Offer did not fully reflect the long-term value of Quickturn and that stockholder interests would be better served by Quickturn continuing to pursue its business plan. In particular, the Quickturn Board determined that Quickturn's business plan offered the potential for obtaining higher long-term benefits for Quickturn Stockholders than the Mentor Offer. This determination was based on, among other things, the opportunities for business expansion and revenue and earnings growth resulting from recently introduced products and from products under development

                                       30
THE MERGER
for use in the electronic design automation industry and in other related parts of the industry. You can obtain more information about the Quickturn Board's response to the Mentor Offer from the Solicitation/Recommendation Statement on
Schedule 14D-9 filed by Quickturn with the Commission on August 24, 1998 (as amended to the date of this Proxy Statement/Prospectus, the "QUICKTURN 14D-9"). The Quickturn 14D-9 contains a complete discussion of the Mentor Offer and the Quickturn Board's position with respect to such offer. We urge you to read the Quickturn 14D-9 in its entirety. You may obtain a copy of the Quickturn 14D-9 from the Commission. See "Where You Can Find More Information."

  On August 12, 1998, Mentor and MGZ filed a complaint (the "MENTOR DELAWARE COMPLAINT") against Quickturn and the Quickturn Board in the Court of Chancery of the State of Delaware (the "CHANCERY COURT") seeking, among other things, an order (i) declaring that Quickturn's failure to redeem the Quickturn Stockholder Rights (as defined below) or to render the Quickturn Stockholder Rights inapplicable to the Mentor Offer or failure to approve the Mentor Offer would constitute a breach of the Quickturn Board's fiduciary duties under Delaware law, (ii) invalidating the Quickturn Stockholder Rights or compelling the Quickturn Board to redeem the Quickturn Stockholder Rights or render the Quickturn Stockholder Rights inapplicable to the Mentor Offer, (iii) declaring that failure to approve the Mentor Offer for purposes of Section 203 of the Delaware Law would constitute a breach of the Quickturn Board's fiduciary duties under Delaware Law, (iv) compelling the Quickturn Board to approve the Mentor Offer for purposes of Section 203 of the Delaware Law, (v) enjoining the Quickturn Board from taking any actions designed to impede or which have the effect of impeding the Mentor Offer or the solicitation by Mentor of agent designations (the "SOLICITATION") and declaring that any such actions would constitute a breach of the Quickturn Board's fiduciary duties under Delaware Law, (vi) enjoining the Quickturn Board from taking any actions to impede, or refuse to recognize the validity of, Mentor's call for a special meeting of Quickturn Stockholders, provided that Mentor has obtained agent designations from Quickturn Stockholders holding not less than 10% of the outstanding shares of Quickturn Common Stock, and (vii) enjoining the Quickturn Board from taking any action to cause Quickturn to become subject to Section 2115 of the California General Corporation Law. The Mentor Delaware Complaint is attached as Exhibit 7 to the Quickturn 14D-9.

  On December 3, 1998, the Chancery Court rendered its decision (revised December 7, 1998) on the Mentor Delaware Complaint (the "CHANCERY COURT DECISION"). The Chancery Court upheld the right of the Quickturn Board to set the meeting date and the record date of the special stockholder meeting called by Mentor, in accordance with the Quickturn By-Laws. The special meeting has been set for January 8, 1999. Quickturn Stockholders of record as of November 10, 1998 will be entitled to vote at the special meeting. The Chancery Court also ruled that certain provisions of an amendment to the Quickturn Rights Agreement (as defined below) were invalid. The provisions ruled invalid relate to a 180 day delay in the ability of a Board of Directors elected by stockholder action in certain cases to redeem or exchange the Quickturn Stockholder Rights or to amend the Quickturn Rights Agreement. The Chancery Court Decision is attached as Exhibit 53 to the Quickturn 14D-9.

  On December 14, 1998, Quickturn filed an appeal of the Chancery Court Decision with the Supreme Court of the State of Delaware (the "DELAWARE SUPREME COURT"). The Delaware Supreme Court is currently scheduled to hear Quickturn's appeal on December 29, 1998.

  Also on August 12, 1998, Mentor and MGZ filed a complaint (the "MENTOR FEDERAL COMPLAINT") against Quickturn in the United States District Court for the District of Delaware (the "DELAWARE DISTRICT COURT") seeking, among other things, a declaratory judgment that Mentor and MGZ have disclosed all information required by, and are otherwise in full compliance with, the Exchange Act and any other federal securities laws, rules and regulations deemed applicable to the Mentor Offer and the Solicitation. The Mentor Federal Complaint is attached as Exhibit 8 to the Quickturn 14D-9.

  As of the date of this Proxy Statement/Prospectus, the Delaware District Court has not rendered a decision on the Mentor Federal Complaint.

                                       31
THE MERGER

  On August 13, 1998, Howard Shapiro filed a purported class action suit on behalf of individual plaintiffs (the "SHAPIRO I COMPLAINT") against Quickturn and the Quickturn Board in the Chancery Court. The complaint alleges, among other things, that the defendants breached their fiduciary duties to Quickturn Stockholders by failing to maximize stockholder value. The complaint seeks, among other things, to compel the defendants to carry out their fiduciary duties and to cooperate with any person or entity having a bona fide interest in proposing any transaction which would maximize stockholder value. A copy of the Shapiro I Complaint is attached as Exhibit 9 to the Quickturn 14D-9.

  The Proposed Transaction with Cadence. On September 1, 1998, Glen M. Antle, Chairman of the Quickturn Board, met with John R. Harding, President and Chief Executive Officer of Cadence, to inquire about Cadence's interest in pursuing a possible combination with Quickturn. Mr. Harding replied that Cadence would not be interested in having discussions about such a combination.

  During the week of November 16, 1998, Mr. Antle again contacted Mr. Harding and requested that they and certain other representatives from each of their companies meet to provide Quickturn the opportunity to explain its business and product strategy. Mr. Harding agreed to such a meeting.

  On December 1, 1998, Mr. Harding, Shane V. Robinson, Executive Vice President, Research and Development of Cadence and Michael J. Casey, Associate General Counsel of Cadence, met with Mr. Antle, Keith R. Lobo, President and Chief Executive Officer of Quickturn, Raymond K. Ostby, Chief Financial Officer of Quickturn, Christopher J. Tice, Vice President, Worldwide Support Services of Quickturn, and Naeem Zafar, Vice President, Marketing of Quickturn, at Quickturn's headquarters in San Jose, California, at which meeting the Quickturn representatives made a presentation regarding Quickturn's business and product strategy.

  On December 3, 1998, Messrs. Lobo and Harding met at Cadence's headquarters in San Jose, California and discussed the broad outlines of a possible combination of Quickturn and Cadence. At the conclusion of this meeting, they agreed to meet again the following day with their respective legal, accounting and financial advisors to commence due diligence and discuss documentation for a possible combination of Cadence and Quickturn. Later that day, the Quickturn Board held a telephonic meeting to discuss, among other things, the meetings with Cadence.

  On December 4, 1998, Messrs. Harding and Casey, H. Raymond Bingham, Executive Vice President and Chief Financial Officer of Cadence, Margaret McCarthy, Vice President, Business Development of Cadence, R.L. Smith McKeithen, Senior Vice President, General Counsel and Secretary of Cadence, and Dr. Alberto Sangiovanni-Vincentelli, a member of the Cadence Board, together with certain other Cadence employees and its attorneys from Gibson, Dunn & Crutcher LLP ("GDC") and Drinker, Biddle & Reath LLP ("DBR") and accounting advisors from PricewaterhouseCoopers LLP ("PRICEWATERHOUSECOOPERS"), which performs due diligence for Cadence on its acquisitions, met with Messrs. Antle, Lobo and Ostby and Quickturn's intellectual property attorneys and financial advisors, Lyon & Lyon and Hambrecht & Quist, respectively, at the offices of Lyon & Lyon in San Jose. At this meeting, Quickturn and its representatives discussed Quickturn's patent infringement litigation with Mentor, Meta Systems (a French subsidiary of Mentor) and Aptix Corporation, as well as the litigation between Quickturn and Mentor in the Delaware state and federal courts relating to the Mentor Offer, and the Shapiro Complaint. The parties also discussed logistics for the two companies' due diligence of each other and a schedule for negotiating a transaction between them over the next few days. Cadence and Quickturn agreed on the basic terms of a confidentiality agreement. Cadence and Quickturn entered into a confidentiality and standstill agreement dated December 4, 1998.

  On December 5, 1998, representatives of Quickturn and Hambrecht & Quist met with representatives of Cadence and its attorneys, accounting advisors and financial advisors, Goldman, Sachs & Co. ("GOLDMAN SACHS"), at the Palo Alto offices of GDC. At this meeting, Messrs. Lobo, Ostby and Zafar made a presentation about Quickturn and its business operations, strategy and financial results. Other due diligence was also conducted. That morning, GDC delivered to attorneys from Wilson Sonsini Goodrich & Rosati ("WSGR"), Quickturn's corporate legal counsel, draft forms of a merger agreement and stock option agreement, although such forms did not contain an exchange ratio or other material terms of any proposal for a combination

                                       32
THE MERGER
between Cadence and Quickturn. On the same day, representatives of Cadence, GDC, PricewaterhouseCoopers and Goldman Sachs conducted due diligence of Quickturn at Quickturn's headquarters office in San Jose and at the Palo Alto offices of GDC.

  On December 6, 1998, the Quickturn Board held a meeting at the offices of WSGR to consider the discussions with Cadence.

  Later on December 6, 1998, Messrs. Harding, Bingham and McKeithen and Ms. McCarthy and representatives of Goldman Sachs made a presentation about Cadence to Messrs. Antle, Lobo, Ostby, the entire Quickturn Board, and representatives of Hambrecht & Quist and WSGR, at the Palo Alto offices of GDC. At the conclusion of this presentation, Messrs. Antle, Lobo and Ostby and the members of the Quickturn Board departed, but representatives of Hambrecht & Quist and WSGR remained to continue discussions with the Cadence representatives. Also on that day, Cadence's employees, attorneys, accounting advisors and financial advisors continued their due diligence of Quickturn, and representatives of GDC and WSGR met to discuss the draft forms of merger agreement and stock option agreement, although such forms still did not contain an exchange ratio or certain other material terms.

  On December 7, 1998, representatives of Cadence and Quickturn, and their respective attorneys, accounting advisors and financial advisors, continued their due diligence of each other. That evening, Messrs. Harding, Bingham, McKeithen and Casey and Ms. McCarthy met with representatives of GDC, PricewaterhouseCoopers and Goldman Sachs at Cadence's offices in San Jose to discuss and formulate a proposed Exchange Ratio and certain other terms material to a combination of Quickturn and Cadence.

  On December 8, 1998, representatives of Cadence and Quickturn, and their respective attorneys, accounting advisors and financial advisors, continued their due diligence of each other. That morning, the Cadence Board held a special meeting to consider and approve the terms of a proposal to acquire all the outstanding shares of Quickturn Common Stock. The Cadence Board unanimously approved the proposal and authorized Cadence's officers to convey the proposal to Quickturn's management and conclude an agreement substantially on the terms of such proposal. Early in the evening of December 8, 1998, Messrs. Harding, Bingham, McKeithen and Casey and Ms. McCarthy conveyed to Messrs. Antle, Lobo and Ostby and Quickturn's legal and financial advisors Cadence's proposal for a combination with Quickturn.

  In the evening of December 8, 1998, the Quickturn Board held a special meeting at which senior management of Quickturn, together with Quickturn's legal and financial advisors, reviewed the terms of Cadence's proposal, the status of the discussions with Cadence, the results of Quickturn's due diligence of Cadence, the consistency of a merger with Quickturn's business strategy and the Quickturn Board's fiduciary duties in connection with its consideration of the proposal. After extensive discussion among the members of the Quickturn Board, and consideration of the factors described under "-- Recommendation of the Quickturn Board and Quickturn's Reasons for the Merger," the Quickturn Board concluded that a business combination with Cadence would be advisable and in the best interests of Quickturn and its stockholders. The Quickturn Board voted unanimously to approve the Merger Agreement and the Option Agreement and the transactions contemplated thereby.

  The Merger Agreement and the Option Agreement were entered into by Cadence, its wholly-owned subsidiary, CDSI Acquisition, Inc., and Quickturn as of December 8, 1998. Mr. Lobo, five other Quickturn officers and one other Quickturn employee also entered into employment and non-competition agreements, confidentiality agreements and non-disclosure agreements with Quickturn and Cadence substantially concurrently with the execution and delivery of the Merger Agreement and Option Agreement (collectively, the "EMPLOYMENT AGREEMENTS").

  On December 15, 1998, Mentor and MGZ filed suit against Quickturn, the Quickturn Board and Cadence in the Delaware Chancery Court alleging, among other things, that the Quickturn Board violated its fiduciary duty to Quickturn Stockholders in approving the Merger and that Cadence aided and abetted this violation, and that certain terms of the Merger Agreement and Option Agreement, including the "no shop" and liquidated damages provisions, violate Delaware law. If Mentor prevails in its claims, there is a risk that the Merger will not be completed. The complaint filed by Mentor and MGZ is attached as Exhibit 59 to the Quickturn 14D-9.

                                       33
THE MERGER

  On December 16, 1998, Howard Shapiro filed a purported class action suit on behalf of individual plaintiffs (the "SHAPIRO II COMPLAINT") against Quickturn, the Quickturn Board and Cadence in the Chancery Court alleging among other things, that the Quickturn Board violated its fiduciary duties by entering into a merger agreement with preclusive lock-up and no-shop clauses designed to entrench management to the detriment of Quickturn Stockholders, and that Cadence aided and abetted this violation. If Mr. Shapiro prevails in his claim, there is a risk that the Merger will not be completed or will be delayed. A copy of the Shapiro II Complaint is attached as Exhibit 60 to the Quickturn 14D-9.

RECOMMENDATION OF THE QUICKTURN BOARD AND QUICKTURN'S REASONS FOR THE MERGER

  THE QUICKTURN BOARD BELIEVES THAT THE MERGER IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF, QUICKTURN AND QUICKTURN STOCKHOLDERS. ACCORDINGLY, THE QUICKTURN BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT QUICKTURN STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

  The Quickturn Board has approved the Merger because it believes that the greater strength of the combined company, as compared to that of Quickturn on its own, will provide significant benefits to Quickturn Stockholders. The Quickturn Board believes that the consummation of the Merger presents a unique opportunity to combine two of the nation's strongest electronics simulation and verification businesses with sufficient capital to accelerate new product development and a powerful worldwide distribution network for Quickturn's products. As the complexity of integrated circuit design increases, the Quickturn Board believes that the complexity of design verification will increase at an even greater rate. As a result of the integration of Quickturn's hardware-based emulation approach with Cadence's design and simulation systems, the Quickturn Board expects that the combined company should significantly improve its ability to meet customer demand for faster development of high-speed integrated circuits and "systems on a chip."

  The Quickturn Board also believes that the Merger will increase value for Quickturn Stockholders, as well as Quickturn's employees and customers, and should allow Quickturn to continue to pursue its business strategy. In particular, the Quickturn Board believes that Quickturn should be able to leverage Cadence's strong international sales channels to make Quickturn's technology available to a larger customer base than is currently the case. As a result, the Quickturn Board believes that the Merger will yield for Quickturn Stockholders an attractive price for their shares of Quickturn Common Stock, while enabling them to share in Cadence's growth over the long term.

  The foregoing discussion of reasons for the Merger includes forward-looking statements about possible or assumed future results of operations of the combined company and the performance of the combined company after the Merger. Future results and performance are subject to risks and uncertainties, which could cause such results and performance to differ materially from those expressed in these statements. For a discussion of these risks and uncertainties, and other factors that could affect future results and performance, see "Risk Factors."

  In reaching its decision to approve the Merger Agreement and the Option Agreement, the Quickturn Board consulted with Quickturn management, as well as with its financial and legal advisors, and considered a number of factors, including the following:

    (i) historical information concerning Quickturn's and Cadence's respective businesses, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company as filed with the Commission;

    (ii) the financial condition, results of operations, businesses and prospects of Quickturn and Cadence before and after giving effect to the Merger;

    (iii) current financial market conditions and historical market prices, volatility and trading information with respect to the Quickturn Common Stock and Cadence Common Stock;


                                       34
THE MERGER

    (iv) the complementary nature of the businesses of Quickturn and Cadence;

    (v) the anticipated financial impact of the proposed transaction on the combined company's future financial performance;

    (vi) the expectation that the Merger will result in certain synergies for the combined company's operations;

    (vii) the consideration to be received by Quickturn Stockholders in the Merger and the relationship between the market value of Cadence Common Stock to be issued in exchange for each share of Quickturn Common Stock and a comparison of comparable merger transactions;

    (viii) the belief that the terms of the Merger Agreement and the Option Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

    (ix) the prospects for Quickturn as an independent company;

    (x) the potential for other third parties to enter into strategic relationships with or to acquire Quickturn;

    (xi) detailed financial analyses and pro forma and other information with respect to the companies presented by Hambrecht & Quist, including Hambrecht & Quist's opinion that the consideration to be received by Quickturn Stockholders in the Merger is fair to such stockholders from a financial point of view;

    (xii) the impact of the Merger on Quickturn's customers and employees;
  and

    (xiii) reports from Quickturn's management and its financial advisors as to the results of their due diligence investigation of Cadence.

  The Quickturn Board also considered the terms of the proposed Merger Agreement regarding Quickturn's rights to consider and negotiate other acquisition proposals in certain circumstances, as well as the possible effects of the Option Agreement and the provisions regarding liquidated damages. In addition, the Quickturn Board noted that the Merger is expected to be accounted for as a pooling-of-interests and that no goodwill is expected to be created on the books of the combined company as a result thereof.

  The Quickturn Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (1) the risk that the potential benefits sought in the Merger might not be fully realized; (2) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on (a) Quickturn's sales, operating results and stock price, (b) Quickturn's ability to attract and retain key management, sales and marketing and technical personnel and (c) the progress of certain development projects; (3) the possibility of substantial charges to be incurred in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger; (4) the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company; (5) risks associated with fluctuations in Cadence's stock price prior to closing of the Merger; and (6) various other risks.

  The foregoing discussion of the information and factors considered by the Quickturn Board is not intended to be exhaustive but includes all material factors considered by the Quickturn Board. In reaching its determination to approve and recommend the Merger, the Quickturn Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The Quickturn Board is unanimous in its recommendation that Quickturn Stockholders vote for approval and adoption of the Merger Agreement. For a discussion of the interests of the executive officers and directors of Quickturn in the Merger, see "--Interests of Certain Persons in the Merger."


                                       35
THE MERGER

OPINION OF QUICKTURN'S FINANCIAL ADVISOR

  Quickturn engaged Hambrecht & Quist to act as its exclusive financial advisor in connection with the Mentor Offer and the evaluation of strategic alternatives, including the Merger and to render an opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Quickturn Common Stock of the consideration to be received by said holders of Quickturn Common Stock. Hambrecht & Quist was selected by the Quickturn Board based on Hambrecht & Quist's qualifications, expertise and reputation, as well as Hambrecht & Quist's prior investment banking relationship and familiarity with Quickturn and the EDA industry. Hambrecht & Quist rendered its oral opinion (subsequently confirmed in writing) on December 8, 1998 to the Quickturn Board that, as of such date, the consideration to be received by the holders of Common Stock of Quickturn is fair from a financial point of view.

  THE FULL TEXT OF THE OPINION DELIVERED BY HAMBRECHT & QUIST TO THE QUICKTURN BOARD DATED DECEMBER 8, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY HAMBRECHT & QUIST IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HAMBRECHT & QUIST'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF QUICKTURN COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY QUICKTURN STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT. THE SUMMARY OF HAMBRECHT & QUIST'S FAIRNESS OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH FAIRNESS OPINION ATTACHED HERETO AS APPENDIX C. QUICKTURN STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

  In its review of the Merger, and in arriving at its opinion, Hambrecht & Quist, among other things:

  (i) Reviewed the publicly available consolidated financial statements of Cadence for recent years and interim periods to date and certain other relevant financial and operating data of Cadence (including its capital structure) made available to it from published sources;

  (ii) Discussed the business, financial condition and prospects of Cadence with certain members of senior management of Cadence;

  (iii) Reviewed the publicly available consolidated financial statements of Quickturn for recent years and interim periods to date and certain other relevant financial and operating data of Quickturn made available to it from published sources and from the internal records of Quickturn;

  (iv) Reviewed certain internal financial and operating information relating to Quickturn prepared by the senior management of Quickturn;

  (v) Discussed the business, financial condition and prospects of Quickturn with certain members of senior management of Quickturn;

  (vi) Reviewed the recent reported prices and trading activity for Cadence Common Stock and Quickturn Common Stock and compared such information and certain financial information for Cadence and Quickturn with similar information for certain other companies engaged in businesses it considers comparable;

  (vii) Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  (viii) Reviewed a draft of the Merger Agreement dated December 7, 1998; and

  (ix) Performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant.

  Hambrecht & Quist did not independently verify any of the information concerning Quickturn or Cadence considered in connection with its review of the Merger and, for purposes of its opinion, Hambrecht & Quist assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion,

                                       36
THE MERGER

Hambrecht & Quist did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of Quickturn or Cadence, nor did it conduct a physical inspection of the properties and facilities of Quickturn or Cadence. With respect to the financial forecasts and projections published by securities research analysts or provided to it by Quickturn and used in its analysis, Hambrecht & Quist assumed that such forecasts and projections reflected the best currently available estimates and judgments of the expected future financial performance of Cadence and Quickturn. For the purposes of its opinion, Hambrecht & Quist also assumed that neither Quickturn nor Cadence was a party to any pending transactions, including external financings (other than those contemplated that have been disclosed to Hambrecht & Quist), recapitalizations or merger discussions, other than the Merger and those activities undertaken in the ordinary course of conducting their respective businesses. For purposes of its opinion, Hambrecht & Quist assumed that the Merger will qualify as a tax-free reorganization under the Code for the Quickturn Stockholders and that the Merger will be accounted for as a pooling-of-interests. Hambrecht & Quist's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the Hambrecht & Quist analyses set forth below does not purport to be a complete description of the presentation by Hambrecht & Quist to the Quickturn Board. In arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analyses or factors considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selection of portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the Quickturn Board and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Quickturn and Cadence. The analyses performed by Hambrecht & Quist (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

  In performing its analyses, Hambrecht & Quist used published Wall Street research estimates and selected financial and operating data made available to it from the internal records of Quickturn for projections of Quickturn's calendar years 1999 and 2000 financial performance, as well as unpublished Hambrecht & Quist research estimates, for calendar year 2000. Hambrecht & Quist used published Wall Street research estimates for projections of Cadences calendar year 1999, as well as unpublished Hambrecht & Quist research estimates for Cadence, for calendar year 2000.

  The following is a brief summary of certain financial analyses performed by Hambrecht & Quist in connection with providing its written opinion to the Quickturn Board on December 8, 1998:

  Contribution Analysis. Hambrecht & Quist analyzed the contribution of each of Quickturn and Cadence to certain calendar year 1999 and 2000 financial statement categories of the pro forma combined company. The financial statement categories included revenue, gross profit, earnings before interest and taxes ("EBIT") and net income. This contribution analysis was then compared to the pro forma ownership percentage of Quickturn and Cadence Stockholders in the pro forma post-merger combined company. Hambrecht & Quist observed that, calculated on a treasury share basis, and based upon an implied exchange ratio of 0.464 shares of Cadence Common Stock for each share of Quickturn Common Stock, Quickturn Stockholders are expected to own approximately 3.6% of the combined company's equity at the close of the Merger and Cadence Stockholders are expected to own approximately 96.4% of the combined company's equity at the close of the Merger. It was estimated that Quickturn and Cadence would contribute approximately 8.2% and 91.8%, respectively, of the combined company's revenue, approximately 7.7% and 92.3%, respectively, of the combined company's gross profit, approximately 3.3% and 96.7%, respectively, of the combined company's EBIT, and approximately

                                       37
THE MERGER

3.6% and 96.4%, respectively, of the combined company's net income in calendar year 1999. It was estimated that Quickturn and Cadence would contribute approximately 8.1% and 91.9%, respectively, of the combined company's revenue, approximately 8.0% and 92.0%, respectively, of the combined company's gross profit, approximately 5.0% and 95.0%, respectively, of the combined company's EBIT, and approximately 5.2% and 94.8%, respectively, of the combined company's net income in calendar year 2000.

  Pro Forma Merger Analysis. Hambrecht & Quist analyzed the pro forma impact of the Merger on the combined company's calendar year 1999 and 2000 earnings per share ("EPS") using financial and operating data made available to it from the internal records of Quickturn for projections of Quickturn's calendar year 1999 and 2000 financial performance and published Wall Street research estimates for projections of Cadences calendar year 1999 financial performance, as well as unpublished Hambrecht & Quist research estimates for Cadence for calendar year 2000 financial performance. Hambrecht & Quist observed that this resulted in lower EPS in calendar year 1999 for the combined company than for Cadence on a stand-alone basis and higher EPS in calendar year 2000 than for Cadence on a stand-alone basis. The foregoing analysis did not assume any adjustments in revenues or costs resulting from the operating synergies potentially realized from the Merger. The actual results and savings achieved by the combined company after the Merger may vary from the projected results and such variations may be material.

  Analysis of Publicly Traded Comparable Companies. Hambrecht & Quist compared selected historical and projected financial information of Quickturn to publicly traded EDA companies that Hambrecht & Quist deemed to be comparable to Quickturn. EDA companies deemed comparable were Ansoft Corp., Avant! Corp., Cadence, Mentor, Summit Design Inc., and Synopsys, Inc. Such information included the ratio of market value to projected net income as well as the ratio of the enterprise value (market value plus debt less cash) to historical and projected revenue. The foregoing multiples were applied to historical financial results of Quickturn for the latest twelve-month ("LTM") period ended June 30, 1998 and projected revenue and net income for calendar year 1998 and 1999 based on Wall Street consensus estimates and selected financial and operating data made available to Hambrecht & Quist from the internal records of Quickturn.

  Hambrecht & Quist determined median values for the EDA companies of 2.2 times LTM revenue, 2.0 times projected calendar year 1998 revenue, 1.5 times projected calendar year 1999 revenue, and 17.2 times projected calendar year 1999 net earnings. Based on the analysis of comparable EDA companies, Quickturn's implied equity value per share ranged from $6.38 to $15.27. This implied equity value range compared to an offer in the proposed Merger of $14.00 per share.

  Analysis of Selected Merger and Acquisition Transactions. Hambrecht & Quist compared the proposed Merger with selected merger and acquisition transactions. This analysis included 23 transactions involving companies in the EDA industry ("COMPARABLE M&A TRANSACTIONS"). In examining these transactions, Hambrecht & Quist analyzed certain income statement parameters of the acquired company relative to the consideration offered. The foregoing multiples were applied to the LTM revenue of Quickturn for the twelve-month period ended September 30, 1998. The median multiple offered in the selected Comparable M&A Transactions was 6.4 times LTM revenues. Based on the analysis of selected Comparable M&A Transactions, Quickturn's implied equity value from applying multiples to historical results was $38.74 per share. This implied equity value range compared to an offer in the proposed Merger of $14.00 per share.

  No company or transaction used in the "Analysis of Publicly Traded Comparable Companies" and "Analysis of Selected Merger and Acquisition Transactions" is identical to Quickturn or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

  Premium Analysis. Hambrecht & Quist compared the implied premium of the offer as of December 8, 1998 to similar premiums for relevant Comparable M&A Transactions. Hambrecht & Quist observed that the

                                       38
THE MERGER
mean one-day and twenty-day premiums paid in the selected Comparable M&A Transactions was 19.3% and 31.8%, respectively. Additionally, Hambrecht & Quist compared the implied premium of the offer in the proposed Merger as of December 8, 1998 to a broader range of 95 acquisitions of public technology companies. Hambrecht & Quist noted that the median one-day and twenty-day premiums paid in these acquisitions were 25.9% and 41.5%, respectively. This compared with the proposed Merger which, as of December 8, 1998, represented a premium over the closing price for Quickturn Common Stock on August 11, 1998 (the last trading day prior to the announcement of the Mentor Offer) of 75.0%. Hambrecht & Quist also analyzed the implied premiums to mean historical closing prices for the one week, one month and three months ended August 11, 1998 using the Merger offer price of $14.00 and found that the implied premiums were 89.8%, 85.1% and 41.8%, respectively.

  Potential Future Market Valuation. Hambrecht & Quist compared the offer in the proposed Merger to a range of potential future market values based on projected earnings and revenue and ranges of corresponding forward multiples. Hambrecht & Quist applied multiples of earnings of 15.0, 17.5, and 20.0 times forward earnings and multiples of revenue of 1.5, 2.0, and 2.5 times trailing revenue to projected results for Quickturn based on Wall Street consensus estimates and selected financial and operating data made available to it from the internal records of Quickturn. By applying discount rates based on Quickturn's expected cost of capital to the implied future market value, Hambrecht & Quist was able to determine a present value of the implied future market values. Hambrecht & Quist used a range of discount rates from 14% to 22% for purposes of discounting Quickturn's projected market value. Based on this analysis, Hambrecht & Quist estimated that the range of potential future market value for Quickturn was between $5.70 and $19.13 based on projected EPS and between $8.36 and $17.06 based on projected revenue. This implied equity value range compared to an offer in the proposed Merger of $14.00 per share.

  The foregoing description of Hambrecht & Quist's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Appendix C to this Proxy Statement/Prospectus.

  Hambrecht & Quist, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Hambrecht & Quist has acted as a financial advisor to the Quickturn Board in connection with the Merger, and it will receive a fee for its services, which include the rendering of the fairness opinion.

  In the past, Hambrecht & Quist has provided investment banking and other financial advisory services to Quickturn and has received fees for rendering these services. Hambrecht & Quist served as co-manager in Quickturn's December 1993 initial public offering, advised Quickturn in the January 1996 adoption of its Shareholder Rights Plan, advised Quickturn in its February 1997 acquisition of SpeedSim, Inc., and advised Quickturn in its June 1997 acquisition of the assets of Arkos Design, Inc. from Synopsys, Inc. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Quickturn and receives customary compensation in connection therewith, and also provides research coverage for Cadence and Quickturn. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of Cadence and Quickturn for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Moreover, Hambrecht & Quist and its affiliates own 40,000 shares of Quickturn Common Stock. Hambrecht & Quist may in the future provide investment banking or other financial advisory services to Cadence or Quickturn.

  Pursuant to an engagement letter dated August 14, 1998, Quickturn has agreed to pay Hambrecht & Quist a fee of $250,000 in connection with the delivery of the fairness opinion rendered on December 8, 1998. Quickturn has agreed to pay Hambrecht & Quist upon consummation of the Merger, a fee of 1.0% of the aggregate consideration paid in the transaction, less any fees previously paid. This fee is expected to total approximately $2.95 million. Quickturn also has agreed to reimburse Hambrecht & Quist for its reasonable out-

                                       39
THE MERGER
of-pocket expenses and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor.

THE MERGER

  Subject to the terms and conditions of the Merger Agreement and in accordance with the Delaware Law, at the Effective Time, Merger Sub will merge with and into Quickturn. Quickturn will be the surviving corporation and will continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Cadence. At the Effective Time, the separate corporate existence of Merger Sub will terminate. The Certificate of Incorporation of Merger Sub will be the Certificate of Incorporation of the Surviving Corporation, and the By-Laws of Merger Sub will be the By-Laws of the Surviving Corporation.

  Cadence and Quickturn may at any time provide for a Merger of Quickturn with and into Merger Sub in which Merger Sub is the Surviving Corporation.

CONVERSION OF QUICKTURN STOCK; TREATMENT OF QUICKTURN STOCK OPTIONS AND
WARRANTS

  At the Effective Time, each share of Quickturn Common Stock outstanding, other than shares held by Cadence, Merger Sub or Quickturn or any subsidiary thereof, will be converted into the right to receive a number of shares of Cadence Common Stock equal to the Exchange Ratio. Because the Exchange Ratio will be fixed two business days prior to the Closing Date and because the market price of Cadence Common Stock during that two day period is subject to fluctuation, the value of the shares of Cadence Common Stock that Quickturn Stockholders will receive in the Merger may increase or decrease, both before and after the Merger.

  Each outstanding share of Quickturn Common Stock owned by Cadence, Merger Sub or their subsidiaries or by Quickturn or its subsidiaries will be canceled at the Effective Time and will cease to exist, and no Cadence Common Stock or other consideration will be delivered in exchange therefor.

  Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding as one share of common stock of the Surviving Corporation immediately after consummation of the Merger.

  Each stock option to acquire Quickturn Common Stock granted under Quickturn's stock option and incentive plans (collectively, the "QUICKTURN STOCK PLANS"), and each warrant to acquire Quickturn Common Stock, outstanding and unexercised immediately prior to the Effective Time will be converted automatically at the Effective Time into, and will become, a stock option and warrant, respectively, to purchase Cadence Common Stock, and will continue to be governed by the terms of the Quickturn Stock Plans and the terms of such warrants, respectively. The Quickturn Stock Plans will be assumed by the Surviving Corporation. In each case, the number of shares of Cadence Common Stock subject to the new Cadence options and warrants will be equal to the number of shares of Cadence Common Stock that the holder of such option or warrant would have been entitled to receive in the Merger had such holder exercised such option or warrant in full immediately prior to the Effective Time at a price per share equal to (x) the aggregate exercise price for the shares of Quickturn Common Stock otherwise purchasable pursuant to such option or warrant divided by (y) the product of (i) the number of shares of Quickturn Common Stock otherwise purchasable pursuant to such option or warrant, and
(ii) the Exchange Ratio. The duration and other terms of each such new Cadence option and warrant will be substantially the same as the prior corresponding Quickturn option and warrant. In any event, options that are incentive stock options under the Code shall be adjusted in the manner prescribed thereby.

  As soon as practicable after the Effective Time, Cadence will deliver to the holders of Quickturn options and warrants appropriate notices setting forth such holders' rights pursuant to the Quickturn Stock Plan and warrants, respectively, and that the agreements evidencing the grants of such options or warrants, as applicable, shall continue in effect on the same terms and conditions (subject to the adjustments described above after giving effect to the Merger). Cadence has agreed to comply with the terms of the Quickturn Stock Plans and

                                      40
THE MERGER
ensure, to the extent required by and subject to the provisions of such plans, that Quickturn stock options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Cadence after the Effective Time.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

  At or prior to the Effective Time, Cadence will deliver to its transfer agent, or a depository or trust institution of recognized standing selected by it (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Quickturn Common Stock, certificates representing the shares of Cadence Common Stock and cash in lieu of any fractional shares (such certificates and cash, together with any dividends or distributions with respect thereto, being referred to herein as the "EXCHANGE FUND") to be issued pursuant to the Merger Agreement in exchange for outstanding shares of Quickturn Common Stock.

  As soon as is practicable after the Effective Time, a form of transmittal letter will be mailed by the Exchange Agent to Quickturn Stockholders. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing Quickturn Common Stock.

  QUICKTURN COMMON STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE TIME.

  Until the certificates representing Quickturn Common Stock are surrendered for exchange after the Effective Time, holders of such certificates will not be paid any cash instead of any fractional shares of Cadence Common Stock and will accrue but will not be paid dividends or other distributions declared after the Effective Time with respect to Cadence Common Stock into which their shares have been converted. When such certificates or receipts are surrendered, any unpaid dividends or other distributions will be paid, without interest. After the Effective Time, there will be no transfers on the stock transfer books of Quickturn of shares of Quickturn Common Stock issued and outstanding immediately prior to the Effective Time. If certificates representing shares of Quickturn Common Stock are presented after the Effective Time, they will be canceled and exchanged for the relevant certificate representing the applicable number of shares of Cadence Common Stock.

  No fractional shares of Cadence Common Stock will be issued to any Quickturn Stockholder upon consummation of the Merger. For each fractional share that would otherwise be issued, Cadence will pay cash in an amount equal to such fraction multiplied by the average of the closing prices of Cadence Common Stock as reported on the NYSE Composite Transactions reporting system for the five trading days immediately preceding the Closing Date. No interest will be paid or accrued on the cash in lieu of fractional shares payable to any Quickturn Stockholder.

  Neither Cadence nor Quickturn will be liable to any former Quickturn Stockholder for any shares or cash from the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  If a certificate for Quickturn Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable under the Merger Agreement upon receipt of an affidavit as to such loss, theft or destruction and as to the ownership of such certificate by the claimant. Cadence or the Exchange Agent may, in its discretion, require the claimant to post bond in such amount as Cadence or the Exchange Agent may determine is necessary as indemnity against any claim that may be made against Cadence with respect to such certificate.

  For a description of the Cadence Common Stock and a description of the differences between the rights of Quickturn Stockholders, on the one hand, and Cadence Stockholders, on the other, see "Cadence Capital Stock and Comparison of Stockholder Rights."

                                       41
THE MERGER

EFFECTIVE TIME

  The Effective Time will be as set forth in the certificate of Merger that will be filed with the Secretary of State of the State of Delaware on the closing date of the Merger (the "CLOSING DATE"). The Closing Date will occur on a date to be specified by the parties, which date will be no later than two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the Merger set forth in the Merger Agreement. Cadence and Quickturn anticipate that the Merger will be consummated no later than March 2, 1999. However, the consummation of the Merger could be delayed if there is a delay in obtaining any required governmental approval. There can be no assurances as to if or when such approvals will be obtained or that the Merger will be consummated. If the Merger is not consummated on or before June 30, 1999, the Merger Agreement may be terminated by either Cadence or Quickturn, unless the failure to consummate the Merger by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein. See "--Conditions to Consummation of the Merger" and "--Regulatory Approvals Required for the Merger."

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains representations and warranties of Cadence and Merger Sub, on the one hand, and Quickturn, on the other, as to, among other things: (i) the corporate organization, existence, good standing and qualification to do business of each party and, in the case of Quickturn, its subsidiaries; (ii) the capitalization of each party and, in the case of Quickturn, its subsidiaries; (iii) the corporate power and authority of each party to enter into the Merger Agreement and perform its obligations thereunder; (iv) the compliance of the Merger Agreement with (a) the certificate of incorporation and by-laws of each party, (b) applicable law and
(c) certain material agreements of each party; (v) governmental and third-party approvals; (vi) the timely filing of required regulatory reports; (vii) each party's financial statements and filings with the Commission, and the availability and accuracy thereof; (viii) each party's broker's fees; (ix) the absence of certain changes in each party's business since September 30, 1998;
(x) the absence of material legal proceedings and injunctions; (xi) the accuracy of the information about each party included in this Proxy Statement/Prospectus; (xii) each party's (and, in the case of Quickturn, its subsidiaries') compliance with applicable law; (xiii) the absence of undisclosed liabilities; (xiv) the absence of material environmental liabilities and (xv) the qualification of the Merger as a reorganization under 368(a) of the Code and for "pooling-of-interests" accounting treatment.

  The Merger Agreement contains certain additional representations and warranties of Quickturn as to, among other things: (i) the filing and accuracy of its tax returns; (ii) its employee benefit plans and related matters; (iii) its insurance; (iv) certain of its business practices; (v) its intellectual property; (vi) its product warranties and guaranties; (vii) its customers and suppliers; (viii) the Quickturn Stockholder Rights not becoming separated from the shares of Quickturn Common Stock or not becoming triggered or exercisable as a result of the transactions contemplated by the Merger Agreement or the Option Agreement; and (ix) its "Year 2000" compliance.

CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER AGREEMENTS

  Pursuant to the Merger Agreement, prior to the Effective Time, each of Cadence and Quickturn has agreed to, and to cause its subsidiaries to, (i) conduct its business in the ordinary course and (ii) seek to preserve intact its business organization and advantageous business relationships and retain the services of its current officers and employees.

  Cadence and Quickturn have also agreed to cooperate with each other and to use all reasonable efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. Cadence and Quickturn have each agreed, upon request, to furnish to the other party all

                                       42
THE MERGER
information concerning themselves and their subsidiaries and such other matters as may be reasonably requested by the other party in connection with the Merger. Cadence and Quickturn have further agreed, subject to the terms and conditions of the Merger Agreement, to use all reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the Merger. Cadence also agreed to use all reasonable efforts to cause the shares of Cadence Common Stock to be issued in the Merger and shares of Cadence Common Stock to be reserved for issuance upon the exercise of Quickturn options and warrants to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. Subject to the terms and conditions of the Merger Agreement, Cadence and Merger Sub have agreed to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after Quickturn Stockholders vote to approve the Merger. Cadence and Quickturn also reached certain agreements with respect to directors' and officers' indemnification and insurance. See "--Interests of Certain Persons in the Merger."

  Quickturn has further agreed to give Cadence access to all of its employees, properties, books, facilities and records, and to furnish information concerning its businesses and properties, as Cadence may from time to time reasonably request. Cadence has agreed to make a Cadence officer available to Quickturn to answer questions and provide information regarding Cadence and its subsidiaries, reasonably requested by Quickturn, taking into account the nature of the transactions contemplated by the Merger Agreement.

  Quickturn has agreed not to redeem any of Quickturn Rights issued pursuant to the Quickturn Rights Agreement. Quickturn has also agreed not to take any action to amend the Quickturn Rights Agreement to facilitate the acquisition of shares of Quickturn Common Stock by any person other than Cadence or Merger Sub, unless the Merger Agreement is first terminated in accordance with its terms.

  In addition, except as expressly contemplated by the Merger Agreement or specified in a schedule thereto, Quickturn has agreed that, prior to the Effective Time, without the prior written consent of Cadence, neither Quickturn nor any of its subsidiaries will, among other things:

    (i) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument);

    (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights), except for the issuance and sale of shares of Quickturn Common Stock pursuant to options granted under the Quickturn Stock Plans prior to the date of the Merger Agreement;

    (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

    (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

    (v) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary;

    (vi) (a) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of Quickturn incurred in the ordinary course of business;
  (c) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of Quickturn or customary loans or advances to employees, in each case

                                       43
THE MERGER
  in the ordinary course of business consistent with past practice); (d) pledge or otherwise encumber its shares of capital stock; or (e) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

    (vii) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units); however, it may increase annual compensation and/or provide for or amend bonus arrangements for employees for fiscal 1998 in the ordinary course of year-end compensation reviews consistent with past practice (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to Quickturn or any such subsidiary);

    (viii) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $100,000 in the aggregate, other than sales of its products in the ordinary course of business consistent with past practices;

    (ix) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

    (x) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

    (xi) (a) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (b) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be material to Quickturn and its subsidiaries, taken as a whole; (c) amend, modify or waive any right under any of its material contracts; (d) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to it; or (e) authorize any new capital expenditure or expenditures that individually is in excess of $100,000 or in the aggregate are in excess of $300,000 (for Quickturn and its subsidiaries combined), except that Quickturn and its subsidiaries may make any capital expenditure required pursuant to existing customer contracts;

    (xii) make any tax election or settle or compromise any income tax liability material to Quickturn and its subsidiaries taken as a whole;

    (xiii) settle or compromise any pending or threatened suit, action or claim that (a) relates to the transactions contemplated by the Merger Agreement or (b) the settlement or compromise of which would have a material adverse effect on Quickturn;

    (xiv) commence any material software development project or terminate any material software development project that is currently ongoing, in either case except pursuant to the terms of existing contracts with customers or except as contemplated by Quickturn's project development budget; or

    (xv) take or agree in writing or otherwise to take any of the actions described above (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of Quickturn contained in the Merger Agreement untrue or incorrect).

  Cadence has agreed that neither Cadence nor any of its subsidiaries will, without the prior written consent of Quickturn:

    (i) knowingly take any action that would result in a failure to maintain the trading of the Cadence Common Stock on the New York Stock Exchange (the "NYSE");


                                       44
THE MERGER

    (ii) acquire or agree to acquire by merging or consolidating with, by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice), if such transaction would prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement;

    (iii) adopt or propose to adopt any amendments to its charter documents that would have an adverse impact on the consummation of the transactions contemplated by the Merger Agreement; or

    (iv) take or agree in writing or otherwise to take any of the actions described above or any action that would make any of the representations or warranties of Cadence contained in the Merger Agreement untrue or incorrect.

  The Merger Agreement contains certain provisions restricting the ability of Quickturn and its representatives to discuss or negotiate proposals for certain material transactions with persons other than Cadence. Under these provisions, Quickturn, its affiliates (as reasonably determined by Quickturn) and their respective officers and other employees with managerial responsibilities, directors, representatives and agents are required to immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). Quickturn has also agreed that neither Quickturn nor any of its affiliates (as reasonably determined by Quickturn) will, nor will Quickturn authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Cadence and Merger Sub or their representatives) concerning any Third Party Acquisition; provided, however, that nothing in the Merger Agreement will prevent the Quickturn Board from taking and disclosing to Quickturn Stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. Quickturn has agreed to promptly notify Cadence in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and to advise Cadence from time to time of the status and any material developments concerning such proposal or inquiry.

  Except as described above, the Quickturn Board may not withdraw its recommendation of the Merger or approve or recommend, or cause Quickturn to enter into any agreement with respect to, any Third Party Acquisition. However, if the Quickturn Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Quickturn Board may withdraw its recommendation of the Merger or approve or recommend a Superior Proposal (as defined below), but in each case only (a) after providing written notice to Cadence (a "NOTICE OF SUPERIOR PROPOSAL") advising Cadence that the Quickturn Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (b) if Cadence does not, within five (5) business days of Cadence's receipt of the Notice of Superior Proposal, make an offer that the Quickturn Board by a majority vote determines in its good faith judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be at least as favorable to Quickturn Stockholders as such Superior Proposal; provided, however, that Quickturn may not enter into any agreement with respect to a Superior Proposal unless and until the Merger Agreement is terminated in accordance with its terms and Quickturn has paid all amounts due to Cadence pursuant to Section 6.3 of the Merger Agreement (as described below under "-- Termination of the Merger Agreement--Effect of Termination"). Any disclosure that the Quickturn Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 under the Exchange Act will not constitute a violation of the Merger Agreement, provided that such disclosure states that no action will be taken by the Quickturn Board in violation of the above-described provisions.

  As used above, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of Quickturn by merger or otherwise by any person (which includes a "person" as such term is

                                       45
THE MERGER
defined in Section 13(d)(3) of the Exchange Act) other than Cadence, Merger Sub or any of their affiliates (a "THIRD PARTY"); (ii) the acquisition by a Third Party of any material portion of the assets of Quickturn and its subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of 15% or more of the outstanding shares of Quickturn Common Stock; (iv) the adoption by Quickturn of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by Quickturn or any of its subsidiaries of more than 10% of the outstanding shares of Quickturn Common Stock; or (vi) the acquisition by Quickturn or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 10% of the annual revenues, net income or assets of Quickturn. As used above, a "SUPERIOR PROPOSAL" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the shares of Quickturn Common Stock then outstanding or all or substantially all the assets of Quickturn and otherwise on terms that the Quickturn Board by a majority vote determines in its good faith judgment (based on the written advice of Hambrecht & Quist or another financial advisor of nationally recognized reputation) to be more favorable to Quickturn Stockholders than the Merger.

CONDITIONS TO CONSUMMATION OF THE MERGER

  Each party's obligation to consummate the Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the Effective Time:

    (i) the Merger Agreement has been approved and adopted by the requisite vote of the Quickturn Stockholders;

    (ii) no statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state governmental entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

    (iii) any waiting period applicable to the Merger under the HSR Act has terminated or expired;

    (iv) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated and to operate Quickturn's business after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act) (the "REQUISITE REGULATORY APPROVALS") have been given, obtained or complied with, as applicable;

    (v) the registration statement of which this Proxy Statement/Prospectus is a part has become effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and shall not be the subject of any stop order or proceedings seeking a stop order and Cadence shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Cadence Common Stock in exchange for shares of Quickturn Common Stock in the Merger; and

    (vi) Quickturn has received from PricewaterhouseCoopers and Cadence has received from Arthur Andersen LLP ("ARTHUR ANDERSEN"), their respective independent accountants, a copy of a letter addressed to them and dated the Closing Date, in substance reasonably satisfactory to Cadence and Quickturn (and which may contain customary qualifications and assumptions), respectively, to the effect that such independent accountants concur with Quickturn's and Cadence's managements' conclusions that no conditions exist related to Quickturn and Cadence, respectively, that would preclude Cadence from accounting for the Merger as a "pooling-of-interests."

  The obligation of Quickturn to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (i) the representations and warranties of Cadence and Merger Sub contained in the Merger Agreement and in the Option Agreement are true and correct (except to the extent that the aggregate of all breaches would not have a material adverse effect on Cadence) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations are true and correct as of such

                                       46
THE MERGER
  earlier date, and in any event, subject to the foregoing material adverse effect qualification) and, at the Closing, Cadence and Merger Sub have delivered to Quickturn a certificate to that effect, executed by two executive officers of Cadence and Merger Sub;

    (ii) each of the covenants and obligations of Cadence and Merger Sub to be performed at or before the Effective Time pursuant to the terms of the Merger Agreement have been duly performed in all material respects at or before the Effective Time and, at the Closing, Cadence and Merger Sub have delivered to Quickturn a certificate to that effect, executed by two executive officers of Cadence and Merger Sub;

    (iii) the shares of Cadence Common Stock issuable to Quickturn Stockholders pursuant to the Merger Agreement and such other shares required to be reserved for issuance in connection with the Merger have been authorized for listing on the NYSE, upon official notice of issuance;

    (iv) Quickturn has received the opinion of its tax counsel to the effect that (x) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and (y) each of Cadence, Merger Sub and Quickturn will be a party to the reorganization within the meaning of
  Section 368(b) of the Code, which opinion may rely on certain representations, and such opinion has not been withdrawn or modified in any material respect;

    (v) Quickturn has received the opinion of legal counsel to Cadence relating to certain legal matters;

    (vi) Cadence has obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Merger Agreement under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, except those for which the failure to obtain would not, in the reasonable opinion of Quickturn, individually or in the aggregate, have a material adverse effect on Cadence; and

    (vii) there have been no events, changes or effects with respect to Cadence or its subsidiaries having or that would reasonably be expected to have a material adverse effect on Cadence.

  The respective obligations of Cadence and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (i) the representations and warranties of Quickturn contained in the Merger Agreement (other than those relating to the status of the Quickturn Rights Agreement and effect of the transactions contemplated by the Merger Agreement and Option Agreement thereon) and in the Option Agreement are true and correct (except to the extent that the aggregate of all breaches would not have a material adverse effect on Quickturn) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations are true and correct as of such earlier date, and in any event, subject to the foregoing material adverse effect qualification) and the representations and warranties of Quickturn relating to the status of the Quickturn Rights Agreement and effect of the transactions contemplated by the Merger Agreement and Option Agreement thereon are true and correct in all respects at and as of the Effective Time, and, at the Closing, Quickturn has delivered to Cadence and Merger Sub a certificate to that effect, executed by two executive officers of Quickturn;

    (ii) each of the covenants and obligations of Quickturn to be performed at or before the Effective Time pursuant to the terms of this Agreement has been duly performed in all material respects at or before the Effective Time and, at the Closing, Quickturn has delivered to Cadence and Merger Sub a certificate to that effect, executed by two executive officers of Quickturn;

    (iii) Cadence has received from each affiliate of Quickturn an executed copy of a letter restricting such affiliate's ability to sell, transfer, pledge or otherwise dispose of, or otherwise reduce his risk with respect to, his shares of Quickturn Common Stock and shares of Cadence Common Stock issued in exchange therefor in the Merger;


                                       47
THE MERGER

    (iv) there have been no events, changes or effects with respect to Quickturn or its subsidiaries having or that, individually or in the aggregate, would reasonably be expected to have, a material adverse effect on Quickturn;

    (v) Cadence shall have received the opinion of its tax counsel to the effect that (x) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and
  (y) each of Cadence, Merger Sub and Quickturn will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations, and such opinion has not been withdrawn or modified in any material respect;

    (vi) Cadence has received the opinion of legal counsel to Quickturn relating to certain legal matters;

    (vii) Quickturn has obtained the consent or approval of each person whose consent or approval is required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Quickturn or any subsidiary of Quickturn under the agreements and instruments set forth on Quickturn's disclosure schedule to the Merger Agreement; and

    (viii) Keith R. Lobo has not questioned the validity or enforceability of his Employment Agreement or otherwise expressed his intent not to continue his employment with the Surviving Corporation.

  No assurance can be provided as to whether all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. If the Merger is not consummated on or before June 30, 1999, the Merger Agreement may be terminated by either Cadence or Quickturn, unless the failure to consummate the Merger by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe covenants and agreements of such party set forth therein.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

  Each of Cadence and Quickturn has agreed to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including using all reasonable efforts to do the following: (i) cooperate in the preparation and filing of the registration statement of which this Proxy Statement/Prospectus forms a part, and any amendments thereto, with the Commission, any filings that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and any filings under similar merger notification laws or regulations of foreign governmental entities; (ii) obtain consents of all third parties and governmental entities necessary, proper or advisable for the consummation of the transactions contemplated by the Merger Agreement; and (iii) contest any legal proceeding relating to the Merger.

  Antitrust. Under the HSR Act, and the rules promulgated thereunder by the U.S. Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC or the Antitrust Division of the U.S. Department of Justice (the "DOJ") and the specified waiting period has been satisfied. Consummation of the Merger is subject to compliance with the HSR Act. On December 11, 1998, Cadence and Quickturn filed the notifications required under the HSR Act, as well as certain information required to be furnished to the FTC and the DOJ. At any time before or after consummation of the Merger, and notwithstanding that the HSR Act waiting period has expired, the DOJ, the FTC or any state or foreign governmental entity could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Quickturn or businesses of Cadence or Quickturn by Cadence. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  Based on information available to them, Cadence and Quickturn believe that the Merger will be effected in compliance with all material federal, state and foreign antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Cadence and Quickturn would prevail.


                                       48
THE MERGER

  Filings with the Secretary of State of the State of Delaware. A Certificate of Merger must be filed with the Secretary of State of the State of Delaware to consummate the Merger.

  Cadence and Quickturn are not aware of any other Required Regulatory Approvals or actions that are required prior to the parties' consummation of the Merger. Cadence and Quickturn presently contemplate that if any such additional governmental approvals or actions are required that they will try to get them. There can be no assurance, however, that any such additional approvals or actions will be obtained.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following discussion addresses the material federal income tax considerations of the Merger that are generally applicable to holders of Quickturn Common Stock exchanging their Quickturn Common Stock for Cadence Common Stock. Quickturn Stockholders should be aware that the following discussion does not deal with all federal income tax considerations that may be relevant to particular Quickturn Stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who hold their shares as part of a hedge, straddle or other risk reduction transaction, who are foreign persons or who acquired their Quickturn Common Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger) including, without limitation, the exercise of options or rights to purchase Quickturn Common Stock in anticipation of the Merger.

  QUICKTURN STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

  The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to Cadence, Merger Sub, Quickturn and/or their respective stockholders.

  Neither Cadence nor Quickturn has requested or will request a ruling from the Internal Revenue Service ("IRS") with regard to any of the U.S. federal income tax consequences of the Merger. GDC, counsel to Cadence, has rendered its opinion to Cadence and WSGR, counsel to Quickturn, has rendered an opinion to Quickturn (collectively, the "TAX OPINIONS") that, if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof), the Merger will constitute a reorganization under Section 368(a) of the Code (a "REORGANIZATION") and each of Cadence, Quickturn and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code. Moreover, as a condition to the consummation of the Merger, such counsel must also render tax opinions at the closing of the Merger that the Merger will constitute a Reorganization and that each of Cadence, Quickturn and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code (the "CLOSING OPINIONS"). The Tax Opinions assume and are conditioned upon, and the Closing Opinions will assume and be conditioned upon, (i) the truth and accuracy of the statements, covenants, representations and warranties contained in the Merger Agreement, in the representations received from Cadence, Merger Sub and Quickturn to support the Tax Opinions and the Closing Opinions, including those attached as exhibits to the Merger Agreement (the "TAX REPRESENTATIONS") and in all other instruments and documents related to the formation, organization and operation of Cadence, Merger Sub and Quickturn examined by and relied upon by GDC and WSGR, in connection with those opinions, (ii) the authenticity of original documents submitted to such counsel, the conformity to the originals of documents submitted to such counsel as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof; (iii) the performance of all covenants contained in the

                                       49
THE MERGER

Merger Agreement and the Tax Representations without waiver or breach of any material provision thereof; (iv) the accuracy of any representation or statement made "to the best of knowledge" or similarly qualified without such qualification; and (v) the reporting of the Merger as a Reorganization by Cadence and Quickturn in their respective federal income tax returns. Subject to the limitations and qualifications referred to herein and in the Tax Opinions and Closing Opinions, and assuming that the Merger is treated as a Reorganization, the following U.S. federal income tax consequences will result:

    (a) No gain or loss will be recognized by the holders of Quickturn Common Stock upon the receipt of Cadence Common Stock solely in exchange for such Quickturn Common Stock in the Merger (except to the extent of cash received in lieu of fractional shares);

    (b) The aggregate tax basis of the Cadence Common Stock so received by Quickturn Stockholders in the Merger (including any fractional share of Cadence Common Stock not actually received) will be the same as the aggregate tax basis of the Quickturn Common Stock surrendered in exchange therefor;

    (c) The holding period of the Cadence Common Stock so received by each Quickturn Stockholder in the Merger will include the period for which the Quickturn Common Stock surrendered in exchange therefor was considered to be held, provided that the Quickturn Common Stock so surrendered is held as a capital asset at the Effective Time;

    (d) Cash payments received by holders of Quickturn Common Stock in lieu of receipt of a fractional share of Cadence Common Stock will be treated as if such fractional share of Cadence Common Stock had been issued in the Merger and then redeemed by Cadence, and a stockholder of Quickturn receiving such cash will generally recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share; and

    (e) None of Cadence, Merger Sub and Quickturn will recognize gain or loss solely as a result of the Merger.

  None of the Tax Opinions and the Closing Opinions is binding on the IRS or the courts. A successful IRS challenge to the Reorganization status of the Merger would result in a Quickturn Stockholder recognizing gain or loss with respect to each share of Quickturn Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the Cadence Common Stock received in exchange therefor. In such event, a Quickturn Stockholder's aggregate basis in the Cadence Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger. Even if the Merger qualifies as a Reorganization, a recipient of shares of Cadence Common Stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely Quickturn Common Stock). All or a portion of such gain may be taxable as ordinary income. Gain would also have to be recognized to the extent that a Quickturn Stockholder was treated as receiving (directly or indirectly) consideration other than Cadence Common Stock in exchange for the Quickturn Common Stock.

  Payments in respect of Quickturn Common Stock or Cadence Common Stock may be subject to information reporting to the IRS and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a holder of such stock if such holder completes and signs the substitute Form W-9 that will be included as part of the transmittal letter, or otherwise proves to Cadence and the Exchange Agent that it is exempt from backup withholding.

ACCOUNTING TREATMENT

  It is anticipated that the Merger will be accounted for as a "pooling-of-interests" transaction under generally accepted accounting principles. Under this method of accounting, Quickturn Stockholders and Cadence Stockholders will be deemed to have combined their existing voting common stock interests by virtue of the exchange of shares of Quickturn Common Stock for shares of Cadence Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of each of Cadence and Quickturn, as reported on its consolidated balance sheet, will be carried over to the consolidated balance sheet of the combined company,

                                       50
THE MERGER
and no goodwill will be created. The combined company will be able to include in its consolidated income the consolidated income of both companies for the entire fiscal year in which the Merger occurs.

  It is a condition to consummation of the Merger that each of Cadence and Quickturn receive an opinion from Arthur Andersen and PricewaterhouseCoopers, their respective independent accountants, to the effect that the Merger will be accounted for as a "pooling-of-interests." See "--Conditions to Consummation of the Merger."

  The unaudited pro forma financial information contained in this Proxy Statement/Prospectus has been prepared using the "pooling-of-interests" accounting method to account for the Merger. See "Summary--Unaudited Comparative Per Common Share Data of Cadence and Quickturn" and "--Selected Unaudited Pro Forma Financial Data of Cadence and Quickturn."

TERMINATION OF THE MERGER AGREEMENT

  Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Quickturn Stockholders:

    (i) by mutual consent of Cadence, Merger Sub and Quickturn;

    (ii) by Cadence and Merger Sub or Quickturn if (a) any court of competent jurisdiction in the United States or other United States federal or state governmental entity has issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is nonappealable or
  (b) the Merger is not consummated on or before June 30, 1999 (the "FINAL DATE"), unless the failure to close by the Final Date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe its covenants and agreements in the Merger Agreement;

    (iii) by Quickturn if (a) there has been a breach of any of Cadence's or Merger Sub's representations or warranties in the Merger Agreement or if any of such representations or warranties has become untrue such that the conditions to Cadence's and Merger Sub's obligations to complete the Merger could not be satisfied by the Final Date, provided that Quickturn has not breached any of its obligations under the Merger Agreement in any material respect; (b) there has been a breach by Cadence or Merger Sub of any of their respective covenants or agreements in the Merger Agreement which has a material adverse effect on Cadence or materially adversely affects (or materially delays) the consummation of the Merger, and Cadence or Merger Sub, as the case may be, has not cured the breach within 20 business days after Quickturn has given it notice of the breach, provided that Quickturn has not breached any of its obligations in the Merger Agreement in any material respect; (c) Quickturn convened a meeting of the Quickturn Stockholders to vote upon the Merger failed to obtain the requisite vote of the Quickturn Stockholders at the meeting (including any adjournments thereof); or (d) the Quickturn Board has received a Superior Proposal, and has complied with the provisions of the Merger Agreement relating thereto; or

    (iv) by Cadence and Merger Sub if (a) there has been a breach of any of Quickturn's representations or warranties in the Merger Agreement or if any of Quickturn's representations or warranties has become untrue such that the conditions to Quickturn's obligation to complete the Merger could not be satisfied by the Final Date, provided that neither Cadence nor Merger Sub has breached any of its obligations in the Merger Agreement in any material respect; (b) Quickturn has breached any of its covenants or agreements in the Merger Agreement and the breach has a material adverse effect on Quickturn or materially adversely affects (or materially delays) the consummation of the Merger, and Quickturn has not cured such breach within 20 business days after Cadence or Merger Sub has given it notice of the breach, provided that neither Cadence nor Merger Sub has breached any of its obligations in the Merger Agreement in any material respect; (c) the Quickturn Board has recommended to the Quickturn Stockholders a Superior Proposal; (d) the Quickturn Board has withdrawn or adversely modified its approval or recommendation of the Merger Agreement or the Merger; (e) Quickturn has ceased using all

                                       51
THE MERGER
  reasonable efforts to call, give notice of, or convene or hold a stockholders' meeting to vote on the Merger as promptly as practicable after the date of the Merger Agreement or has adopted a resolution not to effect any of the foregoing; or (f) Quickturn convened a meeting of the Quickturn Stockholders to vote upon the Merger but failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof).

  Effect of Termination. If the Merger Agreement is terminated as described above, the Merger Agreement shall immediately become void and have no effect without any liability on the part of any party thereto or its affiliates, directors, officers or stockholders other than the confidentiality provisions of the Merger Agreement and the fees and expenses provisions described below. No such termination, however, will relieve any party from liability for any breach of the Merger Agreement prior to such termination.

  Fees and Expenses. (a) If the Merger Agreement is terminated:

    (i) by Quickturn because the Quickturn Board has received a Superior Proposal and has complied with the provisions of the Merger Agreement relating thereto;

    (ii) by Cadence and Merger Sub because:

      (A) the Quickturn Board has recommended a Superior Proposal to the Quickturn Stockholders,

      (B) the Quickturn Board withdrew or adversely modified its approval or recommendation of the Merger Agreement or the Merger, or

      (C) Quickturn has ceased using all reasonable efforts to hold a stockholders' meeting to vote on the Merger or;

    (iii) by Cadence and Merger Sub because:

      (A) Quickturn has breached any of its representations or warranties in the Merger Agreement or any of its representations or warranties have become untrue such that the conditions to Cadence's and Merger Sub's obligations to complete the Merger could not be satisfied by the Final Date, or

      (B) Quickturn has breached and not cured any of its covenants or agreements in the Merger Agreement and the breach has a material adverse effect on Quickturn or materially adversely affects or materially delays the consummation of the Merger, and, in the case of either clause (A) or (B), within 12 months thereafter, Quickturn enters into an agreement with respect to a Company Acquisition (as defined below) or a Company Acquisition occurs involving any party (or any affiliate thereof) (x) with whom Quickturn (or its agents) had negotiations with a view to a Company Acquisition, (y) to whom Quickturn (or its agents) furnished information with a view to a Company Acquisition or (z) who had submitted a proposal or expressed an interest in a Company Acquisition, in the case of each of clauses (x), (y) and (z), prior to such termination; or

    (iv) either by Quickturn or by Cadence and Merger Sub because Quickturn convened a meeting of the Quickturn Stockholders to vote on the Merger but failed to obtain the requisite vote and, at the time of such meeting, there was outstanding an offer by a Third Party to consummate, or a third party publicly announced (and did not withdraw) a plan or proposal with respect to, a Company Acquisition, then Quickturn has agreed that Cadence and Merger Sub would suffer direct and substantial damages, which damages are not determinable with reasonable certainty. To compensate Cadence and Merger Sub for such damages, Quickturn has agreed to pay to Cadence the amount of $10,557,000 as liquidated damages immediately upon the occurrence of any the events described above giving rise to such damages. Quickturn has waived any right to set-off or counterclaim against such amount.

  (b) In addition, if the Merger Agreement is terminated:

    (i) by Quickturn because (A) Quickturn convened a meeting of the Quickturn Stockholders to vote on the Merger but failed to obtain the requisite vote or (B) the Quickturn Board received a Superior Proposal; or

                                       52
THE MERGER

    (ii) by Cadence and Merger Sub because:

      (A) Quickturn has breached any of its representations or warranties in the Merger Agreement or any of its representations or warranties have become untrue such that the conditions to Cadence's and Merger Sub's obligations to complete the Merger could not be satisfied by the Final Date,

      (B) Quickturn has breached and not cured any of its covenants or agreements in the Merger Agreement and the breach has a material adverse effect on Quickturn or materially adversely affects or materially delays the consummation of the Merger,

      (C) the Quickturn Board withdrew or adversely modified its approval or recommendation of the Merger Agreement or the Merger,

      (D) Quickturn has ceased using all reasonable efforts to hold a stockholders' meeting to vote on the Merger, or

      (E) Quickturn convened a meeting of the Quickturn Stockholders to vote on the Merger but failed to obtain the requisite vote,

  then, in addition to any other remedies that Cadence, Merger Sub or their affiliates may have as a result of such termination, Quickturn has agreed to pay to Cadence the amount of $3,500,000 as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with the Merger Agreement, the Merger and the consummation of all transactions contemplated by the Merger Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants).

  (c) Further, if the Merger Agreement is terminated by Quickturn because:

    (i) Cadence or Merger Sub has breached any of its representations or warranties in the Merger Agreement or any of their representations or warranties have become untrue such that the conditions to Quickturn's obligation to complete the Merger could not be satisfied by the Final Date; or

    (ii) Cadence or Merger Sub has breached and not cured any of its covenants or agreements in the Merger Agreement and the breach has a material adverse effect on Cadence or materially adversely affects or materially delays the consummation of the Merger, then, in addition to any other remedies that Quickturn or its affiliates may have as a result of such termination, Cadence has agreed to pay to Quickturn the amount of $3,500,000 as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with the Merger Agreement, the Merger and the consummation of all transactions contemplated by the Merger Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants).

  The term "Company Acquisition" means the occurrence of any of the following events: (i) the acquisition of Quickturn by merger or otherwise by any Third Party; (ii) the acquisition by a Third Party of any material portion of the assets of Quickturn and its subsidiaries taken as a whole; or (iii) the acquisition by a Third Party of 30% or more of the outstanding shares of Quickturn Common Stock or any securities convertible into or exchangeable for such number of shares.

  Except as described above, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees and expenses.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

  Extension and Waiver. At any time prior to the Effective Time, each of Cadence and Merger Sub, on the one hand, and Quickturn, on the other hand, may
(i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement.

                                       53
THE MERGER

  Amendment. The Merger Agreement may be amended in writing by Cadence, Merger Sub and Quickturn at any time before or after approval of the Merger by the Quickturn Stockholders, except that after any such approval there may not be made, without further approval of such stockholders, any amendment which requires the approval of the Quickturn Stockholders under applicable law.

EMPLOYEE BENEFITS AND PLANS

  From and after the Effective Time, the employee or director benefit plans, arrangements or agreements maintained, or contributed to, as of the date of the Merger Agreement, by Quickturn and certain affiliates and disclosed to Cadence in connection with the execution and delivery of the Merger Agreement (the "QUICKTURN BENEFIT PLANS"), will remain in effect with respect to employees of Quickturn (or its subsidiaries) covered by such plans at the Effective Time until such time as Cadence, subject to applicable law, determines to modify or terminate any of such Quickturn Benefit Plans.

STOCK EXCHANGE LISTING

  Cadence has agreed to use all reasonable efforts to cause the shares of Cadence Common Stock to be issued in the Merger and the shares of Cadence Common Stock to be reserved for issuance upon exercise of Quickturn stock options and warrants outstanding at the Effective Time to be approved for listing on the NYSE. It is a condition to the consummation of the Merger that such shares of Cadence Common Stock be authorized for listing on the NYSE, subject to official notice of issuance.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Quickturn's management have interests in the Merger that are in addition to their interests as Quickturn Stockholders generally. The Quickturn Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  The directors, officers and principal stockholders of Quickturn and their associates may have had in the past, and may have in the future, transactions in the ordinary course of business with Cadence and its subsidiaries and affiliates. Any such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

  Employment Agreements. In connection with the execution of the Merger Agreement, Cadence entered into the Employment Agreements with each of Keith Lobo, K.C. Chu, Stephen Sample, Christopher Tice, Tung-Sun Tung, Kevin Ladd and Mikhail Bershteyn (the "EMPLOYEES"). Each Employment Agreement commences at the Effective Time for a term of eighteen months (the "EMPLOYMENT PERIOD"). During the Employment Period, Mr. Lobo and each of the other Employees will serve the Surviving Corporation in a capacity functionally equivalent to his current position with Quickturn and will be entitled to a specified annual base salary and bonus (based on a percentage of base salary). In addition to his cash compensation, each Employee will be entitled to receive options to purchase shares of Cadence Common Stock pursuant to his Employment Agreement.

  The Employment Agreements further provide that, upon termination of the Employee's employment with the Surviving Corporation at any time before the one year anniversary of the Effective Time, the Employee's compensation will be determined solely in accordance with the applicable Quickturn Retention Plan, as described below. Between such one year anniversary and the date which is 18 months following the Effective Time, termination of any Employee without cause (as defined in the Employment Agreements), or voluntarily termination as a result of a reduction in base pay, reduction in title or a material change in such Employee's job responsibilities, or because of his relocation to more than 35 miles from his work location immediately prior to the Effective Time, entitles such Employee to a cash payment equal to the Employee's base salary for the remainder of the Employment Period. Upon termination at any time during the Employment Period, the

                                       54
THE MERGER

Cadence stock options granted to the terminated Employee during the Employment Period will cease to vest and all other employee medical, dental and other benefits will terminate, except as otherwise required under the applicable Quickturn Management Retention Plan, as discussed below.

  Each Employee has also agreed not to compete with the Surviving Corporation before the later of (i) the eighteen month anniversary of the Effective Time and (ii) such Employee's termination of employment with the Surviving Corporation. In addition, until one year after termination of his employment, the Employee may solicit neither Cadence's or the Surviving Corporation's employees nor their clients or customers; nor may such Employee: (x) use any Cadence or Quickturn trade secret or proprietary information, (y) interfere or attempt to interfere with the Surviving Corporation's or Cadence's relationship with its customers or clients, or (z) solicit the business of any client or customer of Cadence or the Surviving Corporation.

  Management Retention Plan. The Quickturn Management Retention Plan provides severance benefits to management employees where their employment is constructively terminated within the twelve-month period following a "change of control." Consummation of the Merger will be a change of control for purposes of the Quickturn Management Retention Plan. Constructive termination includes:
(i) a significant reduction of the employee's (a) duties or responsibilities,
(b) annual base salary, (c) the maximum amount of the participant's potential annual cash bonus and (d) kind or level of the participant's employee benefits;
(ii) his relocation to a location more than 35 miles from his location prior to the Merger; (iii) failure of the Surviving Corporation to assume the Quickturn Management Retention Plan; or (iv) any act which would constitute constructive termination under applicable law.

  Upon constructive termination, each of the Employees would be entitled to receive a payment equal to between 150% and 250% (depending on the Employee) of his (x) then base salary plus (y) average bonus over the prior three years, and, if not previously paid, an additional pro-rated bonus for the year in which the Employee is terminated. Mr. Lobo would receive an amount representing 250% of his base salary plus average annual bonus for the prior three years. Messrs. Tice and Tung would be entitled to receive 200% of their respective base salaries plus average annual bonus. Messrs. Chu, Sample and Ladd would be entitled to receive 150% of their respective base salaries plus average annual bonus. In addition to these severance payments, Mr. Lobo would continue to receive benefits for two and one-half years after his termination date, Messrs. Tice and Tung would continue to receive benefits for two years after their respective termination dates, and Messrs. Chu, Sample and Ladd would continue to receive benefits for one and a half years after their respective termination dates.

  Under the Quickturn Management Retention Plan, benefits and payments under the plan are only reduced to avoid triggering the golden parachute excise tax and non-deductibility provisions of the Code if doing so would maximize the after-tax economic benefit to such officers, as determined by Quickturn's independent accountants.

  Employee Retention Plan. The Quickturn Employee Retention Plan provides severance benefits for employees who are not participants in the Quickturn Management Retention Plan, including Mr. Bershteyn. If the participant is involuntarily terminated without cause within 12 months following a "change of control," the Quickturn Employee Retention Plan entitles the employee to a severance payment equaling two weeks' base salary for each full year of employment with Quickturn up to and including the date of the change of control, with a minimum payment of three months (or six months for director-level employees and employees designated as key contributors by the chief executive officer, including Mr. Bershteyn). Consummation of the Merger will be a change of control for purposes of the Quickturn Employee Retention Plan.

  In the event the golden parachute excise tax and non-deductibility provisions of the Code would be triggered as a result of the payments and benefits under the Quickturn Employee Retention Plan, a participant's payments and benefits may be reduced to the largest amount that would not trigger the golden parachute excise tax and non-deductibility provisions.


                                       55
THE MERGER

  Stock-Based Rights. The Merger Agreement provides that, at the Effective Time, each outstanding and unexercised stock option and warrant to acquire shares of Quickturn Common Stock granted under the Quickturn Stock Plans or otherwise will cease to represent the right to acquire shares of Quickturn Common Stock and will be converted into and become a stock option or warrant, as applicable, with respect to Cadence Common Stock, and that Cadence will comply with the terms of the Quickturn Stock Plans.

  Indemnification; Directors' and Officers' Insurance. The Merger Agreement provides that, after the Effective Time, in the event of any threatened or actual claim or proceeding in which any person who is or has been a director, officer or employee of Quickturn or any of its subsidiaries is, or is threatened to be, made a party based in whole or in part on, or pertaining to,
(i) the fact that such person was a director, officer or employee of Quickturn or any of its subsidiaries or (ii) the Merger Agreement, or the transactions contemplated thereby, Cadence will, subject to the conditions set forth in the Merger Agreement, indemnify such person to the fullest extent required of permitted by applicable law against any liability or expense incurred in connection with any such claim or proceeding. The Merger Agreement further provides that Cadence will, subject to the conditions set forth in the Merger Agreement, cause the persons serving as officers and directors of Quickturn or its subsidiaries immediately prior to the Effective Time to be covered for a period of at least six years following the Effective Time by Quickturn's directors' and officers' liability insurance policy (or any equivalent substitute therefor) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacities as such. In addition, Cadence has agreed to honor in all respects all of Quickturn's agreements to indemnify its officers and directors in effect on December 8, 1998 (or indemnity agreements with directors joining the Quickturn Board before the Effective Time if in Quickturn's customary form), and any indemnification provisions under the Quickturn Certificate and Quickturn Bylaws in effect on December 8, 1998.

OPTION AGREEMENT

  Immediately after the execution of the Merger Agreement, Cadence and Quickturn executed and delivered the Option Agreement, pursuant to which Quickturn granted Cadence an option to purchase Quickturn Common Stock from Quickturn under the conditions described below (the "OPTION"). Quickturn approved and entered into the Option Agreement to induce Cadence to enter into the Merger Agreement.

  The Option Agreement provides for the purchase by Cadence of up to 3,619,100 shares (the "OPTION SHARES") of Quickturn Common Stock at an exercise price of $14 per share, payable in cash (the "OPTION PRICE"). The Option Shares, if issued pursuant to the Option Agreement, will in no event exceed 19.9% of the number of shares of Quickturn Common Stock issued and outstanding without giving effect to the issuance of any shares of Quickturn Common Stock subject to the Option.

  The number of shares of Quickturn Common Stock subject to the Option will be increased or decreased, as appropriate, to the extent that additional shares of Quickturn Common Stock are either (i) issued or otherwise become outstanding (other than pursuant to an exercise of the Option) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after December 8, 1998, such that, after such event, the number of Option Shares will continue to equal 19.9% of the Quickturn Common Stock then issued and outstanding without giving effect to the issuance of any Quickturn Common Stock subject to the Option. In the event of any change in the number of outstanding shares of Quickturn Common Stock by reason of a stock dividend, stock split, merger, recapitalization, rights offering, share exchange or other similar change, Cadence will receive, upon exercise of the Option, the stock or other securities, cash or property to which Cadence would have been entitled if Cadence had exercised the Option and had held shares of Quickturn Common Stock on the record date fixed for determination of holders of shares of Quickturn Common Stock entitled to receive such stock or other securities, cash or property at the same aggregate price as the aggregate Option Price of the Option Shares.

  The Option Agreement provides that Cadence or any other permitted holder or holders of the Option (as used in this section, collectively, the "HOLDER") may exercise the Option, in whole or in part, if a Triggering

                                       56
THE MERGER

Event (as defined below) has occurred prior to the Expiration Date (as defined below). If Cadence wishes to exercise the Option, it must deliver written notice (the "EXERCISE NOTICE") to Quickturn specifying its intention to exercise the Option, the total number of Option Shares it wishes to purchase and a date and time for the closing of such purchase that is not less than one nor more than 30 business days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the HSR Act. However, the Option will not be exercisable if Cadence has willfully and materially breached the Merger Agreement. Any exercise of the Option will be deemed to occur on the date such notice is sent.

  For purposes of the Option Agreement:

    (i) The term "TRIGGERING EVENT" means the occurrence after December 8, 1998 of any of the events or transactions described in paragraphs (a)(i),
  (ii), (iii) and (iv) under "--Termination of the Merger Agreement--Fees and Expenses" above, all of which involve termination of the Merger Agreement.

    (ii) The term "COMPANY ACQUISITION" means the occurrence of any of the following events: (a) the acquisition of Quickturn by merger or otherwise by any Third Party; (b) the acquisition by a Third Party of any material portion of the assets of Quickturn and its subsidiaries taken as a whole; and (c) the acquisition by a Third Party of 30% or more of the outstanding shares of Quickturn Common Stock or any securities convertible into or exchangeable for such number of shares.

    (iii) The term "EXPIRATION DATE" means the earlier of (a) the Effective Time and (b) 5:00 p.m., California time, on the day that is the 12 month anniversary of the date on which the Merger Agreement has been terminated in accordance with its terms.

  If prior to the Expiration Date any person or group (other than Cadence and its affiliates) has acquired 30% or more of the then outstanding shares of Quickturn Common Stock (a "SHARE ACQUISITION"), or Quickturn has entered into a written definitive agreement with any person or group (other than Cadence and its affiliates) providing for a Company Acquisition, then Cadence, in lieu of exercising the Option, will have the right at any time thereafter (as long as the Option is exercisable under its terms) to request that Quickturn pay, and promptly (but in any event not more than five business days) after the giving by Cadence of such request Quickturn will pay to Cadence, in cancellation of the Option, an amount in cash (the "CANCELLATION AMOUNT") equal to:

    (i) the lesser of (x) the excess over the Option Price of the greater of
  (A) the last sale price of a share of Quickturn Common Stock as reported on Nasdaq on the last trading day prior to the date of the Exercise Notice, and (B) (1) the highest price per share of Quickturn Common Stock offered to be paid or paid by any such person or group pursuant to or in connection with such Share Acquisition or Company Acquisition or (2) if such Company Acquisition consists of a purchase and sale of assets, the aggregate consideration offered to be paid or paid in any transaction or proposed transaction in connection with a Company Acquisition, divided by the number of shares of Quickturn Common Stock then outstanding, and (y) $3.8890884474 multiplied by

    (ii) the number of Option Shares then covered by the Option.

If all or a portion of the price per share of Quickturn Common Stock offered, paid or payable or the aggregate consideration offered, paid or payable for the stock or assets of Quickturn, each as contemplated by the preceding sentence, consists of noncash consideration, such price or aggregate consideration will be the cash consideration, if any, plus the fair market value of the non-cash consideration as determined by the investment bankers of Quickturn and the investment bankers of Cadence.

  Notwithstanding anything to the contrary contained in the Option Agreement, the economic benefit, if any, which Cadence may derive thereunder is limited as follows:


                                       57
THE MERGER

    (1) in no event may Cadence's Total Payment (as defined below) exceed $14,075,000, and Cadence must pay any excess over such amount to Quickturn; and

    (2) the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Payment (as defined below), together with the actual Total Payment immediately preceding such exercise, exceeding $14,075,000.

  For purposes of the Option Agreement:

    (1) "TOTAL PAYMENT" means the sum (before taxes) of the following: (i) any Cancellation Amount received by Cadence, (ii)(x) the net cash amounts received by Cadence pursuant to the sale of Option Shares (or any other securities into which such Option Shares have been converted or exchanged) pursuant to the Quickturn Call (as defined below) or otherwise to any unaffiliated party, less (y) the aggregate Option Price for such shares,
  (iii) any amounts Cadence receives upon transfer of the Option (or any portion thereof) to any unaffiliated party, and (iv) the amount Cadence actually receives pursuant to the Merger Agreement and described in paragraph (a)(i), (ii), (iii) or (iv) under "--Termination of the Merger Agreement--Fees and Expenses" above; and

    (2) "NOTIONAL TOTAL PAYMENT" with respect to any number of Option Shares as to which Cadence may propose to exercise the Option means the Total Payment determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and, assuming further, that such shares, together with all other Option Shares held by Cadence as of such date, were sold for cash at the closing market price for the Quickturn Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

  For purposes of the above description, references to Cadence include references to any affiliate of Cadence.

  As of the date of this Proxy Statement/Prospectus, to the knowledge of Cadence and Quickturn, no Triggering Event has occurred.

  Quickturn's obligation to issue Option Shares upon exercise of the Option is subject to the satisfaction or waiver of the following conditions:

    (i) any waiting periods applicable to Cadence's acquisition of the Option Shares under the HSR Act and any material foreign competition laws have expired or been terminated;

    (ii) Cadence's representations and warranties in the Option Agreement are true and correct in all material respects as of the date of the issuance of such Option Shares; and

    (iii) no statute, rule or regulation is in effect, and no order, decree or injunction entered by any court of competent jurisdiction or governmental, regulatory or administrative agency or commission in the United States is in effect, which prohibits the exercise of the Option or acquisition or issuance of Option Shares.

  If Cadence has acquired Option Shares upon exercise of the Option (the date of any closing relating to any such exercise herein referred to as an "EXERCISE DATE"), then, at any time after the date that is 13 months following such Exercise Date (the "PURCHASE PERIOD"), Quickturn may require Cadence, upon delivery to Cadence of written notice, to sell to Quickturn any Option Shares held by Cadence as of the date that is 10 business days after the date of such notice, up to a number of shares equal to the number of Option Shares acquired by Cadence pursuant to exercise of the Option in connection with such Exercise Date (the "QUICKTURN CALL"). The per share purchase price for such sale (the "QUICKTURN CALL PRICE") is equal to the higher of (i) the Option Price, less any dividends paid on the Option Shares to be purchased by Quickturn pursuant to the Quickturn Call, plus an amount equal to a return at an annual rate of 15% of the Option Price from the Exercise Date and (b) an amount equal to the average of the high and low trading prices per share of Quickturn Common Stock for the 30 trading day period ending one day prior to the delivery of Quickturn's notice exercising the Quickturn Call.

                                       58
THE MERGER

  Subject to any limitations imposed on Quickturn pursuant to any other registration rights in effect, Quickturn will, if requested by Cadence at any time or from time to time within two years following a Triggering Event (the "REGISTRATION PERIOD"), to permit the sale or other disposition of Option Shares that have been acquired by or are issuable to Cadence upon exercise of the Option ("REGISTRABLE SECURITIES"), register under the Securities Act, the offering, sale and delivery, or other disposition, of the Registrable Securities. In connection with any such sale or other disposition, Cadence will use all reasonable efforts to prevent any person or group from purchasing through such offering shares of Quickturn Common Stock representing more than 5% of the outstanding shares of Quickturn Common Stock on a fully diluted basis at the time of such request. Any such request for registration must relate to a number of Registrable Securities equal to at least 20% of the Option Shares, unless the remaining number of Registrable Securities is less than such amount, in which case Cadence will be entitled to exercise its registration rights only for all of the remaining Registrable Securities (a "PERMITTED OFFERING"). Cadence's rights described in this paragraph will terminate when Cadence becomes entitled to sell all of the remaining Registrable Securities pursuant to Rule 144(k) under the Securities Act. Quickturn will use all reasonable efforts to qualify any Registrable Securities Cadence desires to sell or otherwise dispose of under applicable state securities or "blue sky" laws; provided, however, that Quickturn will not be required to qualify to do business, or consent to general service of process, in any jurisdiction by reason of this provision. Without Cadence's prior written consent, Quickturn may not include any other securities in any such registration. Quickturn will use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for a period of 90 days from the day such registration statement first becomes effective. Quickturn's obligations to file a registration statement and to maintain its effectiveness may be suspended for one or more periods not exceeding 90 days in the aggregate if the Quickturn Board determines in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Quickturn, or Quickturn is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement. Cadence may make up to two registration requests (counting only requests relating to a registration statement that has become effective under the Securities Act). If, during the Registration Period, Quickturn proposes to register under the Securities Act the offering, sale and delivery of Quickturn Common Stock for cash for its own account or for any other Quickturn Stockholder pursuant to a firm underwriting, it will (subject to certain limitations), in addition to Quickturn's other registration obligations, allow Cadence to participate in such registration provided that Cadence participates in such underwriting.

  The expenses of preparing and filing any registration statement for Registrable Securities and any sale covered thereby (including any fees related to blue sky qualifications and filing fees of the Commission or the NASD) ("REGISTRATION EXPENSES") will, subject to certain exceptions, be paid by Quickturn, except for underwriting discounts or commissions or brokers' fees in respect of shares of Quickturn Common Stock to be sold by Cadence and the fees and disbursements of Cadence's counsel.

  In connection with each registration of Registrable Securities, Quickturn has agreed to indemnify and hold each Holder participating in such offering, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damage, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder, its underwriters and each of their respective affiliates may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any prospectus therein), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than such losses, claims, damages, liabilities or expenses (or actions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder to Quickturn expressly for use in such registration statement. In addition, Cadence and each Holder have agreed to

                                       59
THE MERGER
indemnify and hold Quickturn, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursement of counsel and accountants), joint or several, to which Quickturn, its underwriters and each of their respective affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Quickturn expressly for use in such registration statement; provided, however, that in no event shall any indemnification amount contributed by a Holder exceed the proceeds of the offering received by such Holder.

  Upon the issuance of Option Shares, Quickturn will promptly list such Option Shares on Nasdaq or on such national or other exchange on which the shares of Quickturn Common Stock are at the time listed.

  Neither Quickturn nor Cadence may assign any of its rights or obligations under the Option Agreement to any other person without the express written consent of the other party, except that Cadence may assign its rights and obligations thereunder to any of its wholly-owned subsidiaries, so long as such subsidiary agrees in writing to be bound by the terms and provisions of the Option Agreement.

  Certain rights and obligations of Cadence and the Quickturn under the Option Agreement are subject to compliance with the HSR Act. Accordingly, Cadence has included in its merger notifications filed with the DOJ and FTC a description of its rights under the Option Agreement, including its right to purchase more than 15% of the outstanding shares of Quickturn Common Stock. See "--Regulatory Approvals Required for the Merger."

RESTRICTIONS ON RESALES BY AFFILIATES

  The issuance of shares of Cadence Common Stock to Quickturn Stockholders in the Merger and upon exercise of outstanding Quickturn stock options or warrants after the Merger has been registered under the Securities Act. The shares of Cadence Common Stock exchanged in the Merger may be traded freely and without restriction by those Quickturn Stockholders and holders of Quickturn stock options or warrants not deemed to be "affiliates" of Quickturn as that term is defined under the Securities Act. An affiliate of Quickturn, as defined by the rules promulgated under the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Quickturn. Any subsequent transfer of such shares by any person who is an affiliate of Quickturn at the time the Merger is submitted for a vote of Quickturn Stockholders will, under existing law require either (i) the further registration under the Securities Act of the shares of Cadence Common Stock to be transferred, (ii) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration. The foregoing restrictions are expected to apply to the directors and executive officers of Quickturn and the holders of 10% or more of the outstanding shares of Quickturn Common Stock (and to certain relatives or the spouse of any such person and any trusts, estates, corporations or other entities in which any such person has a 10% or greater beneficial or equity interest). Cadence will give stop transfer instructions to the transfer agent with respect to the Cadence Common Stock to be received by persons subject to the restrictions described above, and the certificates for such stock will be appropriately legended.

  Commission guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines indicate further that the "pooling-of-interests" method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.


                                       60
THE MERGER

  Each of Quickturn and Cadence has agreed in the Merger Agreement to use all reasonable efforts to cause each person who is an affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the companies' ability to treat the Merger as a "pooling-of-interests."

                                       61
THE MERGER

                          MANAGEMENT AFTER THE MERGER

BOARDS OF DIRECTORS

  The composition of the Cadence Board will not change as a result of the Merger. However, immediately after the Effective Time, the Board of Directors of the Surviving Corporation will consist of three directors, all of whom will be selected by Cadence.

MANAGEMENT

  The composition of Cadence's management will not change as a result of the Merger. It is expected that, at the Effective Time, Mr. Lobo and each of Messrs. Chu, Sample, Tice, Tung and Ladd will remain with the Surviving Corporation with responsibilities comparable to those of their current positions pursuant to their Employment Agreements.

  Except for the foregoing, key staff positions within the Surviving Corporation have not yet been finally determined. From time to time prior to consummation of the Merger, decisions may be made with respect to the management and operations of the Surviving Corporation, including its other officers and managers.

  Information about the current Cadence directors and executive officers can be found in Cadence's proxy statement, which is incorporated by reference into Cadence's Annual Report on Form 10-K for the year ended January 3, 1998. Information about the current Quickturn directors and executive officers can be found in Quickturn's proxy statement, which is incorporated by reference into Quickturn's Annual Report on Form 10-K for the year ended December 31, 1997. Cadence's and Quickturn's Annual Reports on Form 10-K are incorporated by reference into this Proxy Statement/Prospectus. See "Where You Can Find More Information."

                                       62
MANAGEMENT AFTER THE MERGER

                          PRICE RANGE OF COMMON STOCK

  CADENCE. Cadence Common Stock is listed on the NYSE and traded under the symbol "CDN." The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of Cadence Common Stock on the NYSE Composite Transactions reporting system. Cadence has never declared or paid any cash dividends on the Cadence Common Stock, and does not plan on declaring any such dividends in the near future.

                                                                PRICE RANGE OF
                                                                 COMMON STOCK
                                                                ---------------
                                                                 HIGH     LOW
                                                                ------- -------
   1996
     First Quarter............................................. $ 15.17 $ 11.50
     Second Quarter............................................   21.88   14.84
     Third Quarter.............................................   18.94   11.50
     Fourth Quarter............................................   20.69   16.32
   1997
     First Quarter.............................................   21.94   15.69
     Second Quarter............................................   19.00   13.38
     Third Quarter.............................................   27.50   16.75
     Fourth Quarter............................................   28.75   22.31
   1998
     First Quarter.............................................   37.44   22.75
     Second Quarter............................................   38.00   27.63
     Third Quarter.............................................   31.13   20.69
     Fourth Quarter (through December 22, 1998)................   30.63   19.19

  QUICKTURN. Quickturn Common Stock is listed on the Nasdaq National Market System ("NASDAQ") and traded under the symbol "QKTN." The following table sets forth the high and low closing sales prices for Quickturn Common Stock for the periods indicated, as listed on Nasdaq. Quickturn has never declared or paid any cash dividends on the Quickturn Common Stock, and does not plan on declaring any such dividends in the near future.

                                                                PRICE RANGE OF
                                                                 COMMON STOCK
                                                                ---------------
                                                                 HIGH     LOW
                                                                ------- -------
   1996
     First Quarter............................................. $ 11.50 $  9.00
     Second Quarter............................................   16.50   11.13
     Third Quarter.............................................   15.13   11.88
     Fourth Quarter............................................   21.63   11.75
   1997
     First Quarter.............................................   21.00   15.00
     Second Quarter............................................   15.88    6.69
     Third Quarter.............................................   16.63   12.13
     Fourth Quarter............................................   16.31   10.69
   1998
     First Quarter.............................................   15.50    9.94
     Second Quarter............................................   10.63    6.50
     Third Quarter.............................................   11.38    7.38
     Fourth Quarter (through December 22, 1998)................   14.63    9.50

  The Merger Agreement prohibits Quickturn from paying cash dividends on Quickturn Common Stock pending consummation of the Merger. See "The Merger-- Conduct of Business Pending the Merger and Other Agreements."

                                       63
PRICE RANGE OF COMMON STOCK

                           INFORMATION ABOUT CADENCE

GENERAL

  Cadence provides software technology and comprehensive design and consulting services and technology for the product development requirements of the world's leading electronics companies. Cadence licenses its leading-edge EDA software technology and provides a range of professional services to companies throughout the world to help optimize their product development processes. Recently, Cadence has expanded the role it plays with companies that produce electronic products and with an emerging class of companies that require electronic content in their products, but who desire to purchase from external sources. Cadence is now a supplier of "design realization" solutions, which are used by companies to design and develop ICs and systems including semiconductors, computer systems and peripherals, telecommunications and networking equipment, mobile and wireless devices, automotive electronics, consumer products, and other advanced electronics.

  Cadence serves the worldwide electronics industry, which is quickly evolving from a business-to-business mode to more of a consumer electronics industry. The shift of the electronics industry to the consumer electronics industry is evidenced by the incorporation of electronic content in consumer items such as home appliances, automotive products, entertainment products and games, and personal communication and organization devices. The electronics industry presents challenges for developers of electronic products, where time-to-market, cost, and the need for product diversity become the focus in a fast-paced and volatile industry.

  Cadence's product offerings include a variety of EDA tools. These EDA tools include system level design, custom IC design, deep submicron design, logic design and verification, and printed circuit board design, which enable electronic product designers to improve the quality of their products as well as their productivity. These products apply to one or more steps in the electronics system design process.

  Cadence offers developers of electronic products a portfolio of services within the broad categories of consulting services, design services, and industry services. Cadence provides a variety of services that help improve design environments, from training classes and custom software coding to flow and methodology deployment to complete design process re-engineering. Cadence's Educational Services offer more than 50 training courses within all areas of Cadence technology. Cadence's Applications Services help developers of electronic products to maximize their productivity with Cadence software applications by transferring knowledge from Cadence applications engineers to customer design teams in new methodologies and technologies. In addition, Cadence offers Design Process Service solutions including optimizing existing product development processes, creating new design methodologies, migrating to new methodologies based on significant upgrades of EDA technology, constructing high re-use product development systems, and transferring technological competency. In addition, Cadence offers services to perform design projects for electronic system components such as integrated circuits or software.

  As of December 17, 1998, Cadence employed 4,432 persons, including 2,465 in services, sales, marketing and support activities, 1,287 in product development, and 680 in management, administration, and finance.

  Cadence was formed as a result of the merger of SDA Systems, Inc. into ECAD, Inc. in May 1988. Cadence's executive offices are located at 2655 Seely Avenue, Building 5, San Jose, California 95134, and its telephone number at that location is (408) 943-1234.

MANAGEMENT AND ADDITIONAL INFORMATION

  Certain information relating to executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Cadence is incorporated by reference or set forth in Cadence's Annual Report on Form 10-K for the year ended January 3, 1998, incorporated herein by reference. Quickturn Stockholders desiring copies of such documents may contact Cadence at its address or telephone number indicated under "Where You Can Find More Information."

                                       64
INFORMATION ABOUT CADENCE

                          INFORMATION ABOUT QUICKTURN

GENERAL

  Quickturn designs, manufactures, sells and supports products that verify the design of ICs and electronic systems. Quickturn derives substantially all of its revenue from its design verification products and related maintenance and consulting services. Quickturn's principal design verification products include System Realizer(TM) and CoBALT(TM) (Concurrent Broadcast Array Logic Technology) and Mercury Design Verification System(TM) emulators, and SpeedSim(TM) cycle-based simulation software. Emulation systems are sold in modules of various system capacities measured in "logic gates," which are measurement units that describe the design elements created and verified by Quickturn's customers. As system capacity increases, the selling price of these systems increases correspondingly. Cycle-based simulation revenue is charged on a per-license basis. Cycle-based simulation products, which complement Quickturn's emulation products, can be used by customers to verify digital logic designs early in the design process, particularly when design changes occur several times per day. Later, when designs become more stabilized, customers may use in-circuit emulation to test the entire system that contains the design and to help identify system-level bugs, which typically are more difficult to find at this stage in the design process. Quickturn's products serve the needs of IC and systems design engineers in a variety of industries including microprocessors, computers, workstations and PCs, telecommunications and networking, multimedia, and graphics.

  Quickturn was incorporated in California in July 1987 and reincorporated in Delaware in December 1993. In January 1997, Quickturn commenced shipment of its CoBALT emulation system which was co-developed with IBM. In February 1997, Quickturn merged with SpeedSim, Inc., a provider of cycle-based simulation software. In June 1997, Quickturn purchased from Synopsys, Inc. ("SYNOPSYS") certain assets relating to Synopsys's emulation business of Arkos Design, Inc. Also in June 1997, Quickturn extended its relationship with IBM to develop the next generation of custom processor-based emulation systems. In November 1997, Quickturn moved its corporate headquarters to San Jose, California. Late in 1997, Quickturn introduced release 5.1 of its Quest(TM) II emulation software, which is designed to enable customers to more quickly and easily compile their IC designs. In June 1998, Quickturn announced its new Mercury Design Verification System, which is designed to replace certain of Quickturn's existing emulation product offerings.

  Quickturn's principal executive offices are located at 55 W. Trimble Road, San Jose, California, 95131, and its telephone number is (408) 914-6000.

MANAGEMENT AND ADDITIONAL INFORMATION

  Certain information relating to executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Quickturn is incorporated by reference or set forth in Quickturn's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference. Quickturn Stockholders desiring copies of such documents may contact Quickturn at its address or telephone number indicated under "Where You Can Find More Information."

(TM)System Realizer, CoBALT, Mercury Design Verification System, SpeedSim and Quest are trademarks of Quickturn Design Systems, Inc.

                                       65
INFORMATION ABOUT QUICKTURN

                           CADENCE CAPITAL STOCK AND
                        COMPARISON OF STOCKHOLDER RIGHTS

  As a result of the conversion of shares of Quickturn Common Stock to shares of Cadence Common Stock at the Effective Time, Quickturn Stockholders will become Cadence stockholders. The rights of Cadence stockholders are governed by the Delaware Law, Cadence's Certificate of Incorporation (the "CADENCE CERTIFICATE") and Cadence's By-Laws (the "CADENCE BY-LAWS").

  The following is a description of Cadence capital stock, including the Cadence Common Stock to be issued in the Merger, reflecting the anticipated state of affairs at the Effective Time, and a summary of the material differences between the rights of holders of Cadence Common Stock and Quickturn Common Stock.

DESCRIPTION OF CADENCE CAPITAL STOCK

  The authorized capital stock of Cadence consists of 600,000,000 shares of common stock, $0.01 par value, and 400,000 shares of Preferred Stock, $0.01 par value ("CADENCE PREFERRED STOCK").

 Cadence Common Stock. As of      , 1999, there were approximately   shares of
Cadence Common Stock outstanding held of record by approximately   persons.
Cadence Common Stock is listed on the NYSE under the symbol "CDN." Holders of Cadence Common Stock are entitled to one vote per share on all matters to be voted upon by Cadence stockholders. Cadence stockholders may not cumulate votes in connection with the election of directors. The holders of Cadence Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Cadence Board out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of Cadence, the holders of Cadence Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Cadence Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Cadence Common Stock. All outstanding shares of Cadence Common Stock are fully paid and non-assessable, and the shares of Cadence Common Stock to be outstanding upon completion of the Merger will be fully paid and non-assessable. Harris Trust and Savings Bank, 311 West Monroe Street, 14th Floor, Chicago, Illinois, 60690 is the Transfer Agent and Registrar for the shares of Cadence Common Stock.

 Cadence Preferred Stock. The Cadence Board has the authority to issue up to 400,000 shares of Cadence Preferred Stock in one or more series and, subject to the Delaware Law, to (i) fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of Cadence Preferred Stock consistent with the limitations of the Cadence Certificate;
(ii) fix the number of shares constituting any series and the designations of such series, within the limits and restrictions stated in any resolution of the Cadence Board originally fixing the number of shares constituting any series; and (iii) increase or decrease the number of shares (but not below the number of shares of such series then outstanding) of any such series after the issuance of shares of that series. As of the date of this Proxy Statement/Prospectus, no shares of Cadence Preferred Stock were outstanding. Although it presently has no intention of doing so, the Cadence Board at any time and without stockholder approval, may issue Cadence Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of Cadence Common Stock. The issuance of Cadence Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Cadence.

  The Cadence Certificate designates 400,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock (the "CADENCE SERIES A PREFERRED SHARES") pursuant to the Cadence Rights Agreement. See "--Cadence Rights Plan."

                                       66
CADENCE CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS

CADENCE RIGHTS PLAN

  General. On February 9, 1996, the Cadence Board declared a dividend of one Cadence Stockholder Right for each outstanding share of Cadence Common Stock. The dividend was payable on February 20, 1996 (the "RIGHTS RECORD DATE") to the Cadence Stockholders of record on that date. Each Cadence Stockholder Right entitles the registered holder to purchase from Cadence one one-thousandth of a share of Cadence Series A Preferred Shares at a price of $240 per one one-thousandth of a share of Cadence Series A Preferred Shares (the "PURCHASE PRICE"), subject to adjustment. The description and terms of the Cadence Stockholder Rights are set forth in the Cadence Rights Agreement. The rights issued under the old amended and restated rights agreement, dated as of June 20, 1989, between Cadence and the Rights Agent expired at the close of business on February 9, 1996.

  Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (a "CADENCE ACQUIRING PERSON") have acquired beneficial ownership of 15% or more of the outstanding shares of Cadence Common Stock or (ii) ten business days (or such later date as may be determined by action of the Cadence Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding shares of Cadence Common Stock (the earlier of such dates being called the "CADENCE DISTRIBUTION DATE"), the Cadence Stockholder Rights will be evidenced, with respect to any of the Cadence Common Stock certificates outstanding as of the Rights Record Date, by such Cadence Common Stock certificate with a copy of the Summary of Rights attached to the Cadence Rights Agreement as Exhibit C (the "SUMMARY OF RIGHTS") attached to such certificate.

  The Cadence Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of Cadence Stockholder Rights), the Cadence Stockholder Rights will be transferred only with the shares of Cadence Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Cadence Stockholder Rights), new Cadence Common Stock certificates issued after the Rights Record Date, upon transfer or new issuance of Cadence Common Stock, will contain a notation incorporating the Cadence Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Cadence Stockholder Rights), the surrender for transfer of any certificates for shares of Cadence Common Stock, outstanding as of the Rights Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Cadence Stockholder Rights associated with the shares of Cadence Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Cadence Stockholder Rights ("CADENCE RIGHT CERTIFICATES") will be mailed to holders of record of the shares of Cadence Common Stock as of the close of business on the Distribution Date and such separate Cadence Right Certificates alone will evidence the Cadence Stockholder Rights.

  The Cadence Stockholder Rights are not exercisable until the Distribution Date. The Cadence Stockholder Rights will expire on February 9, 2006 (the "FINAL EXPIRATION DATE"), unless the Final Expiration Date is extended or unless the Cadence Stockholder Rights are earlier redeemed or exchanged by Cadence, in each case, as described below.

  The Purchase Price payable, and the number of Cadence Series A Preferred Shares or other securities or property issuable, upon exercise of the Cadence Stockholder Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Cadence Series A Preferred Shares, (ii) upon the grant to holders of the Cadence Series A Preferred Shares of certain rights or warrants to subscribe for or purchase Cadence Series A Preferred Shares at a price, or securities convertible into Cadence Series A Preferred Shares with a conversion price, less than the then current market price of the Cadence Series A Preferred Shares or (iii) upon the distribution to holders of the Cadence Series A Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or

                                       67
CADENCE CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS
dividends payable in Cadence Series A Preferred Shares) or of subscription rights or warrants (other than those referred to above).

  The number of outstanding Cadence Stockholder Rights are also subject to adjustment in the event of a stock split of the shares of Cadence Common Stock or a stock dividend on the shares of Cadence Common Stock payable in shares of Cadence Common Stock or subdivisions, consolidations or combinations of the shares of Cadence Common Stock occurring, in any such case, prior to the Distribution Date.

  Cadence Series A Preferred Shares purchasable upon exercise of the Cadence Stockholder Rights will not be redeemable. Each Cadence Series A Preferred Share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Cadence Common Stock. In the event of liquidation, the holders of the Cadence Series A Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per share of Cadence Common Stock. Each Cadence Series A Preferred Share will have 1,000 votes, voting together with the shares of Cadence Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Cadence Common Stock are exchanged, each Cadence Series A Preferred Share will be entitled to receive 1,000 times the amount received per share of Cadence Common Stock. These rights are protected by customary antidilution provisions.

  Because of the nature of the Cadence Series A Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Cadence Series A Preferred Share purchasable upon exercise of each Cadence Stockholder Right should approximate the value of one share of Cadence Common Stock.

  In the event that any person or group of affiliated persons becomes a Cadence Acquiring Person, each holder of a Cadence Stockholder Right, other than Cadence Stockholder Rights beneficially owned by the Cadence Acquiring Person (which will thereupon become void), will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Cadence Stockholder Right, that number of shares of Cadence Common Stock having a market value of two times the exercise price of the Cadence Stockholder Right. In the event that, after a person or group has become a Cadence Acquiring Person, Cadence is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Cadence Stockholder Right (other than Cadence Stockholder Rights beneficially owned by a Cadence Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise thereof at the then current exercise price of the Cadence Stockholder Right, that number of shares of common stock of the person with whom Cadence has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the right.

  At any time after any person or group becomes a Cadence Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Cadence Common Stock, or the occurrence of an event described in the prior paragraph, the Cadence Board may exchange the Cadence Stockholder Rights (other than Cadence Stockholder Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Cadence Common Stock, or one one-thousandth of a Cadence Series A Preferred Share (or of a share of a class or series of Cadence Preferred Stock having equivalent rights, preferences and privileges), per Cadence Stockholder Right (subject to adjustment).

  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Cadence Series A Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Cadence Series A Preferred Share, which may, at the election of Cadence, be evidenced by depository receipts), and, in lieu thereof, an adjustment in cash will be made based on the market price of the Cadence Series A Preferred Shares on the last trading day prior to the date of exercise.


                                       68
CADENCE CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS

  At any time prior to the time an Acquiring Person becomes such, the Cadence Board may redeem the Cadence Stockholder Rights in whole, but not in part, at a price of $.01 per Cadence Stockholder Right (the "RIGHTS REDEMPTION PRICE"). The redemption of the Cadence Stockholder Rights may be made effective at such time on such basis and with such conditions as the Cadence Board, in its sole discretion, may establish. Immediately upon any redemption of the Cadence Stockholder Rights, the right to exercise the Cadence Stockholder Rights will terminate and the only right of the holders of Cadence Stockholder Rights will be to receive the Rights Redemption Price.

  For so long as the Cadence Stockholder Rights are redeemable, Cadence may, except with respect to the Redemption Price, amend the Cadence Stockholder Rights in any manner. After the Cadence Stockholder Rights are no longer redeemable, Cadence may, except with respect to the Redemption Price, amend the Cadence Stockholder Rights in any manner that does not adversely affect the interests of holders of the Cadence Stockholder Rights. Until a Cadence Stockholder Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Cadence, including, without limitation, the right to vote or to receive dividends.

  The Cadence Stockholder Rights Have Certain Anti-Takeover Effects. The Cadence Stockholder Rights will cause substantial dilution to a person or group that attempts to acquire Cadence on terms not approved by the Cadence Board, except pursuant to an offer conditioned on a substantial number of Cadence Stockholder Rights being acquired. The Cadence Stockholder Rights should not interfere with any merger or other business combination approved by the Cadence Board since the Cadence Stockholder Rights may be redeemed by Cadence at the Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the shares of Cadence Common Stock.

  The Cadence Rights Agreement is currently scheduled to expire on February 9, 2006. Before then, Cadence is likely either to renew the Cadence Rights Agreement or enter into a successor rights agreement, with similar terms and effects as the Cadence Rights Agreement.

  The foregoing description of the Cadence Stockholder Rights is qualified in its entirety by reference to the Cadence Rights Agreement, which is incorporated herein by reference. See "Where You Can Find More Information."

COMPARISON OF RIGHTS OF CADENCE STOCKHOLDERS AND QUICKTURN STOCKHOLDERS

  The rights of holders of Cadence Common Stock ("CADENCE STOCKHOLDERS") are currently governed by the Delaware Law and the Cadence Certificate and Cadence By-Laws, while the rights of Quickturn Stockholders are currently governed by the Delaware Law and the Quickturn Certificate and the Quickturn By-Laws. In most respects, the rights of Quickturn Stockholders are similar to those of Cadence Stockholders. The following is a summary of the material differences between the Cadence Certificate and Cadence By-Laws, on the one hand, and the Quickturn Certificate and the Quickturn By-Laws, on the other. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Cadence Certificate, the Cadence By-Laws, the Quickturn Certificate, the Quickturn By-Laws and the Delaware Law.

  Capital Stock. The Cadence Certificate provides that the authorized capital stock of Cadence consists of 600,000,000 shares of Cadence Common Stock and 400,000 shares of Cadence Preferred Stock. 400,000 of the authorized shares of Preferred Stock are designated in the Cadence Certificate as "Series A Junior Participating Preferred Stock."

  The Quickturn Certificate provides that the authorized capital stock of Quickturn consists of 40,000,000 shares of Quickturn Common Stock and 2,000,000 shares of Quickturn Preferred Stock.

  As of      , 1999, there were   shares of Quickturn Common Stock outstanding
held of record by approximately    persons. Quickturn Common Stock is listed on
Nasdaq under the symbol "QKTN."


                                       69
CADENCE CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS

  The holders of Quickturn Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of Quickturn Stockholders. Subject to preferences that may be applicable to any outstanding shares of Quickturn Preferred Stock (no shares of Quickturn Preferred Stock are outstanding as of the date of this proxy Statement/Prospectus), the holders of Quickturn Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Quickturn Board out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of Quickturn, the holders of Quickturn Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of Quickturn Common Stock have no preemptive rights or rights to convert their Quickturn Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Quickturn Common Stock. All outstanding shares of Quickturn Common Stock are fully paid and non-assessable.

  Directors. The Cadence By-Laws provide for the Cadence Board to consist of five or more members, with the exact number to be designated by resolution of the Cadence Board. The Cadence By-Laws provide that vacancies on the Cadence Board may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum or by a sole remaining director or by the Cadence Stockholders at a meeting or by written consent.

  The Quickturn By-Laws provide for the Quickturn Board to consist of eight members, which number may be changed from time to time by a by-law adopted by the Quickturn Stockholders or by the Quickturn Board. The Quickturn By-Laws provide that vacancies on the Quickturn Board may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a plurality of the votes cast at a meeting of the Quickturn Stockholders.

  Stockholder Proposals. The Cadence By-Laws do not provide a procedure by which a stockholder may bring business before any meeting of Cadence Stockholders. However, the Cadence By-Laws provide that any stockholder of record seeking to have the Cadence Stockholders authorize or take corporate action by written consent must, by written notice to the secretary of Cadence, request that the Cadence Board fix a record date for determining the stockholders entitled to consent to corporate action in writing without a meeting. The request must include a brief description of the action proposed to be taken. The Cadence Board must, within 10 days of receipt of the request, adopt a resolution fixing a record date. The record date may not precede the date on which the Cadence Board adopts the resolution and may not be more than 10 days after the date upon which such resolution was adopted. If the Cadence Board fails to adopt a record date within the required 10 days, and no prior action by the board is required by Delaware law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to Cadence. If no record date is fixed and prior action is required by the Cadence Board under the Delaware Law, the record date shall be at the close of business on the date on which the Cadence Board adopts the resolution taking such prior action.

  The Quickturn By-Laws provide that in order to properly bring nominations for the election of director or other business before an annual meeting or special meeting, a stockholder must give timely notice in proper form of his or her intent to bring such business before such meeting. To be timely the stockholder's notice must be delivered to or mailed and received by the secretary of Quickturn not less than 90 days prior to the meeting; provided that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given, notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, the stockholder's notice to the secretary must set forth: (i) the name and address of the stockholder who seeks to bring the action and the nature of the business to be proposed or the name and address of the person(s) to be nominated; (ii) the stockholder's representation that he or she is a holder of record of Quickturn stock entitled to vote at the meeting and that the stockholder intends to appear at the meeting to present the nominee or matter of business to be proposed; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee; (iv) other information regarding the nominee or matter of business to be proposed as would be required to be included in a proxy statement

                                       70
CADENCE CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS
under the proxy rules of the Commission had the nominee or business been proposed by the Quickturn Board; and (v) if applicable, the consent of each nominee to serve as a director if elected. The chairman of the meeting may refuse to acknowledge any person or proposal not made in compliance with the foregoing procedures.

  Right to Call Special Meetings of Stockholders. The Cadence By-Laws provide that special meetings of Cadence Stockholders may be called by the Cadence Board, the chairman, the chief executive officer or the president of Cadence or by stockholders holding shares representing not less than 10% of the votes entitled to vote at the meeting.

  The Quickturn By-Laws provide that special meetings of stockholders of Quickturn may be called by the Quickturn Board, the chairman, the president or the chief executive officer of Quickturn or one or more Quickturn Stockholders holding shares representing not less than 10% of the votes entitled to vote at the meeting.

  A stockholder entitled to call a special meeting must submit his or her request in writing by registered mail to Quickturn's president or chief executive officer. The Quickturn Board determines the place and time for the meeting. The time set for the special meeting will not be less than 90 nor more than 100 days after the receipt of the stockholder's request for the special meeting and the determination of the validity of the request and the Quickturn Board will set a record date pursuant to the Quickturn By-Laws to determine the stockholders entitled to vote at the special meeting. Following the receipt of the request, the secretary of Quickturn must give notice of the special meeting to the stockholders entitled to vote at the meeting.

  Stockholder Rights Plans. Cadence has entered into the Cadence Rights Agreement pursuant to which each share of Cadence Common Stock is issued a Cadence Stockholder Right. See "--Description of Cadence Capital Stock--Cadence Rights Plan."

  On January 10, 1996, pursuant to a Preferred Shares Rights Agreement dated January 10, 1996 (the "QUICKTURN RIGHTS AGREEMENT"), the Quickturn Board declared a dividend of one Quickturn Stockholder Right (a "QUICKTURN STOCKHOLDER RIGHT") for each outstanding share of Quickturn Common Stock. Prior to the Distribution Date referred to below, the Quickturn Stockholder Rights are evidenced by and trade with the certificates for Quickturn Common Stock. After the Distribution Date, the Quickturn Board will mail Quickturn Stockholder Rights certificates to Quickturn Stockholders and the Quickturn Stockholder Rights will become transferable apart from the Common Stock.

  Quickturn Stockholder Rights will separate from the Quickturn Common Stock and become exercisable on the Distribution Date. The Distribution Date is the earlier of (i) the tenth day (or such later date as may be determined by a majority of the Quickturn Board not affiliated with the acquiring person or group (the "Continuing Directors")) after a person or group acquires beneficial ownership of 15% or more of Quickturn Common Stock or (ii) the tenth day (or such later date as may be determined by the Continuing Directors of the Quickturn Board then in office) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of Quickturn's Common Stock.

  After the Distribution Date, each Quickturn Stockholder Right will entitle the holder to purchase, for $50, a fraction of a share of Quickturn Preferred Stock with economic terms similar to that of one share of Quickturn Common Stock. If an acquiror obtains 15% or more of Quickturn's Common Stock (other than pursuant to a tender offer deemed adequate and in the best interests of Quickturn and its stockholders by the Quickturn Board (a "PERMITTED OFFER")), thereby becoming a "QUICKTURN ACQUIRING PERSON," then each Quickturn Stockholder Right (other than Quickturn Stockholder Rights owned by a Quickturn Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of Quickturn's Common Stock having a then current market value of twice the exercise price (a "FLIP-IN"). If, after the first date of public announcement by Quickturn or a Quickturn Acquiring Person that a Quickturn Acquiring Person has become such (the "SHARES ACQUISITION DATE"), (a) Quickturn merges into another

                                       71
CADENCE CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS
entity, (b) an acquiring entity merges into Quickturn or (c) Quickturn sells more than 50% of Quickturn's assets or earning power, then each Quickturn Stockholder Right (other than Quickturn Stockholder Rights owned by a Quickturn Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of Common Stock of the person engaging in the transaction having a then current market value of twice the exercise price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a Permitted Offer, in which case the rights will expire) (a "FLIP-OVER").

  At any time after an event triggering the Flip-In or Flip-Over rights and prior to the acquisition by the Quickturn Acquiring Person of 50% or more of the outstanding Quickturn Common Stock, the Quickturn Board may exchange the Quickturn Stockholder Rights (other than Quickturn Stockholder Rights owned by the Quickturn Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one share of Quickturn Common Stock per Quickturn Stockholder Right (subject to adjustment). Quickturn Stockholder Rights are redeemable at Quickturn's option for $0.01 per Quickturn Stockholder Right at any time on or prior to the Distribution Date.

  The Quickturn Stockholder Rights expire on the earliest of (a) January 10, 2006, (b) exchange or redemption of the Quickturn Stockholder Rights as described above or (c) consummation of a merger or consolidation resulting in expiration of the Quickturn Stockholder Rights as described above. The terms of the Quickturn Stockholder Rights and the Quickturn Rights Agreement may be amended in any respect without the consent of the Quickturn Stockholder Rights holders on or prior to the Distribution Date; thereafter, the terms of the Quickturn Stockholder Rights and the Quickturn Rights Agreement may be amended without the consent of the Quickturn Stockholder Rights holders to cure any ambiguities or to make changes which do not adversely affect the interests of Quickturn Stockholder Rights holders (other than the Acquiring Person). Quickturn Stockholder Rights do not have any voting rights. Quickturn Stockholder Rights have the benefit of certain customary anti-dilution provisions.

  On August 25, 1998, the Quickturn Board adopted certain amendments to the Quickturn Rights Agreement, including a "delayed redemption" provision ("DRP"). The DRP provides that if a majority of directors are replaced by stockholder action, the newly elected board cannot redeem the Quickturn Stockholder Rights for 180 days if the purpose or effect of the redemption would be to facilitate a transaction with a certain interested person and its affiliates. On December 3, 1998, the Chancery Court issued an opinion invalidating the DRP provision. Quickturn has appealed the Chancery Court's ruling.

  On December 8, 1998, in connection with the Merger, the Quickturn Board amended the Quickturn Rights Agreement to provide that neither Cadence's entering into the Merger Agreement, the Option Agreement or the consummation of the Merger, nor exercise of Cadence's rights under such Option Agreement will cause the Quickturn Stockholder Rights to become exercisable or cause Cadence to become a Quickturn Acquiring Person.

  The combined company will be subject to the Cadence Rights Agreement until the expiration thereof, and may be covered thereafter by a renewal thereof or a successor rights agreement. See "--Description of Cadence Capital Stock-- Cadence Rights Plan."

  The foregoing is a summary of certain principal terms of the Quickturn Stockholder Rights only and is qualified in its entirety by reference to the detailed terms of the Quickturn Rights Agreement dated as of January 10, 1996, as amended.

                                       72
CADENCE CAPITAL STOCK AND
COMPARISON OF STOCKHOLDER RIGHTS

                          DISSENTERS' APPRAISAL RIGHTS

  Quickturn Stockholders will not be entitled to dissenters' appraisal rights under the Delaware Law or any other statute in connection with the Merger.

                                 LEGAL MATTERS

  The validity of the Cadence Common Stock to be issued in connection with the Merger will be passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California.

                                    EXPERTS

  The consolidated audited financial statements and schedules of Cadence and its subsidiaries incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein in reliance upon authority of said firm as experts in giving said reports.

  The consolidated financial statements of Quickturn and its subsidiaries incorporated in this Proxy Statement/Prospectus by reference to the Quickturn Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated by reference herein in reliance on the report with respect thereto of PricewaterhouseCoopers LLP independent public accountants, given upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

  Quickturn will hold a 1999 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting. In the event that such a meeting is held, any proposals of Quickturn Stockholders intended to be presented at the 1999 Annual Meeting must be received by the secretary of
Quickturn no later than     , 1999 in order to be considered for inclusion in
the Quickturn proxy materials relating to such meeting. Any proposal from a Quickturn Stockholder that is submitted outside the processes of Rule 14a-8 under the Exchange Act and that therefore will not be included in proxy materials to be sent to Quickturn Stockholders by Quickturn, must be received by the secretary of Quickturn not earlier than 90 days prior nor later than 120 days prior to the date of such meeting (unless less than 100 days' notice or prior public disclosure of the date of such meeting is given or made to Quickturn Stockholders, in which case a stockholder proposal must be received no later than the close of business on the 10th day following the date on which Quickturn's notice was mailed or public disclosure was made with respect to such meeting) in order to be considered timely received under the Quickturn By-Laws.

                                 OTHER MATTERS

  As of the date of this Proxy Statement/Prospectus, the Quickturn Board and the Cadence Board know of no matters that will be presented for consideration at the Quickturn Special Meeting other than as described in this Proxy Statement/Prospectus. If any other matters shall properly come before the Quickturn Special Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Quickturn.

                      WHERE YOU CAN FIND MORE INFORMATION

  Cadence has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement under the Securities Act that registers the distribution to Quickturn Stockholders of the shares of Cadence Common Stock to be issued in connection with the Merger (the "REGISTRATION STATEMENT"). The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about Cadence and Cadence Common Stock. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Proxy Statement/Prospectus.

  In addition, Cadence and Quickturn file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission:

   Public Reference         New York Regional Office      Chicago Regional
         Room                 7 World Trade Center             Office
   450 Fifth Street,               Suite 1300              Citicorp Center
         N.W.               New York, New York 10048      500 West Madison
       Room 1024                                               Street
   Washington, D.C.                                          Suite 1400
         20549                                            Chicago, Illinois
                                                             60661-2511

  You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

  The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Cadence and Quickturn, who file electronically with the Commission. The address of that site is http://www.sec.gov.

  The Commission allows Cadence and Quickturn to "incorporate by reference" information into this Proxy Statement/Prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Proxy Statement/Prospectus, except for any information that is superseded by information that is included directly in this document.

  This Proxy Statement/Prospectus incorporates by reference the documents listed below that Cadence and Quickturn have previously filed with the Commission. They contain important information about our companies and their financial condition.

                                       74
WHERE YOU CAN FIND
MORE INFORMATION

CADENCE SEC FILINGS                                             PERIOD
-------------------                                             ------
Annual Report on Form 10-K...................... Year ended January 3, 1998
Quarterly Reports on Form 10-Q.................. Quarters ended April 4, 1998, July
                                                 4, 1998 and October 3, 1998
The description of Cadence Common Stock set
 forth in the Registrant's Registration
 Statement on Form 8-A.......................... Filed: August 29, 1990
The description of Cadence Preferred Stock
 Purchase Rights set forth in Exhibit 1A, 1B and
 1C to the Registrant's Current Report on Form
 8-K.......................................      Filed: February 16, 1996
Current Reports on Form 8-K..................... Filed:
                                                  . August 4, 1998
                                                  . October 13, 1998 (as amended by
                                                     Form 8-K/A filed December 11,
                                                     1998)
                                                  . October 13, 1998
                                                  . December 10, 1998 (as amended by
                                                     Form 8-K/A filed December 22,
                                                     1998)
QUICKTURN SEC FILINGS                                           PERIOD
---------------------                                           ------
Annual Report on Form 10-K...................... Year ended December 31, 1997
Quarterly Reports on Form 10-Q.................. Quarters ended March 31, 1998, June
                                                 30, 1998, and September 30, 1998
The description of Quickturn Common Stock set
 forth in Quickturn's Registration Statement on
 Form 8-A....................................... Filed: October 29, 1993
The description of Quickturn Preferred Stock
 Purchase Rights set forth in Quickturn's
 Registration Statement on Form 8-A............. Filed: January 17, 1996
Amendment No. 1 to the Preferred Share Purchase
 Rights set forth in Amendment No. 1 to
 Quickturn's Registration Statement on Form 8-
 A/A............................................ Filed: August 25, 1998
Amendment No. 2 to the Preferred Share Purchase
 Rights set forth in Amendment No. 2 to
 Quickturn's Registration Statement on Form 8-
 A/A............................................ Filed: December 16, 1998
Current Reports on Form 8-K..................... Filed:
                                                  . April 6, 1998
                                                  . December 16, 1998 (as amended by
                                                     Form 8-K/A filed December 22,
                                                     1998)

  Cadence and Quickturn incorporate by reference additional documents that either company may file with the Commission between the date of this Proxy Statement/Prospectus and the date of the Quickturn Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  Cadence has supplied all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Cadence, as well as all pro forma financial information, and Quickturn has supplied all such information relating to Quickturn.

  You can obtain any of the documents incorporated by reference in this document through Cadence or Quickturn, as the case may be, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement/Prospectus. You can obtain documents incorporated by reference in this Proxy

                                       75
WHERE YOU CAN FIND
MORE INFORMATION

Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

           CADENCE                                        QUICKTURN
     Investor Relations                                Investor/Public
   Cadence Design Systems,                                Relations
            Inc.                                      Quickturn Design
      2655 Seely Avenue                                 Systems, Inc.
    San Jose, California                             55 W. Trimble Road
            95134                                   San Jose, California
    Telephone: (408) 943-                                   95131
            1234

                                                    Telephone: (408) 914-
                                                            6000
  If you would like to request documents, please do so by      , 1999 to
receive them before the Quickturn Special Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

  We have not authorized anyone to give any information or make any representation about the Merger or our companies that is different from, or in addition to, that contained in this Proxy Statement/Prospectus or in any of the materials that we've incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                       76
WHERE YOU CAN FIND
MORE INFORMATION

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma condensed combined financial statements give effect to the proposed Merger and Cadence's acquisition of Ambit, which was consummated in the quarter ended October 3, 1998, and should be read in conjunction with the historical financial statements and accompanying notes incorporated by reference. The Merger is subject to approval by the Quickturn Stockholders.

  The unaudited pro forma condensed combined balance sheet has been prepared as if the Merger (which will be accounted for as a pooling-of-interests) had been completed as of October 3, 1998. The acquisition of Ambit is reflected in the historical unaudited condensed balance sheet of Cadence as of October 3, 1998. The unaudited pro forma combined statements of operations for the nine-month period ended October 3, 1998, and the fiscal year ended January 3, 1998, give effect to the proposed Merger and the acquisition of Ambit (which was accounted for as a purchase in the quarter ended October 3, 1998) as if these transactions had been completed at the beginning of the periods presented. The unaudited pro forma combined statements of operations for the two fiscal years in the period ended December 28, 1996 give effect to the proposed Merger as if the Merger had been completed at the beginning of the period presented.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if these transactions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

                                       77
UNAUDITED PRO FORMA
FINANCIAL CONDENSED
COMBINED INFORMATION

                             CADENCE AND QUICKTURN
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                OCTOBER 3, 1998
                                   (IN 000S)

                                 CADENCE    QUICKTURN  ADJUSTMENTS     TOTAL
                                ----------  ---------  -----------   ----------
            ASSETS
Current Assets:
  Cash and cash investments.... $  207,727  $ 25,182                 $  232,909
  Short-term investments.......     38,231    12,610                     50,841
  Accounts receivable, net.....    236,866    17,486                    254,352
  Inventories..................        --      6,932                      6,932
  Prepaid expenses and other...     86,582    12,697                     99,279
                                ----------  --------                 ----------
    Total current assets.......    569,406    74,907                    644,313
Marketable securities..........        --     20,995                     20,995
Property, plant and equipment,
 net...........................    248,019    12,838                    260,857
Software development costs,
 net...........................     13,548       --                      13,548
Purchased software and
 intangibles, net..............     91,154       --                      91,154
Installment contract
 receivables...................     95,269       --                      95,269
Other assets...................    165,826     9,330                    175,156
                                ----------  --------                 ----------
                                $1,183,222  $118,070                 $1,301,292
                                ==========  ========                 ==========
        LIABILITIES AND
      STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term
   debt........................ $    1,105       --                  $    1,105
  Accounts payable and accrued
   liabilities.................    161,831  $ 24,754     $10,000 (1)    196,585
  Payable to Ambit
   shareholders................    252,990       --                     252,990
  Income taxes payable.........     35,480       --                      35,480
  Deferred revenue.............    109,431     8,460                    117,891
                                ----------  --------                 ----------
    Total current liabilities..    560,837    33,214                    604,051
                                ----------  --------                 ----------
Long-Term Liabilities:
  Long-term debt...............      1,461       --                       1,461
  Minority interest liability..        325       --                         325
  Other long-term liabilities..     30,167       --                      30,167
                                ----------  --------                 ----------
    Total long-term
     liabilities...............     31,953       --                      31,953
                                ----------  --------                 ----------
Stockholders' Equity:
  Common stock and capital in
   excess of par value.........    626,602    93,769                    720,371
  Treasury stock at cost.......   (205,781)   (1,461)                  (207,242)
  Deferred compensation........        --       (382)                      (382)
  Retained earnings (deficit)..    177,080    (6,150)    (10,000)(1)    160,930
  Accumulated other
   comprehensive loss..........     (7,469)     (920)                    (8,389)
                                ----------  --------                 ----------
    Total stockholders'
     equity....................    590,432    84,856                    665,288
                                ----------  --------                 ----------
                                $1,183,222  $118,070                 $1,301,292
                                ==========  ========                 ==========

--------
(1) Reflects anticipated expenses of the merger with Quickturn.

                                       78
UNAUDITED PRO FORMA
FINANCIAL CONDENSED
COMBINED INFORMATION

                         CADENCE, QUICKTURN AND AMBIT

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED OCTOBER 3, 1998
                      (IN 000S, EXCEPT PER SHARE AMOUNTS)

                         CADENCE   AMBIT   ADJUSTMENTS   SUBTOTAL QUICKTURN  ADJUSTMENTS    TOTAL
                         -------- -------  -----------   -------- ---------  -----------   --------
REVENUE
  Product............... $489,865 $ 8,562                $498,427 $ 45,297                 $543,724
  Services..............  184,733     381                 185,114    6,381                  191,495
  Maintenance...........  196,020   1,873                 197,893   21,411                  219,304
                         -------- -------                -------- --------                 --------
   Total revenue........  870,618  10,816                 881,434   73,089                  954,523
                         -------- -------                -------- --------                 --------
COSTS AND EXPENSES
  Cost of product.......   40,325     189    $3,912 (1)    44,426   20,160                   64,586
  Cost of services......  138,066   1,363                 139,429    2,563                  141,992
  Cost of maintenance...   32,869      --                  32,869    6,326                   39,195
  Marketing and sales...  216,663   8,432                 225,095   28,493                  253,588
  Research and
   development..........  129,522   4,519                 134,041   17,811                  151,852
  General and
   administrative.......   49,484   2,578                  52,062   13,596                   65,658
  Unusual items.........  149,890      --                 149,890      --                   149,890
                         -------- -------                -------- --------                 --------
   Total costs and
    expenses............  756,819  17,081                 777,812   88,949                  866,761
                         -------- -------                -------- --------                 --------
Income (loss) from
 operations.............  113,799  (6,265)                103,622  (15,860)                  87,762
Other income, net.......    6,523     435                   6,958    2,221                    9,179
                         -------- -------                -------- --------                 --------
Income (loss) before
 provision for income
 taxes..................  120,322  (5,830)                110,580  (13,639)                  96,941
Provision (benefit) for
 income taxes...........   57,776      25    (1,565)(2)    56,236   (5,592)                  50,644
                         -------- -------                -------- --------                 --------
  Net income (loss)..... $ 62,546 $(5,855)               $ 54,344 $ (8,047)                $ 46,297
                         ======== =======                ======== ========                 ========
  Basic net income
   (loss) per share..... $   0.30                        $   0.26 $  (0.45)                $   0.21
                         ========                        ======== ========                 ========
  Diluted net income
   (loss) per share..... $   0.27                        $   0.23 $  (0.45)                $   0.19
                         ========                        ======== ========                 ========
  Weighted average
   common shares
   outstanding..........  211,505                         211,505   17,772     (9,597)(3)   219,680
                         ========                        ======== ========     ======      ========
  Weighted average
   common and potential
   common shares
   outstanding-assuming
   dilution.............  234,385                         234,385   17,772     (9,275)(3)   242,882
                         ========                        ======== ========     ======      ========

--------
(1) Reflects amortization of goodwill and identified intangible assets for nine month period ended October 3, 1998 ($5.2 million per year for 7 years).
(2) Reflects tax benefit relating to the Ambit loss.
(3) Converts Quickturn's weighted average common and potential common shares outstanding to Cadence Common Stock based on an assumed Exchange Ratio of
    0.46 to 1.00.

                                      79
UNAUDITED PRO FORMA
FINANCIAL CONDENSED
COMBINED INFORMATION

                         CADENCE, QUICKTURN AND AMBIT

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED JANUARY 3, 1998
                      (IN 000S, EXCEPT PER SHARE AMOUNTS)

                         CADENCE   AMBIT   ADJUSTMENTS   SUBTOTAL QUICKTURN  ADJUSTMENTS     TOTAL
                         -------- -------  -----------   -------- ---------  -----------   ----------
REVENUE
 Product................ $530,513 $ 2,361                $532,874 $ 80,850                 $  613,724
 Services...............  160,890      14                 160,904    7,899                    168,803
 Maintenance............  224,490     538                 225,028   21,655                    246,683
                         -------- -------                -------- --------                 ----------
   Total revenue........  915,893   2,913                 918,806  110,404                  1,029,210
                         -------- -------                -------- --------                 ----------
COSTS AND EXPENSES
 Cost of product........   41,509     119    $5,216 (1)    46,844   23,984                     70,828
 Cost of services.......  114,747     439                 115,186    2,696                    117,882
 Cost of maintenance....   26,840     --                   26,840    6,200                     33,040
 Marketing and sales....  257,867   4,207                 262,074   36,775                    298,849
 Research and
  development...........  140,375   2,811                 143,186   23,499                    166,685
 General and
  administrative........   56,495   2,814                  59,309   11,485                     70,794
 Unusual items..........   44,053     --                   44,053   19,231                     63,284
                         -------- -------                -------- --------                 ----------
   Total costs and
    expenses............  681,886  10,390                 697,492  123,870                    821,362
                         -------- -------                -------- --------                 ----------
Income (loss) from
 operations.............  234,007  (7,477)                221,314  (13,466)                   207,848
Other income, net.......   25,624     294                  25,918    2,175                     28,093
                         -------- -------                -------- --------                 ----------
Income (loss) before
 provision for income
 taxes..................  259,631  (7,183)                247,232  (11,291)                   235,941
Provision (benefit) for
 income taxes...........   77,889     --     (2,086)(2)    75,803   (5,945)                    69,858
                         -------- -------                -------- --------                 ----------
  Net income (loss)
   before cumulative
   effect of change in
   accounting method.... $181,742 $(7,183)               $171,429 $ (5,346)                $  166,083
                         ======== =======                ======== ========                 ==========
  Basic net income
   (loss) per share
   before cumulative
   effect of change in
   accounting method.... $   0.93                        $   0.88 $  (0.31)                $     0.82
                         ========                        ======== ========                 ==========
  Diluted net income
   (loss) per share
   before cumulative
   effect of change in
   accounting method.... $   0.83                        $   0.78 $  (0.31)                $     0.73
                         ========                        ======== ========                 ==========
  Weighted average
   common shares
   outstanding..........  194,900                         194,900   17,110     (9,239)(3)     202,771
                         ========                        ======== ========                 ==========
  Weighted average
   common and potential
   common shares
   outstanding-assuming
   dilution.............  219,552                         219,552   17,110     (8,485)(3)     228,177
                         ========                        ======== ========                 ==========

--------
(1) Reflects amortization of goodwill and identified intangible assets for twelve month period ended January 3, 1998 ($5.2 million per year for 7 years).
(2) Reflects tax benefit relating to the Ambit loss.
(3) Converts Quickturn's weighted average common and potential common shares outstanding to Cadence Common Stock based on an assumed Exchange Ratio of
    0.46 to 1.00.

                                      80
UNAUDITED PRO FORMA
FINANCIAL CONDENSED
COMBINED INFORMATION

                             CADENCE AND QUICKTURN
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 28, 1996
                      (IN 000S, EXCEPT PER SHARE AMOUNTS)

                                      CADENCE   QUICKTURN ADJUSTMENTS    TOTAL
                                      --------  --------- -----------   --------
REVENUE
  Product............................ $414,029   $88,090                $502,119
  Services...........................  114,620     4,846                 119,466
  Maintenance........................  212,810    16,642                 229,452
                                      --------   -------                --------
    Total revenue....................  741,459   109,578                 851,037
                                      --------   -------                --------
COSTS AND EXPENSES
  Cost of product....................   48,383    26,050                  74,433
  Cost of services...................   80,963     1,575                  82,538
  Cost of maintenance................   24,127     5,038                  29,165
  Marketing and sales................  226,496    31,982                 258,478
  Research and development...........  115,301    19,706                 135,007
  General and administrative.........   54,387     7,254                  61,641
  Unusual items......................  100,543       --                  100,543
                                      --------   -------                --------
    Total costs and expenses.........  650,200    91,605                 741,805
                                      --------   -------                --------
Income from operations...............   91,259    17,973                 109,232
Other income (expense), net..........     (782)    1,879                   1,097
                                      --------   -------                --------
Income before provision for income
 taxes...............................   90,477    19,852                 110,329
Provision for income taxes...........   61,439     5,721                  67,160
                                      --------   -------                --------
  Net income......................... $ 29,038   $14,131                $ 43,169
                                      ========   =======                ========
  Basic net income per share......... $   0.19   $  0.87                $   0.26
                                      ========   =======                ========
  Diluted net income per share....... $   0.16   $  0.79                $   0.22
                                      ========   =======                ========
  Weighted average common shares
   outstanding.......................  156,773    16,323    (8,814)(1)   164,282
                                      ========   =======                ========
  Weighted average common and
   potential common shares
   outstanding-assuming dilution.....  183,789    17,912    (9,672)(1)   192,029
                                      ========   =======                ========

--------
(1) Converts Quickturn's weighted average common and potential common shares outstanding to Cadence Common Stock based on an assumed Exchange Ratio of
    0.46 to 1.00.

                                      81
UNAUDITED PRO FORMA
FINANCIAL CONDENSED
COMBINED INFORMATION

                             CADENCE AND QUICKTURN
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 30, 1995
                      (IN 000S, EXCEPT PER SHARE AMOUNTS)

                                        CADENCE  QUICKTURN ADJUSTMENTS    TOTAL
                                        -------- --------- -----------   --------
REVENUE
  Product.............................  $292,198  $68,321                $360,519
  Services............................    65,860    2,534                  68,394
  Maintenance.........................   190,360   11,587                 201,947
                                        --------  -------                --------
    Total revenue.....................   548,418   82,442                 630,860
                                        --------  -------                --------
COSTS AND EXPENSES
  Cost of product.....................    44,793   20,776                  65,569
  Cost of services....................    54,988      703                  55,691
  Cost of maintenance.................    16,749    3,627                  20,376
  Marketing and sales.................   185,025   25,809                 210,834
  Research and development............    88,566   15,436                 104,002
  General and administrative..........    40,437    5,006                  45,443
                                        --------  -------                --------
    Total costs and expenses..........   430,558   71,357                 501,915
                                        --------  -------                --------
Income from operations................   117,860   11,085                 128,945
Other income, net.....................    17,237      781                  18,018
                                        --------  -------                --------
Income before provision for income
 taxes................................   135,097   11,866                 146,963
Provision (benefit) for income taxes..    37,827     (612)                 37,215
                                        --------  -------                --------
  Net income..........................  $ 97,270  $12,478                $109,748
                                        ========  =======                ========
  Basic net income per share..........  $   0.59  $  0.81                $   0.64
                                        ========  =======                ========
  Diluted net income per share........  $   0.51  $  0.74                $   0.55
                                        ========  =======                ========
  Weighted average common shares
   outstanding........................   165,510   15,497    (8,368)(1)   172,639
                                        ========  =======                ========
  Weighted average common and
   potential common shares
   outstanding-assuming dilution......   191,114   16,806    (9,075)(1)   198,845
                                        ========  =======                ========

--------
(1) Converts Quickturn's weighted average common and potential common shares outstanding to Cadence Common Stock based on an assumed Exchange Ratio of
    0.46 to 1.00.

                                       82
UNAUDITED PRO FORMA
FINANCIAL CONDENSED
COMBINED INFORMATION

                          CADENCE, AMBIT AND QUICKTURN

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
                          CADENCE, QUICKTURN AND AMBIT

BASIS OF PRESENTATION

  The unaudited pro forma condensed combined financial statements combine the historical financial statements of Cadence and Quickturn for all periods presented following the pooling-of-interests method of accounting. No adjustments were necessary to conform the accounting policies of the combining companies. The unaudited pro forma condensed combined statements of operations for the nine months ended October 3, 1998 and the year ended January 3, 1998 include Cadence's acquisition of Ambit which has been accounted for under the purchase method of accounting.

  The unaudited pro forma condensed combined financial statements included herein have been prepared by Cadence and Quickturn, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, Cadence and Quickturn believe that the disclosures are adequate to make the information presented not misleading.

  The preparation of unaudited pro forma condensed combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited pro forma condensed combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRO FORMA NET INCOME (LOSS) PER SHARE

  The net income (loss) per share is based on the combined weighted average number of common and dilutive potential common shares of Cadence and Quickturn based upon an assumed exchange ratio of 0.46 shares of Cadence Common Stock for each share of Quickturn Common Stock and outstanding Quickturn stock options and warrants.

MERGER RELATED EXPENSES OF CADENCE AND QUICKTURN

  Cadence and Quickturn estimate that they will incur merger-related expenses, consisting primarily of transaction costs for investment bankers, attorneys, accountants, financial printing, and other related charges, of approximately $10 million. This estimate is preliminary and is therefore subject to change. These non-recurring expenses will be charged to operations during the period in which the Merger is consummated. The pro forma condensed combined balance sheet gives effect to such expenses as if they had been incurred as of October 3, 1998, but the pro forma condensed combined statements of operations do not give effect to such expenses as such expenses are non-recurring.

PURCHASE PRICE

  The purchase price for the acquisition of Ambit is computed as follows (in thousands):

   Cash payment to Ambit shareholders................................. $252,990
   Cadence ownership prior to acquisition.............................    2,000
                                                                       --------
     Total purchase price............................................. $254,990
                                                                       ========

                                       83
UNAUDITED PRO FORMA
FINANCIAL CONDENSED
COMBINED INFORMATION

IN-PROCESS TECHNOLOGY

  Cadence's acquisition of Ambit was accounted for as a purchase, allocating the purchase price based upon the estimated fair value of the assets acquired and the liabilities assumed. In connection with the acquisition, net intangibles of $250.9 million were acquired. Cadence's management estimates that $214.4 million of the purchased intangibles was purchased in-process technology that had not yet reached technological feasibility and has no alternative future use. This amount was expensed in the period ended October 3, 1998, but has been excluded from the historical financial information included in the pro forma condensed combined statement of operations for that period included herein as it is a non-recurring expense. The value assigned to purchased in-process technology, based on a valuation prepared by a third-party appraisal company, was determined by identifying research projects in areas for which technological feasibility has not been established. The remaining intangible assets of $36.5 million were assigned to purchased software and intangibles, net and will be amortized on a straight-line basis over their estimated useful lives of seven years. Cadence management believes that the unamortized balance is recoverable through future operating results. If these projects are not successfully developed, the business, operating results, and financial condition of Cadence may be adversely affected. Additionally, the value of the other intangible assets acquired may become impaired.

                                       84
UNAUDITED PRO FORMA
FINANCIAL CONDENSED
COMBINED INFORMATION

                             INDEX OF DEFINED TERMS

                                                                        PAGE NO.
                                                                        --------
Ambit..................................................................    14
Arthur Andersen........................................................    46
Cadence................................................................    28
Cadence Acquiring Person...............................................    67
Cadence Board..........................................................    30
Cadence By-Laws........................................................    66
Cadence Certificate....................................................    66
Cadence Distribution Date..............................................    67
Cadence Common Stock...................................................    30
Cadence Preferred Stock................................................    66
Cadence Right Certificates.............................................    67
Cadence Rights Agent...................................................    30
Cadence Rights Agreement...............................................    30
Cadence Series A Preferred Shares......................................    66
Cadence Stockholder Rights.............................................    30
Cadence Stockholders...................................................    69
Cancellation Amount....................................................    57
CCT....................................................................    12
Chancery Court.........................................................    31
Chancery Court Decision................................................    31
Closing Date...........................................................    42
Closing Opinions.......................................................    49
Code...................................................................    47
Commission.............................................................    74
Company Acquisition....................................................    57
Comparable M&A Transactions............................................    38
DBR....................................................................    32
Delaware District Court................................................    31
Delaware Law...........................................................    24
Delaware Supreme Court.................................................    31
DOJ....................................................................    48
DRP....................................................................    72
EBIT...................................................................    37
EDA....................................................................    19
Effective Time.........................................................    30
Employees..............................................................    54
Employment Agreements..................................................    33
Employment Period......................................................    54
EPS....................................................................    38
Exchange Agent.........................................................    41
Exchange Fund..........................................................    41
Exchange Ratio.........................................................    30
Exercise Date..........................................................    58
Exercise Notice........................................................    57
Expiration Date........................................................    57
Final Date.............................................................    51
Final Expiration Date..................................................    67
Flip-In................................................................    71

                                                                        PAGE NO.
                                                                        --------
Flip-Over..............................................................    72
FPGAs..................................................................    25
FTC....................................................................    48
GDC....................................................................    32
Goldman Sachs..........................................................    32
Hambrecht & Quist......................................................    30
HLDS...................................................................    12
Holder.................................................................    56
HSR Act................................................................    48
IBM....................................................................    26
ICs....................................................................     4
IRS....................................................................    49
LTM....................................................................    38
Mentor.................................................................    17
Mentor Delaware Complaint..............................................    31
Mentor Federal Complaint...............................................    31
Mentor Offer...........................................................    30
Merger.................................................................    28
Merger Agreement.......................................................    28
Merger Sub.............................................................    28
Merger Sub Common Stock................................................    30
MGZ....................................................................    30
NASD...................................................................    28
Nasdaq.................................................................    63
Notice of Superior Proposal............................................    45
Notional Total Payment.................................................    58
NYSE...................................................................    44
Option.................................................................    56
Option Agreement.......................................................    30
Option Price...........................................................    56
Option Shares..........................................................    56
Permitted Offer........................................................    71
Permitted Offering.....................................................    59
PricewaterhouseCoopers.................................................    32
Purchase Period........................................................    58
Purchase Price.........................................................    67
Quickturn..............................................................    28
Quickturn 14D-9........................................................    31
Quickturn Acquiring Person.............................................    71
Quickturn Benefit Plans................................................    54
Quickturn Board........................................................    28
Quickturn By-Laws......................................................    28
Quickturn Call.........................................................    58
Quickturn Call Price...................................................    58
Quickturn Certificate..................................................    29
Quickturn Common Stock.................................................    28
Quickturn Record Date..................................................    29
Quickturn Rights Agreement.............................................    71

                                      G-1
INDEX OF DEFINED TERMS

                                                                        PAGE NO.
                                                                        --------
Quickturn Special Meeting..............................................    28
Quickturn Stock Plans..................................................    40
Quickturn Stockholder Right............................................    71
Quickturn Stockholders.................................................    28
Registrable Securities.................................................    59
Registration Expenses..................................................    59
Registration Period....................................................    59
Registration Statement.................................................    74
Reorganization.........................................................    49
Requisite Regulatory Approvals.........................................    46
Rights Record Date.....................................................    67
Rights Redemption Price................................................    69
Securities Act.........................................................    46
Shapiro I Complaint....................................................    32
Shapiro II Complaint...................................................    34

                                                                        PAGE NO.
                                                                        --------
Share Acquisition......................................................    57
Shares Acquisition Date................................................    71
Solicitation...........................................................    31
Summary of Rights......................................................    67
Superior Proposal......................................................    46
Surviving Corporation..................................................    30
Synopsys...............................................................    65
Tax Opinions...........................................................    49
Tax Representations....................................................    49
Third Party............................................................    46
Third Party Acquisition................................................    45
Total Payment..........................................................    58
Triggering Event.......................................................    57
TtME(TM)...............................................................     4
WSGR...................................................................    32

                                      G-2
INDEX OF DEFINED TERMS

                                                                      APPENDIX A
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                   AS AMENDED

                          DATED AS OF DECEMBER 8, 1998

                                     AMONG

                         CADENCE DESIGN SYSTEMS, INC.,

                        QUICKTURN DESIGN SYSTEMS, INC.,

                                      AND

                             CDSI ACQUISITION, INC.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE 1 THE MERGER.................................................................   1
  Section 1.1.  The Merger...........................................................   1
  Section 1.2.  Effective Time.......................................................   1
  Section 1.3.  Closing of the Merger................................................   2
  Section 1.4.  Effects of the Merger................................................   2
  Section 1.5.  Certificate of Incorporation and Bylaws..............................   2
  Section 1.6.  Directors............................................................   2
  Section 1.7.  Officers.............................................................   2
  Section 1.8.  Conversion of Shares.................................................   2
  Section 1.9.  Dissent and Appraisal Rights.........................................   2
  Section 1.10. Exchange of Certificates.............................................   3
  Section 1.11. Stock Options........................................................   4

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................   5
  Section 2.1.  Organization and Qualification; Subsidiaries; Investments............   5
  Section 2.2.  Capitalization of the Company and its Subsidiaries...................   6
  Section 2.3.  Authority Relative to this Agreement; Recommendation.................   7
  Section 2.4.  SEC Reports; Financial Statements....................................   7
  Section 2.5.  Information Supplied.................................................   7
  Section 2.6.  Consents and Approvals; No Violations................................   8
  Section 2.7.  No Default...........................................................   8
  Section 2.8.  No Undisclosed Liabilities; Absence of Changes.......................   8
  Section 2.9.  Litigation...........................................................   9
  Section 2.10. Compliance with Applicable Law.......................................  10
  Section 2.11. Employee Benefit Plans; Labor Matters................................  10
  Section 2.12. Environmental Laws and Regulations...................................  11
  Section 2.13. Taxes................................................................  11
  Section 2.14. Intellectual Property................................................  12
  Section 2.15. Insurance............................................................  16
  Section 2.16. Certain Business Practices...........................................  16
  Section 2.17. Product Warranties...................................................  16
  Section 2.18. Suppliers and Customers..............................................  16
  Section 2.19. Vote Required........................................................  16
  Section 2.20. Tax Treatment; Pooling...............................................  16
  Section 2.21. Affiliates...........................................................  17
  Section 2.22. Opinion of Financial Adviser.........................................  17
  Section 2.23. Brokers..............................................................  17
  Section 2.24. Company Rights Agreement.............................................  17

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION...................  17
  Section 3.1.  Organization.........................................................  17
  Section 3.2.  Capitalization of Parent and its Subsidiaries........................  18
  Section 3.3.  Authority Relative to this Agreement.................................  18
  Section 3.4.  SEC Reports; Financial Statements....................................  19
  Section 3.5.  Information Supplied.................................................  19
  Section 3.6.  Consents and Approvals; No Violations................................  19
  Section 3.7.  No Default...........................................................  20
  Section 3.8.  No Undisclosed Liabilities; Absence of Changes.......................  20

  Section 3.9.  Litigation..................................................  20
  Section 3.10. Compliance with Applicable Law..............................  20
  Section 3.11. Tax Treatment; Pooling......................................  20
  Section 3.12. Opinion of Financial Adviser................................  21
  Section 3.13. Brokers.....................................................  21
  Section 3.14. No Prior Activities.........................................  21
  Section 3.15 Environmental Laws and Regulations...........................  21
ARTICLE 4 COVENANTS.........................................................  21
  Section 4.1.  Conduct of Business of the Company..........................  21
  Section 4.2.  Conduct of Business of Parent...............................  23
  Section 4.3.  Preparation of S-4 and the Proxy Statement..................  23
  Section 4.4.  Other Potential Acquirers...................................  24
  Section 4.5.  Comfort Letters.............................................  25
  Section 4.6.  Meeting of Stockholders.....................................  25
  Section 4.7.  Stock Exchange Listing......................................  25
  Section 4.8.  Access to Information.......................................  25
  Section 4.9.  Certain Filings; Reasonable Efforts.........................  26
  Section 4.10. Public Announcements........................................  27
  Section 4.11. Indemnification and Directors' and Officers' Insurance......  27
  Section 4.12. Notification of Certain Matters.............................  28
  Section 4.13. Affiliates; Pooling; Tax-Free Reorganization................  28
  Section 4.14. Additions to and Modification of Company Disclosure
   Schedule.................................................................  28
  Section 4.15. Company Rights Agreement....................................  29
ARTICLE 5 CONDITIONS TO CONSUMMATION OF THE MERGER..........................  29
  Section 5.1.  Conditions to Each Party's Obligations to Effect the
   Merger...................................................................  29
  Section 5.2.  Conditions to the Obligations of the Company................  29
  Section 5.3.  Conditions to the Obligations of Parent and Acquisition.....  30
ARTICLE 6 TERMINATION; AMENDMENT; WAIVER....................................  31
  Section 6.1.  Termination.................................................  31
  Section 6.2.  Effect of Termination.......................................  32
  Section 6.3.  Fees and Expenses...........................................  32
  Section 6.4.  Amendment...................................................  33
  Section 6.5.  Extension; Waiver...........................................  33
ARTICLE 7 MISCELLANEOUS.....................................................  33
  Section 7.1.  Nonsurvival of Representations and Warranties...............  33
  Section 7.2.  Entire Agreement; Assignment................................  33
  Section 7.3.  Validity....................................................  33
  Section 7.4.  Notices.....................................................  33
  Section 7.5.  Governing Law...............................................  34
  Section 7.6.  Descriptive Headings........................................  34
  Section 7.7.  Parties in Interest.........................................  34
  Section 7.8.  Certain Definitions.........................................  34
  Section 7.9.  Personal Liability..........................................  35
  Section 7.10. Specific Performance........................................  35
  Section 7.11. Counterparts................................................  35

                               TABLE OF EXHIBITS

 Exhibit A-1.................... Form of Letter Agreement with Company
                                  Affiliates
 Exhibit A-2.................... Form of Letter Agreement with Parent
                                  Affiliates
 Exhibit B-1.................... Form of Representations related to Tax
                                  Matters of the Company
 Exhibit B-2.................... Form of Representations Related to Tax
                                  Matters of Parent and Acquisition
 Exhibit C ..................... Matters to be Covered by Opinion of Legal
                                  Counsel to the Company
 Exhibit D...................... Matters to be Covered by Opinion of Legal
                                  Counsel to Parent and Acquisition
 Exhibit E...................... Form of Certificate of Merger

                               TABLE OF CONTENTS
                                       TO
                          COMPANY DISCLOSURE SCHEDULE

Section 2.1(a)................... Subsidiaries
Section 2.1(c)................... Equity Investments
Section 2.6...................... Consents and Approval
Section 2.7...................... Defaults
Section 2.8...................... Undisclosed Liabilities; Absence of Changes
Section 2.9...................... Litigation
Section 2.11(a).................. Employee Plans
Section 2.11(b).................. Employment and Related Agreements
Section 2.11(c).................. Employee Benefits Affected by this Transaction
Section 2.11(d).................. Employee Benefits to Former Employees
Section 2.11(e).................. Employee Matters
Section 2.13(b).................. Delinquent or Inaccurate Tax Returns
Section 2.13(c).................. All Taxes Paid
Section 2.13(d).................. Tax Claims
Section 2.13(e).................. Excess Parachute Payments
Section 2.14(a).................. Intellectual Property
Section 2.14(e)(1)............... Inbound License Agreements
Section 2.14(e)(2)............... Outbound License Agreements
Section 2.14(i).................. Pending or Threatened Infringement Claims
Section 2.14(j).................. Infringement Matters
Section 2.14(k).................. Existing Software Products
Section 2.14(l).................. Non Company Intellectual Property Rights
Section 2.14(m).................. Existing and Currently Manufactured Software
Section 2.14(o).................. Year 2000 Compliance
Section 2.17..................... Product Warranties
Section 2.18..................... Suppliers and Customers
Section 2.21..................... Affiliates
Section 4.1...................... Conduct of Business
Section 5.3(i)................... Third Party Consents

                             TABLE OF DEFINED TERMS

                                                    CROSS REFERENCE
TERM                                                 IN AGREEMENT          PAGE
----                                                ---------------        ----
Acquisition................................. Preamble....................    1
affiliate................................... Section 7.8(a)..............   46
Agreement................................... Preamble....................    1
business day................................ Section 7.8(b)..............   46
Business System............................. Section 2.14(o)(i)..........   21
capital stock............................... Section 7.8(c)..............   47
Certificate of Merger....................... Section 1.2.................    2
Certificates................................ Section 1.10(b).............    4
Closing Date................................ Section 1.3.................    2
Closing..................................... Section 1.3.................    2
Code........................................ Preamble....................    1
Company..................................... Preamble....................    1
Company Acquisition......................... Section 7.8(d)..............   47
Company Affiliates.......................... Section 2.21................   22
Company Board............................... Section 2.3(a)..............    9
Company Financial Adviser................... Section 2.22................   22
Company Permits............................. Section 2.10................   13
Company Plans............................... Section 1.11(a).............    6
Company Rights Agreement.................... Section 2.2(a)..............    8
Company Rights.............................. Section 2.2(a)..............    8
Company SEC Reports......................... Section 2.4(a)..............   10
Company Securities.......................... Section 2.2(a)..............    8
Company Stock Option or Options............. Section 1.11(a).............    5
DGCL........................................ Section 1.1.................    1
Effective Time.............................. Section 1.2.................    2
Employee Plans.............................. Section 2.11(a).............   14
Environmental Claim......................... Section 2.12(a).............   15
Environmental Laws.......................... Section 2.12(a).............   15
ERISA Affiliate............................. Section 2.11(a).............   14
ERISA....................................... Section 2.11(a).............   14
Exchange Act................................ Section 2.2(c)..............    9
Exchange Agent.............................. Section 1.10(a).............    3
Exchange Fund............................... Section 1.10(a).............    3
Exchange Ratio.............................. Section 1.8(b)..............    3
Governmental Entity......................... Section 2.6.................   11
HSR Act..................................... Section 2.6.................   11
include..................................... Section 7.8(e)..............   47
Indemnified Liabilities..................... Section 4.11................   37
Indemnified Persons......................... Section 4.11................   36
Insurance Policies.......................... Section 2.15................   21
IRS......................................... Section 2.11(a).............   14
ISOs........................................ Section 1.11(a).............    6
knowledge or known.......................... Section 7.8(d)..............   47
Lien........................................ Section 2.2(b)..............    9
Material Adverse Effect on Parent........... Section 3.1(b)..............   23
Material Adverse Effect on the Company...... Section 2.1(b)..............    7

                                                     CROSS REFERENCE
TERM                                                  IN AGREEMENT          PAGE
----                                                 ---------------        ----
Merger Consideration......................... Section 1.8(a)..............    3
Merger....................................... Section 1.1.................    1
Notice of Superior Proposal.................. Section 4.4(b)..............   33
Other Interests.............................. Section 2.1(b)..............    8
Parent....................................... Preamble....................    1
Parent Common Stock.......................... Section 1.8(a)..............    3
Parent Financial Adviser..................... Section 3.12................   28
Parent Permits............................... Section 3.10................   27
Parent Rights................................ Section 3.2(a)..............   24
Parent SEC Reports........................... Section 3.4(a)..............   25
Parent Securities............................ Section 3.2(a)..............   24
person....................................... Section 7.8(f)..............   47
Pooling Transaction.......................... Section 2.20................   22
Proxy Statement.............................. Section 2.5.................   10
S-4.......................................... Section 2.5.................   10
SEC.......................................... Section 2.4(a)..............   10
Securities Act............................... Section 2.4(a)..............   10
Share........................................ Section 1.8(a)..............    2
Shares....................................... Section 1.8(a)..............    2
Stock Option Agreement....................... Section 5.2(a)..............   40
subsidiary or subsidiaries................... Section 7.8(g)..............   47
Superior Proposal............................ Section 4.4(c)..............   33
Surviving Corporation........................ Section 1.1.................    1
Tax or Taxes................................. Section 2.13(a)(i)..........   16
Tax Return................................... Section 2.13(a)(ii).........   16
Third Party Acquisition...................... Section 4.4(c)..............   33
Third Party.................................. Section 4.4(c)..............   33
Year 2000 Compliant.......................... Section 2.14(o)(i)..........   21

                          AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 8, 1998, is by and among Quickturn Design Systems, Inc., a Delaware corporation (the "Company"), Cadence Design Systems, Inc., a Delaware corporation ("Parent"), and CDSI ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition").

  WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

  WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

  WHEREAS, certain officers and employees of the Company have entered into employment and non-competition agreements, effective upon consummation of the Merger, as an inducement to Parent to enter into this Agreement; and

  WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes.

  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

  SECTION 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. At the election of the parties, the Merger may be structured so that the Company shall be merged with and into Acquisition with the result that Acquisition shall become the "Surviving Corporation." The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

  SECTION 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3), a Certificate of Merger substantially in the form of Exhibit E (the "Certificate of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with
Section 251 of the DGCL or such later time as Parent and the Company may agree upon and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

  SECTION 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5, at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, unless another time, date or place is agreed to in writing by the parties hereto.

  SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

  SECTION 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

  SECTION 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

  Section 1.7. Officers. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

  Section 1.8. Conversion of Shares.

  (a) At the Effective Time, each share of common stock, $0.001 par value per share, of the Company (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined below) (the "Merger Consideration"). Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock and to the Shares shall include the associated Parent Rights (as such term is defined in Section 3.2(a) hereof) and associated Company Rights (as defined in Section 2.2(a)), respectively. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

  (b) The "Exchange Ratio" shall be (i) $14.00 divided by (ii) the average closing price of one share of Parent Common Stock (as reported on the NYSE Composite Transactions reporting system) during the five trading days immediately preceding the second business day prior to the Closing Date.

  (c) At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of Acquisition shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Corporation.

  (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist and no shares of Parent Common Stock shall be delivered with respect thereto.

  Section 1.9. Dissenters and Appraisal Rights. The holders of the Shares will not be entitled to dissenters and appraisal rights in accordance with Section 262 of the DGCL.

  Section 1.10. Exchange of Certificates.

  (a) From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition (the "Exchange Agent") for the benefit of the holders of Shares for exchange in accordance with this Article I: (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to
Section 1.8, and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund"), in exchange for outstanding Shares.

  (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") and whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article I and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

  (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
Section 1.10(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

  (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

  (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the date hereof that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  (f) No fractions of a share of Parent Common Stock shall be issued in the Merger but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the average closing price for Parent Common Stock as reported on the NYSE Composite Transactions reporting system for the five (5) business days prior to the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

  (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of twelve (12) months after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock and cash in lieu of fractional shares as the case may be and any applicable dividends or distributions with respect to Parent Common Stock.

  (h) Neither Parent nor the Company shall be liable to any holder of Shares or Parent Common Stock as the case may be for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  Section 1.11. Stock Options.

  (a) At the Effective Time, each outstanding option or warrant to purchase Shares (a "Company Stock Option" or collectively "Company Stock Options") issued pursuant to the Company's 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Key Executive Stock Option Plan, 1993 Employee Qualified Stock Purchase Plan, 1996 Supplemental Stock Plan, as amended, 1997 Stock Option Plan, as amended, 1994 Outside Director Stock Option Plan, Key Executive Stock Option Plan, SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan, or other agreement or arrangement, whether vested or unvested, shall be converted as of the Effective Time into options or warrants, as applicable, to purchase shares of Parent Common Stock in accordance with the terms of this
Section 1.11. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued other than outstanding warrants are referred to collectively as the "Company Plans." Each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option or warrant in full immediately prior to the Effective Time at a price per share equal to (x) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Stock Option divided by (y) the product of
(i) the number of Shares otherwise purchasable pursuant to such Company Stock Option, multiplied by (ii) the Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options" or "ISOs") the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

  (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plan and that the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions

(subject to the adjustments required by this Section 1.11 after giving effect to the Merger). Parent shall comply with the terms of the Company Plans and ensure, to the extent required by and subject to the provisions of such Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section 1.11. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options held by persons who are directors, officers or employees of the Company or its subsidiaries and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

  (d) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 1.11.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to Parent in accordance with
Section 4.15 (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates) that:

  Section 2.1. Organization and Qualification; Subsidiaries; Investments.

  (a) Section 2.1(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Acquisition or Parent accurate and complete copies of the Certificate of Incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and its subsidiaries. Section 2.1(a) of the Company Disclosure Schedule identifies all the material subsidiaries of the Company. The Company has no operating subsidiaries other than those incorporated in a state of the United States.

  (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect on the Company" means any circumstance, change in, or effect on (or circumstance, change in, or effect involving a prospective change on) the Company and its subsidiaries, taken as a whole, (a) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or results of operations, or the business (financial or otherwise) of the Company and its subsidiaries, taken as a whole, excluding from the foregoing the effect, if any, of (i) changes in general economic conditions or changes affecting the industry in which the Company operates,
(ii) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, (iii) of the public announcement or pendency of the transactions contemplated hereby on current or prospective customers or revenues of the Company (provided that such effect is direct and that the Company shall have the burden of proving such direct effect), or (iv) any action or inaction required of the Company by Parent under Section 4.1, or (b) that would reasonably be expected to prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

  (c) Section 2.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of One Hundred Thousand Dollars ($100,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries in any other person other than the Company's subsidiaries ("Other Interests"). The Other Interests are owned by the Company, by one or more of the Company's subsidiaries or by the Company and one or more of its subsidiaries, in each case free and clear of all Lien (as defined below), except for Liens that may be created by any partnership or joint venture agreements for Other Interests.

  Section 2.2. Capitalization of the Company and its Subsidiaries.

  (a) The authorized capital stock of the Company consists of Forty Million (40,000,000) Shares, of which, as of November 30, 1998, 18,095,580 Shares were issued and outstanding and Two Million (2,000,000) shares of preferred stock, $0.001 par value per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of November 30, 1998, approximately 4,396,556 Shares were reserved for issuance and, as of December 5, 1998, 3,597,768 were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. Between December 5, 1998 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, and between December 5, 1998 and the date hereof no stock options have been granted. Except as set forth above and for the rights (the "Company Rights") issued pursuant to the Company's Preferred Shares Rights Agreement, dated as of January 10, 1996, as amended between the Company and BankBoston, N.A. (the "Company Rights Agreement"), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or any of its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

  (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no
(i) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, (ii) options or (iii) except for the Company Rights, other rights to acquire from the Company or any of its subsidiaries any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in Section 2.13(d) of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

  (c) The Company Rights and the Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Section 2.3. Authority Relative to this Agreement; Recommendation.

  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

  (b) The Company Board has unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

  Section 2.4. SEC Reports; Financial Statements.

  (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the Securities and Exchange Commission (the "SEC") since January 1, 1997, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

  (b) The Company has heretofore made available or promptly will make available to Acquisition or Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

  Section 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement insofar as it relates to the meeting of the Company's stockholders to vote on the Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition which is contained in or omitted from any of the foregoing documents.

  Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to and no permit, authorization, consent or approval of any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, materially and adversely affect the business operations of the Company after the Merger or its ability to consummate the Merger. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) except as set forth in Section 2.6 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) except as set forth in Section 2.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  Section 2.7. No Default. Except as set forth in Section 2.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets, except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which, individually or in the aggregate, will not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, since September 30, 1998, there have been no events, changes or effects with respect to the Company or its subsidiaries that have had or reasonably would be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in
Section 2.8 of the Company Disclosure Schedule, since September 30, 1998, the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) change in the financial condition, properties, business or results of operations of the Company and its subsidiaries, except for those changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company; (ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (iv) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (v) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (vi) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vii) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (x) loans or advances to employees in connection with business-related travel, (y) loans made to employees consistent with past practices that are not in the aggregate in excess of Fifty Thousand Dollars ($50,000), and (z) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (viii) transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or (x) change by the Company or any of its subsidiaries in its accounting principles, practices or methods. Since September 30, 1998, except as disclosed in the Company SEC Reports filed prior to the date hereof or increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to (a) officers of the Company or any of its subsidiaries or (b) any employee of the Company or any of its Subsidiaries whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

  Section 2.9. Litigation. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future, would reasonably be expected to have a Material Adverse Effect on the

Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

  Section 2.10. Compliance with Applicable Law. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except (i) that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12) and (ii) for violations or possible violations of any United States or foreign laws, ordinances or regulations that do not and, insofar as reasonably can be foreseen in the future, will not result in any charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company that will equal or exceed Five Hundred Thousand Dollars ($500,000) for any single violation or One Million Dollars ($1,000,000) in the aggregate. Except as publicly disclosed by the Company in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  Section 2.11. Employee Benefit Plans; Labor Matters.

  (a) Section 2.11(a) of the Company Disclosure Schedule lists as of the date hereof all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements and any current or former employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee or former employee of the Company, any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate"), as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or
Section 4212(c) of ERISA (together the "Employee Plans"), excluding Employee Plans under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company has made available to Parent a copy of
(i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of the Company, there currently exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of any Employee Plans, ERISA, the Code or any other applicable law, including any liability under Title IV of ERISA, that would have a Material Adverse Effect on the Company.

  (b) Section 2.11(b) of the Company Disclosure Schedule sets forth a list as of the date hereof of (i) all employment agreements with officers of the Company; (ii) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding Fifty Thousand Dollars ($50,000); (iii) all severance agreements, programs and policies of the Company with or relating to its employees except such programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company with or relating to its employees that contain change in control provisions whether or not listed in other parts of the Company Disclosure Schedule. The Company has made available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements.

  (c) Except as disclosed in Section 2.11(c) of the Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

  (d) No Employee Plan that is a welfare benefit plan within the meaning of
Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code or similar state laws.

  (e) There are no controversies relating to any Employee Plan or other labor matters pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees, which controversies, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect of the Company. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries except as disclosed in Section 2.11(e) of the Company Disclosure Schedule, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries.

  Section 2.12. Environmental Laws and Regulations.

  (a) Except as publicly disclosed by the Company in the Company SEC Reports,
(i) each of the Company and its subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively "Environmental Laws") except for non-compliances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received written notice of or, to the knowledge of the Company, is the subject of any action, cause of action, claim, investigation, demand or notice by any person alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there are no existing facts that are reasonably likely to prevent or interfere with such material compliance in the future.

  (b) Except as disclosed in the Company SEC Reports, there are no Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

  Section 2.13. Taxes.

  (a) Definitions. For purposes of this Agreement:

    (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and
  (C) any liability for the payment of amounts described in clauses (A) or
  (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

    (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

  (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company and its subsidiaries have timely filed all material Tax Returns they are required to have filed; and such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

  (c) The Company and its subsidiaries have paid or adequately provided in the financial statements included in the SEC Reports for all Taxes (whether or not shown on any Tax Return) they are required to have paid or to pay, which amounts are not material either individually or in the aggregate.

  (d) Except as set forth in Section 2.13(d) of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

  (e) Except as set forth in Section 2.13(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

  Section 2.14. Intellectual Property.

  (a) Section 2.14(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others, by the Company or any of its subsidiaries, a complete and accurate list of all United States and foreign (a) patents and patent applications; (b) Trademark registrations and applications and material unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether register or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing)(collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered)(collectively "Copyrights"); computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

  (b) Trademarks.

    (i) All Trademark registrations are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Trademark in question.

    (ii) No registered Trademark has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

    (iii) To the knowledge of the Company and its subsidiaries, there has been no prior use of any material Trademark by any third party which would confer upon said third party superior rights in any such Trademark.

    (iv) All material Trademarks registered in the United States have been in continuous use by the Company or its subsidiaries.

    (v) The Company and its subsidiaries have adequately policed the Trademarks against third party infringement; and the material Trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

    (c) Patents.

    (i) All Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question.

    (ii) No Patent has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

    (iii) To the Company's knowledge, there is no patent or patent application of any person that conflicts in any material respect with any Patent.

    (d) Trade Secrets.

    (i) The Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in confidential information and Trade Secrets of the Company.

    (ii) Without limiting the generality of Section 2.14(d)(i) and except as would not be materially adverse to the Company or its business, the Company enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms that assign to the Company all rights to any Intellectual Property rights relating to the Company's business and that otherwise appropriately protect the Intellectual Property of the Company, and, except under confidentiality obligations, there has been no disclosure by the Company or any subsidiary of material confidential information or Trade Secrets.

    (e) License Agreements.

    Section 2.14(e)(1) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any material right to use or practice any rights under any Intellectual Property other than office automation software used generally in the Company's or any of its subsidiaries' operations and other software that is not used in connection with the design, development, use, maintenance and support, testing, assembly and manufacture of the Company's or any such subsidiary's products and is commercially available on reasonable terms to any person for a license fee of no more than $100,000 (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto and the amount of any future royalty or license fee payable thereunder. Section 2.14(e)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company or any of its subsidiaries licenses software or grants other rights in to use or practice any rights under any Intellectual Property, excluding licenses with customers that in the twelve-month period prior to the date hereof have purchased or licensed products for which the total payments to the Company and its subsidiaries did not exceed $100,000 (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no material outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

  (f) Ownership; Sufficiency of IP Assets. The Company or one of its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in its business. The Intellectual Property identified in Section 2.14(a) of the Company Disclosure Schedule, together with the Company's and its subsidiaries' unregistered copyrights and the Company's and such subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Effective Time in substantially the same manner as such businesses have been operated by the Company prior thereto.

  (g) Protection of IP. The Company has taken reasonable steps to protect the Intellectual Property of the Company and its subsidiaries.

  (h) No Infringement by the Company. To the Company's knowledge, the products used, manufactured, marketed, sold or licensed by the Company, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including without limitation, any Intellectual Property of any third party.

  (i) No Pending or Threatened Infringement Claims. Except and to the extent publicly disclosed in the Company SEC Reports, no litigation is now or, within the three (3) years prior to the date of this Agreement, was pending and, to the Company's knowledge, no notice or other claim in writing has been received by the Company within the one (1) year prior to the date of this Agreement, (A) alleging that the Company any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by the Company. Except as specifically disclosed in one or more Sections of the Company Disclosure Schedules pursuant to this Section 2.14, no Intellectual Property owned or licensed by the Company or any of its subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any such subsidiary or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries to any person.

  (j) No Infringement by Third Parties. Except as and to the extent publicly disclosed in the Company SEC Reports or as set forth in Section 2.14(j) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned or exclusively licensed by the Company or any of its subsidiaries, and no such claims have been brought against any third party by the Company or any of its subsidiaries.

  (k) Assignment; Change of Control. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under the License

Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

  (l) Software. The Software owned or purported to be owned by the Company or any of its subsidiaries, was either (i) developed by employees of Company or any of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. Except as set forth in Section 2.14(l) of the Company Disclosure Schedule, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries, except for such materials or development environments obtained by the Company or any of its subsidiaries from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. For purposes of this Section 2.14(l), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and
(iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

  (m) Performance of Existing Software Products. The Company's and its subsidiaries' existing and currently manufactured and marketed Software products listed and described on Section 2.14(m) of the Company Disclosure Schedule perform in all material respects, free of significant bugs or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company on which such customers relied when licensing or otherwise acquiring such products.

  (n) Documentation. The Company and its subsidiaries have taken all actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

  (o) Year 2000 Compliance.

    (i) Except as set forth in Section 2.14(o) of the Company Disclosure Schedule, all of the Company's and its subsidiaries' material products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in Section 2.14(o) of the Company Disclosure Schedule, (A) all of the Company's and its subsidiaries' material products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1998; (B) all of the Company's and its subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its subsidiaries' businesses (collectively, a "Business System"), that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its subsidiaries, including its accounting systems, are Year 2000 Compliant. Except as set forth on Section 2.14(o) of the Company Disclosure Schedule, the current versions of the Company's and its subsidiaries' software and all other Intellectual Property may be used prior to, during and after December 31, 1998, such that such Software and Intellectual Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

    (ii) To the knowledge of the Company, all of the Company's products and the conduct of the Company's business with customers and suppliers will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. To the knowledge of the Company and except as set forth on Section 2.14(o) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is reasonably likely to incur material expenses arising from or relating to the failure of any of its Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

  Section 2.15. Insurance. Each of the Company and its subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

  Section 2.16. Certain Business Practices. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
(iii) made any other unlawful payment.

  Section 2.17. Product Warranties. Section 2.17 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by the Company or any of its subsidiaries currently in effect with respect to its products. There have not been any material deviations from such warranties and guaranties, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any of its subsidiaries has made any oral warranty or guaranty with respect to its products.

  Section 2.18. Suppliers and Customers. The documents and information supplied by the Company to Parent or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, the Company has received no notices of termination or written threats of termination from any of the five (5) largest suppliers or the five (5) largest customers of the Company and its subsidiaries.

  Section 2.19. Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

  Section 2.20. Tax Treatment; Pooling. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the rules regulations and interpretations of the SEC (a "Pooling Transaction").

  Section 2.21. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.21 of the Company Disclosure Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates").

  Section 2.22. Opinion of Financial Adviser. Hambrecht & Quist LLC (the "Company Financial Adviser") has delivered to the Company Board its written opinion dated the date of this Agreement to the effect that as of such date the Merger Consideration is fair, from a financial point of view, to the holders of Shares.

  Section 2.23. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

  Section 2.24. Company Rights Agreement. The Company has taken all necessary action to ensure that neither its entering into this Agreement or the Stock Option Agreement, nor the consummation of the Merger, nor exercise of Parent's rights under such Stock Option Agreement in accordance with its terms, will cause the Company Rights to become exercisable, cause Parent or Acquisition to become an "Acquiring Person" (each as defined in the Company Rights Agreement), or cause there to occur a "Triggering Event" or a "Distribution Date" (each as defined in the Company Rights Agreement).

                                   ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

  Parent and Acquisition hereby represent and warrant to the Company as follows:

  Section 3.1. Organization.

  (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the State of Delaware, respectively, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and bylaws as currently in full force and effect, of Parent and Acquisition.

  (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. When used in connection with Parent or Acquisition the term "Material Adverse Effect on Parent" means any circumstance, change in, or effect on (or circumstance, change in, or effect involving a prospective change on) Parent and its subsidiaries, taken as a whole, (a) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or results of operations, or the business (financial or otherwise) of Parent and its subsidiaries, taken as a whole, excluding from the foregoing the effect, if any, of (i) changes in general economic conditions or changes affecting the industry in which Parent operates, (ii) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, (iii) the public announcement or pendency of the transactions contemplated hereby on current or prospective customers or revenues of the Parent (provided that such effect is direct and that Parent shall have the burden of proving such direct effect), or (iv) any action or inaction required of Parent by the Company under this Agreement, or (b) that would reasonably be expected to prevent or materially delay or impair the ability of Parent and Acquisition to consummate the transactions contemplated by this Agreement.

  Section 3.2. Capitalization of Parent and its Subsidiaries.

  (a) The authorized capital stock of Parent consists of 600,000,000 shares of Parent Common Stock, of which, as of December 7, 1998, 218,140,000 shares of Parent Common Stock were issued and outstanding (each together with a Parent Common Stock purchase right (the "Parent Rights") issued pursuant to the Rights Agreement dated as of February 9, 1996 between Parent and Harris Trust and Savings Bank) and 400,000 shares of preferred stock, $.01 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of December 7, 1998, 58,185,625 shares of Parent Common Stock were reserved for issuance and 39,311,061 were issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants. Between December 7, 1998 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options and warrants already in existence on such date and except for grants of stock options to employees, officers and directors in the ordinary course of business consistent with past practice. Between December 7, 1998 and the date hereof, no stock options or warrants have been granted. Except as set forth above and except for the Parent Rights, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of Parent (iii) no options or other rights to acquire from Parent or its subsidiaries and no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (iv) except for the Parent Rights, the Automated Systems, Inc. 1983 Stock Option Plan, Cooper & Chyan Technology, Inc. 1989 Stock Option Plan, Cooper & Chyan Technology, Inc. 1993 Equity Incentive Plan, Unicad, Inc. Stock Option Plan, Cadence Design Systems, Inc. 1997 Nonstatutory Stock Option Plan, High Level Design Systems 1993 Stock Option Plan, High Level Design Systems 1995 Special Nonstatutory Stock Option Plan, Ambit Design Systems, Inc. 1994 Incentive Stock Option Plan, Ambit Design Systems, Inc. 1996 Incentive Stock Option Plan, Ambit OP (Shares Issued Outside Plans), Cadence Design Systems, Inc. 1993 Non-Statutory Stock Option Plan, Cadence Design Systems, Inc. 1993 Directors Stock Option Plan, Cadence Design Systems, Inc. 1995 Directors Stock Option Plan, Cadence Design Systems, Inc. 1997 Nonstatutory Stock Option Plan, OP Stock Option Plan (shares issued outside CDN Directors Plan) and warrants issued to Comdisco and Goldman, Sachs & Co., no equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively, "Parent Securities"). As of the date hereof, other than in connection with the Company's seasoned authorized stock repurchase program, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

  (b) The Parent Rights and Parent Common Stock constitute the only classes of equity securities of Parent or any of its subsidiaries registered or required to be registered under the Exchange Act.

  Section 3.3. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

  Section 3.4. SEC Reports; Financial Statements.

  (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports) with the SEC since December 31, 1997, each of which, complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms reports and documents were filed. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

  (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Exchange Act.

  Section 3.5. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference to (i) the S-4 will at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents.

  Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate or Certificate of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's other subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

  Section 3.7. No Default. Neither Parent nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets, except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

  Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities and obligations incurred in the ordinary course of business since September 30, 1998, which, individually or in the aggregate, will not have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, since September 30, 1998, there have been no events changes or effects with respect to Parent or its subsidiaries having or that would reasonably be expected to have a Material Adverse Effect on Parent.

  Section 3.9. Litigation. Except as publicly disclosed by Parent in the Parent SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future would reasonably be expected to have a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

  Section 3.10. Compliance with Applicable Law. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations that do not and, insofar as reasonably can be foreseen in the future, will not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than in each case those that Parent reasonably believes will not have a Material Adverse Effect on Parent.

  Section 3.11. Tax Treatment; Pooling. Neither Parent, Acquisition nor, to the knowledge of Parent, any of its affiliates has taken, proposes to take, or has agreed to take any action that would prevent the Merger

(a) from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes.

  Section 3.12. Opinion of Financial Adviser. Goldman, Sachs & Co. (the "Parent Financial Adviser") has delivered to the Board of Directors of Parent its opinion to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Parent.

  Section 3.13. Brokers. No broker finder or investment banker (other than the Parent Financial Adviser) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

  Section 3.14. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

  Section 3.15 Environmental Laws and Regulations.

  (a) Except as publicly disclosed by Parent in the Parent SEC Reports (i) each of Parent and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliances that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent, which compliance includes, but is not limited to, the possession by the Parent and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) neither Parent nor any of its subsidiaries has received written notice of or, to the knowledge of Parent, is the subject of any Environmental Claim, and (iii) to the knowledge of Parent, there are no existing facts that are reasonably likely to prevent or interfere with such material compliance in the future.

  (b) Except as disclosed in the Parent SEC Reports, there are no Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, against any person whose liability for any Environmental Claim the Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

                                   ARTICLE 4

                                   COVENANTS

  Section 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will and will cause each of its subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement seek, to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent and Acquisition:

  (a) amend its Certificate or Articles of Incorporation or bylaws (or other similar governing instrument);

  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to options granted under the Company Plans prior to the date hereof;

  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

  (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary;

  (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice);
(iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

  (g) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units); provided, however, that this paragraph (g) shall not prevent the Company or its subsidiaries from increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1998 in the ordinary course of year-end compensation reviews consistent with past practice (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to the Company or any such subsidiary);

  (h) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, other than sales of its products in the ordinary course of business consistent with past practices;

  (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

  (j) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

  (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be material to the Company and its subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any material contract of the Company or any of its subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; or (v) authorize any new capital expenditure or expenditures that individually is in excess of One Hundred Thousand Dollars ($100,000) or in the aggregate are in excess of Three Hundred Thousand Dollars ($300,000); provided that nothing in the foregoing clause (v) shall limit any capital expenditure required pursuant to existing customer contracts;

  (l) make any tax election or settle or compromise any income tax liability material to the Company and its subsidiaries taken as a whole;

  (m) settle or compromise any pending or threatened suit, action or claim that
(i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would have a Material Adverse Effect on the Company;

  (n) commence any material software development project or terminate any material software development project that is currently ongoing, in either case except pursuant to the terms of existing contracts with customers or except as contemplated by the Company's project development budget previously provided to Parent; or

  (o) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(n) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

  Section 4.2. Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will and will cause each of its subsidiaries to conduct their operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

  (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the New York Stock Exchange ("NYSE");

  (b) acquire or agree to acquire by merging or consolidating with by purchasing an equity interest in or the assets of or by any other manner any business or any corporation, partnership or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

  (c) adopt or propose to adopt any amendments to its charter documents that would have an adverse impact on the consummation of the transactions contemplated by this Agreement; or

  (d) take or agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through 4.2(c) or any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

  Section 4.3. Preparation of S-4 and the Proxy Statement. The Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4 in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

  Section 4.4. Other Potential Acquirers.

  (a) The Company, its affiliates (as reasonably determined by the Company) and their respective officers and other employees with managerial responsibilities, directors, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). Neither the Company nor any of its affiliates (as reasonably determined by the Company) shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly notify the Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall advise Parent from time to time of the status and any material developments concerning the same.

  (b) Except as set forth in this Section 4.4(b), the Company Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (as defined in subsection (c) below), but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within five (5) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 6.1 and the Company has paid all amounts due to Parent pursuant to Section 6.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Company Board in violation of this Section 4.4(b).

  (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of Hambrecht & Quist LLC or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

  Section 4.5. Comfort Letters.

  (a) The Company shall use all reasonable efforts to cause PricewaterhouseCoopers LLP to deliver a letter dated not more than five days prior to the date on which the S-4 shall become effective and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

  (b) Parent shall use all reasonable efforts to cause Arthur Andersen LLP to deliver a letter dated not more than five (5) days prior to the date of the S-4 shall become effective and addressed to itself and the Company and their respective Boards of Directors in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed-upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

  Section 4.6. Meeting of Stockholders. The Company shall take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and bylaws. The Company will, through the Company Board, recommend to its stockholders approval of such matters subject to the provisions of Section 4.4(b). The Company shall promptly prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to the provisions of
Section 4.4(b), shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Parent shall use all reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto, provided that the Company shall cooperate with Parent in obtaining such permits and approvals as reasonably requested.

  Section 4.7. Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

  Section 4.8. Access to Information.

  (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company, as reasonably requested by the Company, a designated officer of Parent to answer questions and make available such information regarding Parent and its subsidiaries as is reasonably requested by the Company taking into account the nature of the transactions contemplated by this Agreement.

  (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent (1) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with December 1998), an unaudited balance sheet as of the end of such month and the related statements of earnings, stockholders' equity (deficit) and cash flows, (2) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (3) within two (2) business days following preparation thereof (and in any event within ninety
(90) calendar days after the end of each fiscal year, an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (1), (2) and (3) to prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

  (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated December 4, 1998.

  Section 4.9. Certain Filings; Reasonable Efforts.

  (a) Subject to the terms and conditions herein provided, including, without limitation, Section 4.4(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) cooperate in the preparation and filing of the Proxy Statement and the S-4 and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. The Company agrees to use all reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

  (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

  Section 4.10. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except (i) as may be required by applicable law, or by the rules and regulations of, or pursuant to any listing agreement with, the NYSE or the Nasdaq National Market, as determined by Parent, Acquisition or the Company, as the case may be, or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 4.4(b)), after which event no such consultation shall be required. Notwithstanding the preceding sentence, the first public announcement of this Agreement and the Merger shall be a joint press agreed upon by Parent and the Company.

  Section 4.11. Indemnification and Directors' and Officers' Insurance.

  (a) After the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 4.11 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 4.11 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Parent hereby guarantees the payment and performance of the Surviving Corporation's obligations in this Section 4.11. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.11 and may specifically enforce its terms. This Section 4.11 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

  (b) From and after the Effective Time, Parent will fulfill and honor and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company's Board of Directors prior to the Effective Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time.

  (c) For a period of six years after the Effective Time, Parent will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium); provided further, that, in lieu of maintaining such existing insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

  (d) The provisions of this Section 4.11 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Surviving Corporation to merge or consolidate with any other Person unless the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.11.

  Section 4.12. Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 4.13. Affiliates; Pooling; Tax-Free Reorganization.

  (a) The Company shall use all reasonable efforts to obtain from all Company Affiliates and from any person who may be deemed to have become a Company Affiliate, after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit A-1 hereto as soon as practicable.

  (b) Parent shall use all reasonable efforts to obtain from each of its directors, officers and any other person who may be deemed to be an affiliate of Parent pursuant to Rule 145 under the Securities Act, as soon as practicable after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit A-2 hereto.

  (c) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

  (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction and shall not take and shall use all reasonable efforts to prevent any affiliate of such party from taking any actions that could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction, and shall take all reasonable actions to remedy the effects of any prior actions so as to permit such treatment.

  (e) The Company, on the one hand, and Parent and Acquisition, on the other hand, shall execute and deliver to legal counsel to the Company and Parent certificates substantially in the form attached hereto as Exhibits B-1 and B-2, respectively, at such time or times as reasonably requested by such legal counsel in connection with its delivery of an opinion with respect to the transactions contemplated hereby and the Company and Parent shall each provide a copy thereof to the other parties hereto. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the representations in Exhibits B-1 or B-2.

  Section 4.14. Additions to and Modification of Company Disclosure
Schedule. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections of the Company

Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 2, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

  Section 4.15. Company Rights Agreement. The Company shall not redeem any of the Company Rights issued pursuant to the Company Rights Agreement nor will the Company take any action to amend the Company Rights Agreement to facilitate the acquisition of Shares by any person other than Parent or Acquisition unless this Agreement is first terminated in accordance with Article 6 of this Agreement.

                                   ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

  Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company;

  (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

  (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

  (d) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Business after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act) shall have been given, obtained or complied with, as applicable;

  (e) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger; and

  (f) The Company shall have received from PricewaterhouseCoopers LLP and Parent shall have received from Arthur Andersen LLP, independent accountants for the Company and Parent, respectively, a copy of a letter addressed to the Company and Parent, respectively, each dated the Closing Date, in substance reasonably satisfactory to Parent and the Company (and which may contain customary qualifications and assumptions), to the effect that such independent accountants concur with the Company's and Parent's managements' conclusions that no conditions exist related to the Company or Parent, respectively, that would preclude Parent from accounting for the Merger as a "pooling of interests."

  Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) the representations and warranties of Parent and Acquisition contained in this Agreement or in the Stock Option Agreement of even date herewith between Parent and the Company (the "Stock Option Agreement") shall be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on Parent) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

  (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

  (c) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

  (d) the Company shall have received the opinion of tax counsel to the Company to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations set forth in Exhibits B-1 and B-2 and such other representations as such counsel reasonably deems appropriate and such opinion shall not have been withdrawn or modified in any material respect;

  (e) the Company shall have received the opinion of legal counsel to Parent as to the matters set forth in Exhibit C;

  (f) Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect on Parent; and

  (g) there shall have been no events, changes or effects with respect to Parent or its subsidiaries having or that would reasonably be expected to have a Material Adverse Effect on Parent,

  Section 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) the representations and warranties of the Company contained in this Agreement (other than those contained in Section 2.24) and in the Stock Option Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and the representations and warranties of the Company contained in Section 2.24 shall be true and correct in all respects at and as of the Effective Time, and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

  (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

  (c) Parent shall have received from each affiliate of the Company referred to in Sections 2.21 and 4.13(a) an executed copy of the letter attached hereto as Exhibit A-1;

  (d) there shall have been no events, changes or effects with respect to the Company or its subsidiaries having or that, individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect on the Company;

  (e) Parent shall have received the opinion of tax counsel to Parent to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations set forth in Exhibits B-1 and B-2 and such other representations as such counsel reasonably deems appropriate, and such opinion shall not have been withdrawn or modified in any material respect;

  (f) Parent shall have received the opinion of legal counsel to the Company as to the matters set forth in Exhibit D;

  (g) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation right or interest of the Company or any subsidiary of the Company the agreements and instruments, set forth in Section 5.3(g) of the Company Disclosure Schedule; and

  (h) Keith R. Lobo shall not have questioned the validity or enforceability of the employment or non-competition agreement dated the date hereof with Parent or otherwise expressed his intent not to continue his employment with the Surviving Corporation.

                                   ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

  Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

  (a) by mutual written consent of Parent, Acquisition and the Company;

  (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by June 30, 1999 (the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

  (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement or if any representation or warranty of Parent or Acquisition shall have become untrue such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect; (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; (iii) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or (iv) the Company Board has received a Superior Proposal, has complied with the provisions of Section 4.4(b), and has made the payment called for by Section 6.3(a); or

  (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty (20) business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal;
(iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger; (v) the Company shall have ceased using all reasonable efforts to call, give notice of, or convene or hold a stockholders' meeting to vote on the Merger as promptly as practicable after the date hereof or shall have adopted a resolution not to effect any of the foregoing; or (vi) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof).

  Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.8(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

  Section 6.3. Fees and Expenses.

  (a) In the event that this Agreement shall be terminated pursuant to:

    (i) Section 6.1(c)(iv) or 6.1(d)(iii), (iv) or (v);

    (ii) Section 6.1(d)(i) or (ii) and within twelve (12) months thereafter the Company enters into an agreement with respect to a Company Acquisition or a Company Acquisition occurs involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Company Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Company Acquisition or (z) who had submitted a proposal or expressed an interest in a Company Acquisition, in the case of each of clauses (x), (y) and (z), prior to such termination; or

    (iii) Section 6.1(c)(iii) or 6.1(d)(vi) and at the time of the Company stockholders' meeting at which the Company failed to obtain the requisite vote there shall be outstanding at that time an offer by a Third Party to consummate, or a third party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Company Acquisition;

    Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages the Company shall pay to Parent the amount of $10,557,000 as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this
  Section 6.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

  (b) Upon the termination of this Agreement pursuant to Section 6.1(c)(iii),
(iv) or 6.1(d)(i), (ii), (iv), (v) or (vi), in addition to any other remedies that Parent, Acquisition or their affiliates may have as a result of such termination, the Company shall pay to Parent the amount of $3,500,000 as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants).

  (c) Upon the termination of this Agreement pursuant to Section 6.1(c)(i) or
(ii), in addition to any other remedies that the Company or its affiliates may have as a result of such termination, Parent shall pay to the Company the amount of $3,500,000 as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants).

  (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

  Section 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under applicable law without such approval. This Agreement (including, subject to Section 4.15, the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

  Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 7

                                 MISCELLANEOUS

  Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

  Section 7.2. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

  Section 7.3. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

  Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

    if to Parent or Acquisition: Cadence Design Systems,
                                 Inc.
                                 2655 Seely Road
                                 San Jose, California
                                 95134
                                 Telecopier: (408) 944-
                                 6855
                                 Attention: General
                                 Counsel
    with a copy to:              Gibson, Dunn & Crutcher
                                 LLP
                                 One Montgomery Street
                                 Telesis Tower
                                 San Francisco, CA 94104
                                 Telecopier: (415) 986-
                                 5309
                                 Attention: Kenneth R.
                                 Lamb
    if to the Company to:        Quickturn Design
                                 Systems, Inc.
                                 55 West Trimble Road
                                 San Jose, California
                                 95131
                                 Telecopier: (408) 914-
                                 6001
                                 Attention: President
    with a copy to:              Wilson, Sonsini, Rosati
                                 & Goodrich LLP
                                 650 Page Mill Road
                                 Palo Alto, CA 94304
                                 Telecopier: (650) 493-
                                 6811
                                 Attention: Larry Sonsini

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

  Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

  Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 4.12 and 7.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 7.8. Certain Definitions. For the purposes of this Agreement the term:

  (a) "affiliate" means (except as otherwise provided in Sections 2.21 and 4.14) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

  (b) "business day" means any day other than a day on which the NYSE is closed;

  (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

  (d) "Company Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Third Party; (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its subsidiaries taken as a whole; or (iii) the acquisition by a Third Party of thirty percent (30%) or more of the outstanding Shares or any securities convertible into or exchangeable for such number of Shares;

  (e) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or Parent, as the case may be;

  (f) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

  (g) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity; and

  (h) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

  Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

  Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 6.3(a), (b) or (c) it shall not be entitled to specific performance to compel the consummation of the Merger.

  Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  (Remainder of page intentionally left blank)

  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          CADENCE DESIGN SYSTEMS, INC.

                                          By:/s/ H. Raymond Bingham
                                            -----------------------------------
                                            Name: H. Raymond Bingham Title:
                                            Executive Vice President andChief
                                            Financial Officer

                                          QUICKTURN DESIGN SYSTEMS, INC.

                                          By:/s/ Keith R. Lobo
                                            -----------------------------------
                                            Name: Keith R. Lobo Title:
                                            President and Chief Executive
                                            Officer

                                          CDSI ACQUISITION, INC.

                                          By:/s/ H. Raymond Bingham
                                            -----------------------------------
                                            Name: H. Raymond Bingham Title:
                                            Executive Vice President andChief
                                            Financial Officer

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

  THIS STOCK OPTION AGREEMENT is dated as of December 8, 1998, between Cadence Design Systems, Inc., a Delaware corporation ("Grantee"), and Quickturn Design Systems, Inc., a Delaware corporation ("Issuer").

                                    RECITALS

  A. Grantee, CDSI Acquisition, Inc. ("Acquisition") and Issuer are simultaneously entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides, among other things, that, upon the terms and subject to the conditions thereof, Acquisition will be merged with and into Issuer (the "Merger").

  B. As a condition to its willingness to enter into the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to enter into this Stock Option Agreement, which provides, among other things, that Issuer grant to Grantee an option to purchase shares of Issuer's Common Stock, $.001 par value per share ("Issuer Common Stock"), upon the terms and subject to the conditions provided for herein.

  NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Stock Option Agreement and the Merger Agreement, the parties agree as follows:

  1. GRANT OF OPTION. Subject to the terms and conditions of this Stock Option Agreement, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase 3,619,100 shares of Issuer Common Stock (the "Option Shares"), in the manner set forth below, at an exercise price of $14.00 per share of Issuer Common Stock, subject to adjustment as provided below (the "Option Price"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

  2. EXERCISE OF OPTION.

    (a) Subject to the satisfaction or waiver of the conditions set forth in
  Section 9 of this Stock Option Agreement, prior to the termination of this Stock Option Agreement in accordance with its terms, Grantee may exercise the Option, in whole or in part, at any time or from time to time on or after the occurrence of a Triggering Event. The Option shall terminate and not be exercisable at any time following the Expiration Date (as defined in Section 11). The term "Triggering Event" shall mean the time immediately prior to the occurrence of any of the events (or series of events) specified in Section 6.3(a) of the Merger Agreement giving rise to the obligation of the Company to pay the fee specified in Section 6.3(a). The Option will not be exercisable if Grantee willfully and materially breached the Merger Agreement.

    (b) In the event Grantee wishes to exercise the Option at such time as the Option is exercisable and has not terminated, Grantee shall deliver written notice (the "Exercise Notice") to Issuer specifying its intention to exercise the Option, the total number of Option Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing") not less than one (1) nor more than thirty (30) business days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the HSR Act. If prior to the Expiration Date (as defined in Section 11 below) any person or Group (other than Grantee and its affiliates) shall have acquired thirty percent (30%) or more of the then outstanding shares of Issuer Common Stock (a "Share Acquisition"), or Issuer shall have entered into a written definitive agreement with any person or group (other than Grantee and its affiliates) providing for a Company Acquisition, then Grantee, in lieu of exercising the Option, shall have the right at any time thereafter (for so long as the Option is exercisable under Section 2(a) hereof) to request in writing that Issuer pay, and promptly (but in any event not more than five
  (5) business days) after the giving by Grantee of such request, Issuer shall pay to Grantee, in cancellation of the Option, an amount in cash (the "Cancellation Amount") equal to (i) the lesser of

    (x) the excess over the Option Price of the greater of (A) the last sale price of a share of Issuer Common Stock as reported on the Nasdaq National Market System on the last trading day prior to the date of the Exercise Notice, and (B) (1) the highest price per share of Issuer Common Stock offered to be paid or paid by any such person or Group pursuant to or in connection with such Share Acquisition or Company Acquisition or (2) if such Company Acquisition consists of a purchase and sale of assets, the aggregate consideration offered to be paid or paid in any transaction or proposed transaction in connection with a Company Acquisition, divided by the number of shares of Issuer Common Stock then outstanding, and

    (y) $3.8890884474

  multiplied by (ii) the number of Option Shares then covered by the Option. If all or a portion of the price per share of Issuer Common Stock offered, paid or payable or the aggregate consideration offered, paid or payable for the stock or assets of Issuer, each as contemplated by the preceding sentence, consists of noncash consideration, such price or aggregate consideration shall be the cash consideration, if any, plus the fair market value of the non-cash consideration as determined by the investment bankers of Issuer and the investment bankers of Grantee.

    (c) Notwithstanding anything to the contrary contained herein, the economic benefit, if any, which Grantee may derive hereunder shall be limited as follows: (1) in no event shall Grantee's Total Payment (as defined below) exceed $14,075,000, and Grantee shall pay any excess over such amount to Issuer, and (2) the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Payment (as defined below), together with the actual Total Payment immediately preceding such exercise, exceeding $14,075,000. As used herein,
  (1) "Total Payment" shall mean the sum (before taxes) of the following: (i) any Cancellation Amount received by Grantee pursuant to Section 2(b) hereof, (ii)(x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) pursuant to Section 12 or otherwise to any unaffiliated party, less (y) the aggregate Option Price for such shares, (iii) any amounts received by Grantee upon transfer of the Option (or any portion thereof) to any unaffiliated party, and (iv) the amount actually received by Grantee pursuant to Section 6.3(a) of the Merger Agreement; and (2) "Notional Total Payment" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Payment determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming further that such shares, together with all other Option Shares held by Grantee as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions). For purposes of this Section 2, references to Grantee shall be deemed to include references to any affiliate of Grantee.

  3. PAYMENT OF OPTION PRICE AND DELIVERY OF CERTIFICATE. Any Closings under
Section 2 of this Stock Option Agreement shall be held at the principal executive offices of Issuer, or at such other place as Issuer and Grantee may agree. At any Closing hereunder, (a) Grantee or its designee will make payment to Issuer of the aggregate price for the Option Shares being so purchased by delivery of a certified check, official bank check or wire transfer of funds pursuant to Issuer's instructions payable to Issuer in an amount equal to the product obtained by multiplying the Option Price by the number of Option Shares to be purchased, and (b) upon receipt of such payment Issuer will deliver to Grantee or its designee a certificate or certificates representing the number of validly issued, fully paid and non-assessable Option Shares so purchased, in the denominations and registered in such names designated to Issuer in writing by Grantee.

  4. REGISTRATION AND LISTING OF OPTION SHARES.

    (a) Issuer will, if requested by Grantee at any time or from time to time within two (2) years following a Triggering Event (the "Registration Period"), in order to permit the sale or other disposition of the Option Shares that have been acquired by or are issuable to Grantee upon exercise of the Option ("Registrable Securities"), register under the Securities Act of 1933, as amended (the "Act"), the offering, sale and delivery, or other disposition, of the Registrable Securities. In connection with any such sale or other disposition, Grantee shall use all reasonable efforts to prevent any person or group from purchasing through such offering shares of Issuer Common Stock representing more than five percent (5%) of the outstanding Common Stock of Issuer on a fully diluted basis at the time of such request. Any such Registration Notice must relate to a number of Registrable Securities equal to at least twenty percent (20%) of the Option Shares, unless the remaining number of Registrable Securities is less than such amount, in which case Grantee shall be entitled to exercise its rights hereunder but only for all of the remaining Registrable Securities (a "Permitted Offering"). Grantee's rights hereunder shall terminate at such time as Grantee shall be entitled to sell all of the remaining Registrable Securities pursuant to Rule 144(k) under the Act. Issuer will use all reasonable efforts to qualify any Registrable Securities Grantee desires to sell or otherwise dispose of under applicable state securities or "blue sky" laws; provided, however, that Issuer shall not be required to qualify to do business, or consent to general service of process, in any jurisdiction by reason of this provision. Without Grantee's prior written consent, no other securities may be included in any such registration. Issuer will use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for a period of ninety (90) days from the day such registration statement first becomes effective. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods not exceeding ninety
  (90) days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer, or Issuer is required under the Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement. Grantee shall be entitled to make up to two (2) requests under this Section 4(a). For purposes of determining whether the two (2) requests have been made under this Section 4(a), only requests relating to a registration statement that has become effective under the Act will be counted.

    (b) If, during the Registration Period, Issuer shall propose to register under the Act the offering, sale and delivery of Issuer's Common Stock for cash for its own account or for any other stockholder of Issuer pursuant to a firm underwriting, it will, in addition to Issuer's other obligations under this Section 4, allow Grantee the right to participate in such registration provided that Grantee participates in such underwriting; provided, however, that, if the managing underwriter of such offering advises Issuer in writing that in its opinion the number of shares of Issuer's Common Stock requested to be included in such registration exceeds the number that it would be in the best interests of Issuer to sell in such offering, Issuer will, after fully including therein all shares of Issuer Common Stock to be sold by Issuer, include the shares of Issuer Common Stock requested to be included therein by Grantee pro rata (based on the number of shares of Issuer Common Stock requested to be included therein) with the shares of Issuer Common Stock requested to be included therein by persons other than Issuer and persons to whom Issuer owes a contractual obligation (other than any director, officer or employee of Issuer to the extent any such person is not currently owed such contractual obligation).

    (c) The expenses associated with the preparation and filing of any registration statement pursuant to this Section 4 and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of SEC or the National Association of Securities Dealers, Inc.) ("Registration Expenses") will be paid by Issuer, except for underwriting discounts or commissions or brokers' fees in respect of shares of Issuer's Common Stock to be sold by Grantee and the fees and disbursements of Grantee's counsel; provided, however, that Issuer will not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of Grantee unless Grantee agrees to forfeit its right to request one registration; provided further, however, that, if at the time of such withdrawal Grantee has learned of a material adverse change in the results of operations, condition, business or prospects of Issuer not known to Grantee at the time of the request and has withdrawn the request within a reasonable period of time following disclosure by Issuer to Grantee of such material adverse change, then Grantee shall not be required to pay any of such expenses and will retain all remaining rights to request registration. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to filed hereunder.

    (d) The registration rights granted under this Section 4 are subject to and are limited by any registration rights previously granted by Issuer, and Grantee acknowledges that the registration rights granted under this
  Section 4 shall be subject to any such limitations.

    (e) In connection with each registration under this Section 4, Issuer shall indemnify and hold each holder of Option or Option Shares participating in such offering (a "Holder"), its underwriters and each of their respective affiliates harmless against any and all losses, claims, damage, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder, its underwriters and each of their respective affiliates may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any prospectus therein), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than such losses, claims, damages, liabilities or expenses (or actions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder to Issuer expressly for use in such registration statement.

    (f) In connection with any registration statement pursuant to this
  Section 4, each Holder agrees to furnish Issuer with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Act and shall provide representations and warranties customary for selling shareholders who are unaffiliated with the issuer. In addition, Grantee and each Holder shall indemnify and hold Issuer, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursement of counsel and accountants), joint or several, to which Issuer, its underwriters and each of their respective affiliates may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Issuer expressly for use in such registration statement; provided, however, that in no event shall any indemnification amount contributed by a Holder hereunder exceed the proceeds of the offering received by such Holder.

    (g) Upon the issuance of Option Shares hereunder, Issuer will promptly list such Option Shares with the Nasdaq National Market System or on such national or other exchange on which the shares of Issuer Common Stock are at the time listed.

  5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

    (a) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite power and authority to enter into and perform its obligations under this Stock Option Agreement.

    (b) The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorized this Stock Option Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Issuer has duly approved the issuance and sale of the Option Shares, upon the terms and subject to the conditions contained in this Stock Option Agreement, and the consummation of the transactions contemplated hereby. This Stock Option Agreement has been duly and validly executed and delivered by Issuer and, assuming this Stock Option Agreement has been duly and validly authorized, executed and delivered by Grantee, constitutes a valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

    (c) Issuer has taken all necessary action to authorize and reserve for issuance and to permit it to issue, and at all times from the date of this Stock Option Agreement through the date of expiration of the Option will have reserved for issuance upon exercise of the Option, a sufficient number of authorized shares of Issuer Common Stock for issuance upon exercise of the Option, each of which, upon issuance pursuant to this Stock Option Agreement and when paid for as provided herein, will be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances and security interests (other than those imposed by Grantee, its affiliate or by applicable law).

    (d) The execution, delivery and performance of this Stock Option Agreement by Issuer and the consummation by it of the transactions contemplated hereby except as required by the HSR Act and any material foreign competition authorities (if applicable), and, with respect to
  Section 4 hereof, compliance with the provisions of the Act and any applicable state securities laws, do not require the consent, waiver, approval, license or authorization of or result in the acceleration of any obligation under, or constitute a default under, any term, condition or provision of any charter or bylaw, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree or any restriction to which Issuer or any property of Issuer or its subsidiaries is bound, except where failure to obtain such consents, waivers, approvals, licenses or authorizations or where such acceleration or defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Issuer.

  6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

    (a) Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has requisite power and authority to enter into and perform its obligations under this Stock Option Agreement.

    (b) The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Stock Option Agreement or to consummate the transactions contemplated hereby. This Stock Option Agreement has been duly and validly executed and delivered by Grantee and, assuming this Stock Option Agreement has been duly executed and delivered by Issuer, constitutes a valid and binding obligation of Grantee enforceable against Grantee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

    (c) Grantee is acquiring the Option and it will acquire the Option Shares issuable upon the exercise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law.

  7. COVENANTS OF GRANTEE. Grantee agrees not to transfer or otherwise dispose of the Option or the Option Shares, or any interest therein, except that Grantee may transfer or dispose of the Option Shares so long as such transaction is in compliance with the Act and any applicable state securities law. Grantee further agrees to the placement of the following legend on the certificates) representing the Option Shares (in addition to any legend required under applicable state securities laws) and any legend referring to the provisions of Section 12 hereof:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW GOVERNING THE OFFER AND SALE OF SECURITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES, OR OF ANY INTEREST THEREIN, MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

  8. HSR COMPLIANCE EFFORTS. Grantee and Issuer shall take, or cause to be taken, all reasonable action to consummate and make effective the transactions contemplated by this Stock Option Agreement, including, without limitation, reasonable efforts to obtain any necessary consents of third parties and governmental agencies and the filing by Grantee and Issuer promptly after the date hereof of any required HSR Act notification forms and the documents required to comply with the HSR Act.

  9. CERTAIN CONDITIONS. The obligation of Issuer to issue Option Shares under this Stock Option Agreement upon exercise of the Option shall be subject to the satisfaction or waiver of the following conditions:

    (a) any waiting periods applicable to the acquisition of the Option Shares by Grantee pursuant to this Stock Option Agreement under the HSR Act and any material foreign competition laws shall have expired or been terminated;

    (b) the representations and warranties of Grantee made in Section 6 of this Stock Option Agreement shall be true and correct in all material respects as of the date of the Closing for the issuance of such Option Shares; and

    (c) no statute, rule or regulation shall be in effect, and no order, decree or injunction entered by any court of competent jurisdiction or governmental, regulatory or administrative agency or commission in the United States shall be in effect which prohibits the exercise of the Option or acquisition or issuance of Option Shares pursuant to this Stock Option Agreement.

  10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Issuer Common Stock by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange or other change in the corporate or capital structure of Issuer, Grantee shall receive, upon exercise of the Option, the stock or other securities, cash or property to which Grantee would have been entitled if Grantee had exercised the Option and had been a holder of record of shares of Issuer Common Stock on the record date fixed for determination of holders of shares of Issuer Common Stock entitled to receive such stock or other securities, cash or property at the same aggregate price as the aggregate Option Price of the Option Shares.

  11. EXPIRATION. The Option shall expire at the earlier of (y) the Effective Time (as defined in the Merger Agreement) and (z) 5:00 p.m., California time, on the day that is the twelve (12) month anniversary of the date on which the Merger Agreement has been terminated in accordance with the terms thereof (such expiration date is referred to as the "Expiration Date").

  12. ISSUER CALL. If Grantee has acquired Option Shares pursuant to exercise of the Option (the date of any closing relating to any such exercise herein referred to as an "Exercise Date"), then, at any time after the date thirteen
(13) months following such Exercise Date and prior to the date twenty-five (25) months following such Exercise Date (the "Purchase Period"), Issuer may require Grantee, upon delivery to Grantee of written notice, to sell to Issuer any Option Shares held by Grantee as of the date that is ten (10) business days after the date of such notice, up to a number of shares equal to the number of Option Shares acquired by Grantee pursuant to exercise of the Option in connection with such Exercise Date. The per share purchase price for such sale (the "Issuer Call Price") shall be equal to the higher of (i) the Option Price, less any dividends paid on the Option Shares to be purchased by the Issuer pursuant to this Section 12, plus an amount equal to a return at the rate of fifteen percent (15%) of the Option Price per year from the Exercise Date and (b) an amount equal to the average of the high and low trading prices per share of Issuer Common Stock for the thirty (30) trading day period ending one day prior to the delivery of Issuer's notice exercising its call rights pursuant to this Section 12. The closing of any sale of Option Shares pursuant to this Section 12 shall take place at the principal offices of Issuer at a time and on a date designated by Issuer in the aforementioned notice to Grantee, which date shall be no more than thirty (30) and no less than twelve (12) business days from the date of such notice. The Issuer Call Price shall be paid in immediately available funds.

  13. GENERAL PROVISIONS.

    (a) Survival. All of the representations, warranties and covenants contained herein shall survive a Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing, except for the representations and warranties in Section 5(d) hereof which shall be deemed to have been made only as of the date hereof.

    (b) Further Assurances. If Grantee exercises the Option, or any portion thereof, in accordance with the terms of this Stock Option Agreement, Issuer and Grantee will execute and deliver all such further documents and instruments and use all reasonable efforts to take all such further action as may be necessary in order to consummate the transactions contemplated thereby.

    (c) Severability. It is the desire and intent of the parties that the provisions of this Stock Option Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Stock Option Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Stock Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Stock Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

    (d) Assignment; Transfer of Stock Option. This Stock Option Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that Issuer and Grantee, without the prior written consent of the other party, shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder and any such attempted assignment or transfer shall be void; provided, further, that Grantee shall be entitled to assign or transfer this Stock Option Agreement or any rights hereunder to any wholly-owned subsidiary of Grantee so long as such wholly-owned subsidiary agrees in writing to be bound by the terms and provisions hereof.

    (e) Specific Performance. The parties agree and acknowledge that in the event of a breach of any provision of this Stock Option Agreement, the aggrieved party would be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Stock Option Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provisions, as well as to obtain damages for breach of this Stock Option Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

    (f) Amendments. This Stock Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Grantee and Issuer.

    (g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

If to Grantee:

      Cadence Design Systems, Inc.
      2655 Seely Road
      San Jose, California 95134
      Telecopier: (408) 944-6855
      Attention: General Counsel

      with a copy to:

      Gibson, Dunn & Crutcher LLP
      One Montgomery Street
      Telesis Tower
      San Francisco, California 94104
      Telecopier: (415) 986-5309
      Attention: Kenneth R. Lamb

If to Issuer:

      Quickturn Design Systems, Inc.
      55 West Trimble Road
      San Jose, California 95131
      Telecopier: (408) 914-6001
      Attention: President

      with a copy to:

      Wilson, Sonsini, Rosati & Goodrich LLP
      650 Page Mill Road
      Palo Alto, CA 94304
      Telecopier: (650) 493-6811
      Attention: Larry Sonsini

  (h) Headings. The headings contained in this Stock Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stock Option Agreement.

  (i) Counterparts. This Stock Option Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

  (j) Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

  (k) Jurisdiction and Venue. Each of Issuer and Grantee hereby agrees that any proceeding relating to this Stock Option Agreement shall be brought solely in a court in the State of Delaware. Each of Issuer and Grantee hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that any such Delaware court is an inconvenient forum.

  (l) Entire Agreement. This Stock Option Agreement and the Merger Agreement, and any documents and instruments referred to herein and therein, constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. Nothing in this Stock Option Agreement shall be construed to give any person other than the parties to this Stock Option Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Stock Option Agreement or any provision contained herein.

  (m) Expenses. Except as otherwise provided in this Stock Option Agreement, each party shall pay its own expenses incurred in connection with this Stock Option Agreement and the transactions contemplated hereby.

  IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          CADENCE DESIGN SYSTEMS, INC.

                                               /s/ H. Raymond Bingham
                                          By:
                                             ----------------------------------
                                          Name: H. Raymond Bingham
                                          Title: Executive Vice President and
                                               Chief Financial Officer

                                          QUICKTURN DESIGN SYSTEMS, INC.

                                               /s/ Keith R. Lobo
                                          By:
                                             ----------------------------------
                                          Name: Keith R. Lobo
                                          Title: President and Chief Executive
                                          Officer

                                                                      APPENDIX C

HAMBRECHT & QUIST LLC

                                                             ONE BUSH STREET
                                                            SAN FRANCISCO, CA
                                                                  94104
                                                             (415) 439-3000

December 8, 1998

CONFIDENTIAL

The Board of Directors
Quickturn Design Systems, Inc.
55 West Trimble Rd.
San Jose, CA 95131

Gentlemen:

  You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of Quickturn Design Systems Inc. ("Quickturn" or the "Company") of the consideration to be received by such shareholders in connection with the proposed merger of CDSI Acquisition, Inc. ("Merger Sub"), a wholly owned subsidiary of Cadence Design Systems, Inc. ("Cadence"), with and into Quickturn (the "Proposed Transaction") pursuant to the Agreement and Plan of Merger to be dated as of December 8, 1998, among Cadence, Merger Sub, and Quickturn (the "Agreement").

  We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of Common Stock shall be converted into the right to receive a number of shares of common stock of Cadence equal to $14.00 per share, as more fully set forth in the Agreement. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code for the shareholders of the Company and that the Proposed Transaction will be accounted for as a pooling of interests.

  Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of Quickturn in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

  In the past, we have provided investment banking and other financial advisory services Quickturn and have received fees for rendering these services. Hambrecht & Quist served as co-manager in the Company's December 15, 1993 initial public offering, advised the Company in the January 10, 1996 adoption of its Shareholder Rights Plan, advised the Company in its February 1997 merger with SpeedSim, Inc., and advised the Company in its June 1997 acquisition of the assets of Arkos Design, Inc. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Quickturn and receives customary compensation in connection therewith, and also provides research coverage for Cadence and Quickturn. In the ordinary course of business, Hambrecht & Quist actively trades in the equity and derivative securities of Cadence and Quickturn for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Moreover, Hambrecht & Quist and its affiliates own 40,000 shares of Common Stock of the Company. Hambrecht & Quist may in the future provide investment banking or other financial advisory services to Cadence or Quickturn.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

       (i) reviewed the publicly available consolidated financial statements of Cadence for recent years and interim periods to date and certain other relevant financial and operating data of Cadence (including its capital structure) made available to us from published sources;
      (ii) discussed the business, financial condition and prospects of Cadence with certain members of senior management;
     (iii) reviewed the publicly available consolidated financial statements of Quickturn for recent years and interim periods to date and certain other relevant financial and operating data of Quickturn made available to us from published sources and from the internal records of Quickturn;
      (iv) reviewed certain internal financial and operating information, relating to Quickturn prepared by the senior management of Quickturn;
       (v) discussed the business, financial condition and prospects of Quickturn with certain members of senior management;
      (vi) reviewed the recent reported prices and trading activity for the common stocks of Cadence and Quickturn and compared such information and certain financial information for Cadence and Quickturn with similar information for certain other companies engaged in businesses we consider comparable;
     (vii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;
    (viii) reviewed a draft of the Agreement dated December 7, 1998; and
      (ix) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

  In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Cadence or Quickturn considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of Cadence or Quickturn, nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Quickturn. For purposes of this opinion, we have assumed that neither Cadence nor Quickturn is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Cadence common stock will trade subsequent to the Effective Time (as defined in the Agreement). In rendering our opinion, we have assumed that the proposed merger will be consummated substantially on the terms described in the Agreement, without any waiver of any material terms or conditions by any party thereto. We were not requested to, and did not, solicit indications of interest from any other parties in connection with a possible acquisition of, or business combination with, Quickturn.

  It is understood that this letter is for the information of the Board of Directors only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

  Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of the Common Stock in the Proposed Transaction is fair to such holders from a financial point of view.

                                          Very truly yours,

                                          Hambrecht & Quist LLC

                                                  /s/ Paul B. Cleveland
                                          By-----------------------------------
                                                     Paul B. Cleveland
                                                     Managing Director

                                                                      APPENDIX D

                       QUICKTURN DESIGN SYSTEMS, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR SPECIAL MEETING OF STOCKHOLDERS


                            ____________ ___ 1999

        The undersigned stockholder of Quickturn Design Systems, Inc. a Delaware corporation (the "Company") acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the Company's combination with Cadence Design Systems, Inc. through the merger of CDSI Acquisition Inc. with and into the Company, pursuant to an Agreement and Plan of Merger, dated as of December 8, 1998, as amended on December 16, 1998 and the transactions contemplated thereby and the undersigned revokes all other proxies and appoints Glen Antle, Keith R. Lobo and Raymond K. Ostby, and each of them, the attorneys and proxies for the undersigned each with full power of substitution to attend and act for the undersigned at the Company's Special Meeting of Stockholders and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote.

        1. To adopt the Merger Agreement and to approve the transactions contemplated by the Merger Agreement.

        2. To approve the postponement or adjournment of the Special Meeting to solicit additional votes to approve the Merger Agreement.


                                                  (change of address/comments)


                                            __________________________________

                                            __________________________________

                                            __________________________________

                                            __________________________________

                                            __________________________________
                                            (If you have written in the above
                                            spaces please mark the
                                            corresponding box on the reverse
                                            side of this card.)

        This card provides voting instructions as applicable to (1) the appointed proxies for shares held of record by the undersigned and (2) [___________] as Trustee for shares held for the undersigned in the [___________] Account. If registrations are not identical you may receive more than one set of proxy materials. Please sign date and return all cards you receive.
                                                    __________________________
THIS PROXY WILL BE VOTED AS DIRECTED ON THE
REVERSE SIDE. IN THE ABSENCE OF ANY DIRECTION            SEE REVERSE SIDE
THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.     __________________________

    [X]       Please mark your
              votes as in this
              example

         The Board of Directors recommends a vote FOR adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement.


1. Adoption of                 FOR           AGAINST         ABSTAIN
   the Merger                  [_]             [_]             [_]
   Agreement.
   (see reverse)


2. Approval of the             FOR           AGAINST         ABSTAIN
   adjournment or              [_]             [_]             [_]
   postponement of
   the Special
   Meeting.


                                                  Please check this    [_]
                                                  box if you plan to
                                                  attend the special
                                                  meeting.

                                                  Change of Address/   [_]
                                                  Comments


         Signature(s) ______________________________   Date __________________

NOTE: Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

--------------------------------------------------------------------------------

              DETACH & RETURN PROXY CARD; RETAIN ADMISSION CARD

                               ADMISSION CARD

                       SPECIAL MEETING OF STOCKHOLDERS
                           _____________  ___ 1999
                                 [__] __.M.
                                  [ADDRESS]

                    Presentation of this card is required
                    for admission to the Special Meeting

          PLEASE PRESENT THIS CARD TO THE QUICKTURN REPRESENTATIVE
                   AT THE ENTRANCE TO THE SPECIAL MEETING

                        QUICKTURN DESIGN SYSTEMS, INC.


Name:  _______________________

Address: _____________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  Article VII of the Registrant's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (a) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (c) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (d) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (e) the Registrant may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such directors, officers and employees.

  The Registrant's policy is to enter into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act.

ITEM 21. EXHIBITS

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  2.01   Agreement and Plan of Merger dated as of December 8, 1998 among
         Cadence Design Systems, Inc., Quickturn Design Systems, Inc. and CDSI
         Acquisition, Inc., as amended on December 16, 1998 (included as
         Appendix A to the Prospectus/Proxy Statement included as a part of this Registration Statement. The Disclosure Schedules relating to the
         Merger Agreement have been omitted but will be provided to the
         Commission upon its request pursuant to Item 601(b)(2) of Regulation
         S-K.)
  3.01   Restated Certificate of Incorporation of Registrant dated May 13, 1998
         (incorporated by reference to Exhibit 3.01(h) of the Registrant's Form
         10-Q for the quarter ended July 4, 1998).
  3.02   Bylaws of Registrant as currently in effect (incorporated by reference to Exhibit 3.02 to the Registrant's Registration Statement on Form S-1
         (No. 33-13845) and Exhibit 3-b to the Registrant's Current Report on
         Form 8-K filed June 12, 1989).
  4.01   Specimen Certificate of the Registrant's Common Stock (incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement
         on Form S-4 (No. 33-43400)).
  4.02   Rights Agreement dated as of February 9, 1996 between the Registrant and Harris Trust and Savings Bank which includes as exhibits thereto the Certificate of Designation for the Series A Junior Participating
         Preferred Stock, the form of Rights Certificate and the Summary of
         Rights to Purchase Preferred Shares (incorporated by reference to
         Exhibits 1A, 1B and 1C to the Registrant's Current Report on Form 8-K
         filed February 16, 1996).
  5.01   Opinion of Gibson, Dunn & Crutcher LLP.
  8.01*  Opinion of Gibson, Dunn & Crutcher LLP as to tax matters.
  8.02*  Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation
         as to tax matters.
 10.01   1987 Stock Option Plan as amended and restated on February 23, 1998
         (incorporated by reference to the Registrant's Preliminary Proxy
         Statement filed on March 16, 1998 (the "1998 Preliminary Proxy
         Statement")).
 10.02   Form of Stock Option Agreement and Form of Stock Option Exercise
         Request as currently in effect under the Registrant's 1987 Stock
         Option Plan (incorporated by reference to Exhibit 4.01 to the
         Registrant's Registration Statement on Form S-8 (No. 33-22652)).
 10.03   1988 Directors Stock Option Plan as amended to date including the
         Stock Option Grant and Form of Stock Option Exercise Notice and
         Agreement (the first document is incorporated by reference to Exhibit
         4.02 to the Registrant's Registration Statement on Form S-8 (No. 33-
         53913) (the "1994 Form S-8") and the latter two documents are incorporated by reference to Exhibits 10.08--10.10 to the Registrant's
         Registration Statement on Form S-1 (No. 33-23107)).
 10.04   1993 Directors Stock Option Plan including the Form of Stock Option
         Grant (incorporated by reference to Exhibit 10.04 to the 1994 Form S-
         8).
 10.05   1995 Directors Stock Option Plan including the Form of Stock Option
         Grant (incorporated by reference to Exhibit 10.05 to the Registrant's
         Form 10-K for the fiscal year ended December 30, 1995 (the "1995 Form
         10-K")).
 10.06   1990 Employee Stock Purchase Plan as amended on March 4, 1997
         (incorporated by reference to Exhibit 10.07 to the Registrant's Form
         10-K for the fiscal year ended December 28, 1996).
 10.07   Senior Executive Bonus Plan for 1995 (incorporated by reference to
         Exhibit 10.08 of the Registrant's Form 10-K for the fiscal year ended
         December 31, 1994 (the "1994 Form 10-K")).
 10.08   Senior Executive Bonus Plan for 1996 (incorporated by reference to
         Exhibit 10.08 to the 1995 Form 10-K).
 10.09   Senior Executive Bonus Plan (previously the Chief Executive Officer
         Bonus Plan for 1996) as amended January 1, 1998 (incorporated by reference to the 1998 Preliminary Proxy Statement).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.10   Deferred Compensation Plan for 1994 (incorporated by reference to
         Exhibit 10.09 to the 1994 Form 10-K).
 10.11   1996 Deferred Compensation Venture Investment Plan (incorporated by reference to Exhibit 10.11 to the 1995 Form 10-K).
 10.12   Amended and Restated Lease dated June 29, 1989 by and between River
         Oaks Place Associates (ROPA), a California limited partnership, and the Registrant for the Registrant's offices at 555 River Oaks Parkway,
         San Jose, California (incorporated by reference to Exhibit 10.14 to the Registrant's Form 10-K for the year ended December 31, 1990 (the
         "1990 Form 10-K")).
 10.13   Lease dated June 29, 1989 by and between ROPA and the Registrant for the Registrant's offices at 575 River Oaks Parkway, San Jose,
         California (incorporated by reference to Exhibit 10.16 to the 1990
         Form 10-K).
 10.14   Lease dated June 29, 1989 by and between ROPA and the Registrant for the Registrant's offices at 535 and 545 River Oaks Parkway, San Jose,
         California (incorporated by reference to Exhibit 10.17 to the 1990
         Form 10-K).
 10.15   Lease dated December 19, 1988 by and among the Richard T. Peery and
         John Arrillaga Separate Trusts and Valid Logic Systems Incorporated
         (Valid) (which merged into the Registrant) for the Registrant's offices at 2835 North First Street, San Jose, California (incorporated by reference to Exhibit 10.18 to Valid's Form 10-K for the fiscal year ended December 30, 1990).
 10.16   Form of Executive Compensation Agreement dated May 1989 between the
         Registrant and Mr. Joseph B. Costello (incorporated by reference to
         Exhibit 10.20 to the Registrant's Registration Statement on Form S-4
         (No. 33-31673)).
 10.17   Offer letter to H. Raymond Bingham dated May 12, 1993 (incorporated by reference to Exhibit 10.24 to the Registrant's Form 10-K for the year ended December 31, 1993 (the "1993 Form 10-K")).
 10.18   Offer letter to M. Robert Leach dated May 17, 1993 (incorporated by reference to Exhibit 10.25 to the 1993 Form 10-K).
 10.19   The 1993 Non-Statutory Stock Option Plan (incorporated by reference to
         Exhibit 4.05 to the 1994 Form S-8).
 10.20   Consulting Agreement dated October 26, 1993 with Alberto Sangiovanni-
         Vincentelli (incorporated by reference to Exhibit 10.29 to the
         Registrant's Form 10-Q for the second quarter ended June 30, 1994).
 10.21   Amended and restated 401(k) Plan (incorporated by reference to Exhibit
         10.29 of the Registrant's Form 10-Q for the first quarter ended March
         30, 1996 (the "1996 First Quarter Form 10-Q")).
 10.22   Amendment dated May 3, 1996 to the Registrant's 1993 Non-Statutory
         Stock Option Plan (incorporated by reference to Exhibit 10.30 to the
         1996 First Quarter Form 10-Q).
 10.23   Revolving Credit Agreement dated April 11, 1996 by and between the
         Registrant and Credit Lyonnais (incorporated by reference to Exhibit
         10.31 to the 1996 First Quarter Form 10-Q).
 10.24   Term Loan Agreement dated May 31, 1996 by and between Credit Lyonnais and River Oaks Place Associates L.P. (ROPA), a California limited partnership (the Term Loan) (incorporated by reference to Exhibit
         10.32 to the Registrant's Form 10-Q for the second quarter ended June
         29, 1996 (the "1996 Second Quarter Form 10-Q")).
 10.25   Deed of Trust Security Agreement Assignment of Leases and Rents
         Fixture Filing and Financing Statement dated May 31, 1996 Schedule to
         Term Loan (incorporated by reference to Exhibit 10.33 to the 1996
         Second Quarter Form 10-Q).
 10.26   Assignment of Leases and Rents dated May 31, 1996 Schedule to Term
         Loan (incorporated by reference to Exhibit 10.34 to the 1996 Second
         Quarter Form 10-Q).
 10.27   Assignment of Partnership Interests by Seeley Properties Inc. dated
         May 31, 1996 Schedule to Term Loan (incorporated by reference to
         Exhibit 10.35 to the 1996 Second Quarter Form 10-Q).
 10.28   Assignment of Partnership Interests by the Registrant dated May 31,
         1996 Schedule to Term Loan (incorporated by reference to Exhibit 10.36 to the 1996 Second Quarter Form 10-Q).
 10.29   Environmental Indemnity dated May 31, 1996 Schedule to Term Loan
         (incorporated by reference to Exhibit 10.37 to the 1996 Second Quarter
         Form 10-Q).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.30   Amendment dated August 2, 1996 to the Registrant's 1993 Non-Statutory
         Stock Option Plan (incorporated by reference to Exhibit 10.39 to the
         1996 Second Quarter Form 10-Q).
 10.31   Amendment Number 1 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 555 River Oaks Parkway, San Jose, California, by and between ROPA and the Registrant (incorporated by reference to
         Exhibit 10.40 to the 1996 Second Quarter Form 10-Q and Exhibit 10.14
         to the 1990 Form 10-K).
 10.32   Amendment Number 2 dated May 31,1996 to Lease Agreement for the
         Registrant's offices at 555 River Oaks Parkway, San Jose, California, by and between ROPA and the Registrant (incorporated by reference to
         Exhibit 10.41 to the 1996 Second Quarter Form 10-Q and Exhibit 10.14
         to the 1990 Form 10-K).
 10.33   Amendment Number 1 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 575 River Oaks Parkway, San Jose, California by and between ROPA and the Registrant (incorporated by reference to
         Exhibit 10.42 to the 1996 Second Quarter Form 10-Q and Exhibit 10.16
         to the 1990 Form 10-K).
 10.34   Amendment Number 2 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 575 River Oaks Parkway, San Jose, California by and between ROPA and the Registrant (incorporated by reference to
         Exhibit 10.43 to the 1996 Second Quarter Form 10-Q and Exhibit 10.16
         to the 1990 Form 10-K).
 10.35   Amendment Number 1 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 535 and 545 River Oaks Parkway, San Jose,
         California, by and between ROPA and the Registrant (incorporated by reference to Exhibit 10.44 to the 1996 Second Quarter Form 10-Q and
         Exhibit 10.17 to the 1990 Form 10-K).
 10.36   Amendment Number 2 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 535 and 545 River Oaks Parkway, San Jose,
         California, by and between ROPA and the Registrant (incorporated by reference to Exhibit 10.45 to the 1996 Second Quarter Form 10-Q and
         Exhibit 10.17 to the 1990 Form 10-K).
 10.37   Agreement and Plan of Merger and Reorganization dated as of October 3,
         1996 among the Registrant, High Level Design Systems Inc., a Delaware
         corporation, and Harbor Acquisition Sub Inc., a Delaware corporation,
         (incorporated by reference to Exhibit 2.1 to the Registrant's Current
         Report on Form 8-K filed November 7, 1996 (the "November 7, 1996 Form
         8-K")).
 10.38   Distribution Agreement dated April 28, 1997 among Cadence Design
         Systems (Ireland) Ltd., Cadence Design Systems K.K. and Cadence Design
         Systems (Japan) B.V. (incorporated by reference to Exhibit 10.48 to the Registrant's Form 10-Q for the second quarter ended June 28,
         1997).
 10.39   Agreement and Plan of Merger and Reorganization dated as of October
         28, 1996 among Registrant, Cooper & Chyan Technology Inc. ("CCT") and
         Wyoming Acquisition Sub Inc. (incorporated by reference to Exhibit 2.2 to the November 7, 1996 Form 8-K).
 10.40   CCT 1993 Equity Incentive Plan, Form of Equity Incentive Plan Stock
         Option Agreement, Form of Exercise of Equity Incentive Plan Stock
         Option and Form of Equity Incentive Plan Stock Option Exercise
         Agreement (incorporated by reference to Exhibit 10.49 to the
         Registrant's Form S-4 Registration Statement (No. 333-16779)).
 10.41   Employment Agreement dated October, 19, 1997 between the Registrant and John R. Harding (incorporated by reference to Exhibit 10.41 to the
         Registrant's Form 10-K for the year ending January 3, 1998 (the
         "January 3, 1998 Form 10-K")).
 10.42   Letter Agreement dated December 5, 1997 between the Registrant and
         Joseph B. Costello (incorporated by reference to Exhibit 10.42 to the
         Registrant's 1997 Form 10-K).
 10.43   Form of Executive Severance Agreement (incorporated by reference to
         Exhibit 10.43 to the Registrant's January 3, 1998 Form 10-K).
 10.44   Indemnity Agreement dated October, 19, 1997 by and between the
         Registrant and John R. Harding (incorporated by reference to Exhibit
         10.44 to the Registrant's January 3, 1998 Form 10-K).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.45   Revolving Credit Agreement dated September 30, 1998 by and between
         ABN-AMRO Bank and the Registrant (incorporated by reference to Exhibit
         10.45 to the Registrant's Form 10-Q for the third quarter ended
         October 3, 1998 ("1997 Third Quarter 10-Q")).
 10.46   Amendment dated October 16, 1998 to the Revolving Credit Agreement by and between ABN-AMRO Bank and the Registrant (incorporated by reference to Exhibit 10.46 to the Registrant's 1997 Third Quarter Form
         10-Q).
 10.47   Agreement and Plan of Reorganization dated September 3, 1998 by and among the Registrant, Ambit Design Systems Inc. and Adirondack
         Transaction Corp. (incorporated by reference to Exhibit 2.01 to the
         Registrant's Form 8-K filed September 30, 1998).
 10.48   Stock Option Agreement between the Registrant and Quickturn dated
         December 8, 1998 (included as Appendix B to the Prospectus/Proxy
         Statement included as a part of this Registration Statement).
 21.01   Subsidiaries of the Registrant.
 23.01   Consent of Arthur Andersen LLP.
 23.02   Consent of PricewaterhouseCoopers LLP.
 23.03   Consent of Hambrecht & Quist LLC.
 23.04   Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed herewith as Exhibit 5.01).
 23.05*  Consent of Wilson, Sonsini, Goodrich & Rosati, Professional
         Corporation (included in its opinion to be filed by amendment as
         Exhibit 8.02).
 24.01   Power of Attorney (see signature page of this Registration Statement).
 99.01   Form of Proxy for holders of Quickturn Design Systems, Inc. common stock (included as Appendix D to the Proxy Statement/Prospectus included as part of this Registration Statement).

--------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) That for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by the other items of the applicable form.

    (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that for purposes of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Item 4 10(b) 11 or 13 of this Form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein that was not the subject of and included in the registration statement when it became effective.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED IN THE CITY OF SAN JOSE, STATE OF CALIFORNIA, ON DECEMBER 22, 1998.

                                          CADENCE DESIGN SYSTEMS INC.

                                                    /s/ JOHN R. HARDING
                                          By___________________________________
                                                      JOHN R. HARDING
                                            PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                       AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose individual signature appears below hereby constitutes and appoints John R. Harding, H. Raymond Bingham and R.L. Smith McKeithen and each of them severally, as his or her true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 22nd day of December 1998.

             SIGNATURES                                  TITLE

         /s/ John R. Harding             President, Chief Executive Officer and
-------------------------------------    Director (Principal Executive Officer)
           JOHN R. HARDING

       /s/ H. Raymond Bingham               Executive Vice President, Chief
-------------------------------------        Financial Officer and Director
         H. RAYMOND BINGHAM                  (Principal Financial Officer)

         /s/ William Porter               Vice President, Corporate Controller
-------------------------------------      and Assistant Secretary (Principal
           WILLIAM PORTER                         Accounting Officer)

         /s/ Carol A. Bartz                             Director
-------------------------------------
           CAROL A. BARTZ

      /s/ Dr. Leonard Y.W. Liu                          Director
-------------------------------------
        DR. LEONARD Y.W. LIU

             SIGNATURES                                  TITLE

         /s/ Donald L. Lucas                            Director
-------------------------------------
           DONALD L. LUCAS

    /s/ Dr. Alberto Sangiovanni-                        Director
             Vincentelli
-------------------------------------
 DR. ALBERTO SANGIOVANNI-VINCENTELLI

        /s/ George M. Scalise                           Director
-------------------------------------
          GEORGE M. SCALISE

       /s/ Dr. John B. Shoven                           Director
-------------------------------------
         DR. JOHN B. SHOVEN

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  2.01   Agreement and Plan of Merger dated as of December 8, 1998 among
         Cadence Design Systems, Inc., Quickturn Design Systems, Inc. and CDSI
         Acquisition, Inc., as amended on December 16, 1998 (included as
         Appendix A to the Prospectus/Proxy Statement included as a part of this Registration Statement. The Disclosure Schedules relating to the
         Merger Agreement have been omitted but will be provided to the
         Commission upon its request pursuant to Item 601(b)(2) of Regulation
         S-K.)
  3.01   Restated Certificate of Incorporation of Registrant dated May 13, 1998
         (incorporated by reference to Exhibit 3.01(h) of the Registrant's Form
         10-Q for the quarter ended July 4, 1998).
  3.02   Bylaws of Registrant as currently in effect (incorporated by reference to Exhibit 3.02 to the Registrant's Registration Statement on Form S-1
         (No. 33-13845) and Exhibit 3-b to the Registrant's Current Report on
         Form 8-K filed June 12, 1989).
  4.01   Specimen Certificate of the Registrant's Common Stock (incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement
         on Form S-4 (No. 33-43400)).
  4.02   Rights Agreement dated as of February 9, 1996 between the Registrant and Harris Trust and Savings Bank which includes as exhibits thereto the Certificate of Designation for the Series A Junior Participating
         Preferred Stock, the form of Rights Certificate and the Summary of
         Rights to Purchase Preferred Shares (incorporated by reference to
         Exhibits 1A, 1B and 1C to the Registrant's Current Report on Form 8-K
         filed February 16, 1996).
  5.01   Opinion of Gibson, Dunn & Crutcher LLP.
  8.01*  Opinion of Gibson, Dunn & Crutcher LLP as to tax matters.
  8.02*  Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation
         as to tax matters.
 10.01   1987 Stock Option Plan as amended and restated on February 23, 1998
         (incorporated by reference to the Registrant's Preliminary Proxy
         Statement filed on March 16, 1998 (the "1998 Preliminary Proxy
         Statement")).
 10.02   Form of Stock Option Agreement and Form of Stock Option Exercise
         Request as currently in effect under the Registrant's 1987 Stock
         Option Plan (incorporated by reference to Exhibit 4.01 to the
         Registrant's Registration Statement on Form S-8 (No. 33-22652)).
 10.03   1988 Directors Stock Option Plan as amended to date including the
         Stock Option Grant and Form of Stock Option Exercise Notice and
         Agreement (the first document is incorporated by reference to Exhibit
         4.02 to the Registrant's Registration Statement on Form S-8 (No. 33-
         53913) (the "1994 Form S-8") and the latter two documents are incorporated by reference to Exhibits 10.08--10.10 to the Registrant's
         Registration Statement on Form S-1 (No. 33-23107)).
 10.04   1993 Directors Stock Option Plan including the Form of Stock Option
         Grant (incorporated by reference to Exhibit 10.04 to the 1994 Form S-
         8).
 10.05   1995 Directors Stock Option Plan including the Form of Stock Option
         Grant (incorporated by reference to Exhibit 10.05 to the Registrant's
         Form 10-K for the fiscal year ended December 30, 1995 (the "1995 Form
         10-K")).
 10.06   1990 Employee Stock Purchase Plan as amended on March 4, 1997
         (incorporated by reference to Exhibit 10.07 to the Registrant's Form
         10-K for the fiscal year ended December 28, 1996).
 10.07   Senior Executive Bonus Plan for 1995 (incorporated by reference to
         Exhibit 10.08 of the Registrant's Form 10-K for the fiscal year ended
         December 31, 1994 (the "1994 Form 10-K")).
 10.08   Senior Executive Bonus Plan for 1996 (incorporated by reference to
         Exhibit 10.08 to the 1995 Form 10-K).
 10.09   Senior Executive Bonus Plan (previously the Chief Executive Officer
         Bonus Plan for 1996) as amended January 1, 1998 (incorporated by reference to the 1998 Preliminary Proxy Statement).
 10.10   Deferred Compensation Plan for 1994 (incorporated by reference to
         Exhibit 10.09 to the 1994 Form 10-K).
 10.11   1996 Deferred Compensation Venture Investment Plan (incorporated by reference to Exhibit 10.11 to the 1995 Form 10-K).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.12   Amended and Restated Lease dated June 29, 1989 by and between River
         Oaks Place Associates (ROPA), a California limited partnership, and the Registrant for the Registrant's offices at 555 River Oaks Parkway,
         San Jose, California (incorporated by reference to Exhibit 10.14 to the Registrant's Form 10-K for the year ended December 31, 1990 (the
         "1990 Form 10-K")).
 10.13   Lease dated June 29, 1989 by and between ROPA and the Registrant for the Registrant's offices at 575 River Oaks Parkway, San Jose,
         California (incorporated by reference to Exhibit 10.16 to the 1990
         Form 10-K).
 10.14   Lease dated June 29, 1989 by and between ROPA and the Registrant for the Registrant's offices at 535 and 545 River Oaks Parkway, San Jose,
         California (incorporated by reference to Exhibit 10.17 to the 1990
         Form 10-K).
 10.15   Lease dated December 19, 1988 by and among the Richard T. Peery and
         John Arrillaga Separate Trusts and Valid Logic Systems Incorporated
         (Valid) (which merged into the Registrant) for the Registrant's offices at 2835 North First Street, San Jose, California (incorporated by reference to Exhibit 10.18 to Valid's Form 10-K for the fiscal year ended December 30, 1990).
 10.16   Form of Executive Compensation Agreement dated May 1989 between the
         Registrant and Mr. Joseph B. Costello (incorporated by reference to
         Exhibit 10.20 to the Registrant's Registration Statement on Form S-4
         (No. 33-31673)).
 10.17   Offer letter to H. Raymond Bingham dated May 12, 1993 (incorporated by reference to Exhibit 10.24 to the Registrant's Form 10-K for the year ended December 31, 1993 (the "1993 Form 10-K")).
 10.18   Offer letter to M. Robert Leach dated May 17, 1993 (incorporated by reference to Exhibit 10.25 to the 1993 Form 10-K).
 10.19   The 1993 Non-Statutory Stock Option Plan (incorporated by reference to
         Exhibit 4.05 to the 1994 Form S-8).
 10.20   Consulting Agreement dated October 26, 1993 with Alberto Sangiovanni-
         Vincentelli (incorporated by reference to Exhibit 10.29 to the
         Registrant's Form 10-Q for the second quarter ended June 30, 1994).
 10.21   Amended and restated 401(k) Plan (incorporated by reference to Exhibit
         10.29 of the Registrant's Form 10-Q for the first quarter ended March
         30, 1996 (the "1996 First Quarter Form 10-Q")).
 10.22   Amendment dated May 3, 1996 to the Registrant's 1993 Non-Statutory
         Stock Option Plan (incorporated by reference to Exhibit 10.30 to the
         1996 First Quarter Form 10-Q).
 10.23   Revolving Credit Agreement dated April 11, 1996 by and between the
         Registrant and Credit Lyonnais (incorporated by reference to Exhibit
         10.31 to the 1996 First Quarter Form 10-Q).
 10.24   Term Loan Agreement dated May 31, 1996 by and between Credit Lyonnais and River Oaks Place Associates L.P. (ROPA), a California limited partnership (the Term Loan) (incorporated by reference to Exhibit
         10.32 to the Registrant's Form 10-Q for the second quarter ended June
         29, 1996 (the "1996 Second Quarter Form 10-Q")).
 10.25   Deed of Trust Security Agreement Assignment of Leases and Rents
         Fixture Filing and Financing Statement dated May 31, 1996 Schedule to
         Term Loan (incorporated by reference to Exhibit 10.33 to the 1996
         Second Quarter Form 10-Q).
 10.26   Assignment of Leases and Rents dated May 31, 1996 Schedule to Term
         Loan (incorporated by reference to Exhibit 10.34 to the 1996 Second
         Quarter Form 10-Q).
 10.27   Assignment of Partnership Interests by Seeley Properties Inc. dated
         May 31, 1996 Schedule to Term Loan (incorporated by reference to
         Exhibit 10.35 to the 1996 Second Quarter Form 10-Q).
 10.28   Assignment of Partnership Interests by the Registrant dated May 31,
         1996 Schedule to Term Loan (incorporated by reference to Exhibit 10.36 to the 1996 Second Quarter Form 10-Q).
 10.29   Environmental Indemnity dated May 31, 1996 Schedule to Term Loan
         (incorporated by reference to Exhibit 10.37 to the 1996 Second Quarter
         Form 10-Q).
 10.30   Amendment dated August 2, 1996 to the Registrant's 1993 Non-Statutory
         Stock Option Plan (incorporated by reference to Exhibit 10.39 to the
         1996 Second Quarter Form 10-Q).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.31   Amendment Number 1 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 555 River Oaks Parkway, San Jose, California, by and between ROPA and the Registrant (incorporated by reference to
         Exhibit 10.40 to the 1996 Second Quarter Form 10-Q and Exhibit 10.14
         to the 1990 Form 10-K).
 10.32   Amendment Number 2 dated May 31,1996 to Lease Agreement for the
         Registrant's offices at 555 River Oaks Parkway, San Jose, California, by and between ROPA and the Registrant (incorporated by reference to
         Exhibit 10.41 to the 1996 Second Quarter Form 10-Q and Exhibit 10.14
         to the 1990 Form 10-K).
 10.33   Amendment Number 1 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 575 River Oaks Parkway, San Jose, California by and between ROPA and the Registrant (incorporated by reference to
         Exhibit 10.42 to the 1996 Second Quarter Form 10-Q and Exhibit 10.16
         to the 1990 Form 10-K).
 10.34   Amendment Number 2 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 575 River Oaks Parkway, San Jose, California by and between ROPA and the Registrant (incorporated by reference to
         Exhibit 10.43 to the 1996 Second Quarter Form 10-Q and Exhibit 10.16
         to the 1990 Form 10-K).
 10.35   Amendment Number 1 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 535 and 545 River Oaks Parkway, San Jose,
         California, by and between ROPA and the Registrant (incorporated by reference to Exhibit 10.44 to the 1996 Second Quarter Form 10-Q and
         Exhibit 10.17 to the 1990 Form 10-K).
 10.36   Amendment Number 2 dated May 31, 1996 to Lease Agreement for the
         Registrant's offices at 535 and 545 River Oaks Parkway, San Jose,
         California, by and between ROPA and the Registrant (incorporated by reference to Exhibit 10.45 to the 1996 Second Quarter Form 10-Q and
         Exhibit 10.17 to the 1990 Form 10-K).
 10.37   Agreement and Plan of Merger and Reorganization dated as of October 3,
         1996 among the Registrant, High Level Design Systems Inc., a Delaware
         corporation, and Harbor Acquisition Sub Inc., a Delaware corporation,
         (incorporated by reference to Exhibit 2.1 to the Registrant's Current
         Report on Form 8-K filed November 7, 1996 (the "November 7, 1996 Form
         8-K")).
 10.38   Distribution Agreement dated April 28, 1997 among Cadence Design
         Systems (Ireland) Ltd., Cadence Design Systems K.K. and Cadence Design
         Systems (Japan) B.V. (incorporated by reference to Exhibit 10.48 to the Registrant's Form 10-Q for the second quarter ended June 28,
         1997).
 10.39   Agreement and Plan of Merger and Reorganization dated as of October
         28, 1996 among Registrant, Cooper & Chyan Technology Inc. ("CCT") and
         Wyoming Acquisition Sub Inc. (incorporated by reference to Exhibit 2.2 to the November 7, 1996 Form 8-K).
 10.40   CCT 1993 Equity Incentive Plan, Form of Equity Incentive Plan Stock
         Option Agreement, Form of Exercise of Equity Incentive Plan Stock
         Option and Form of Equity Incentive Plan Stock Option Exercise
         Agreement (incorporated by reference to Exhibit 10.49 to the
         Registrant's Form S-4 Registration Statement (No. 333-16779)).
 10.41   Employment Agreement dated October, 19, 1997 between the Registrant and John R. Harding (incorporated by reference to Exhibit 10.41 to the
         Registrant's Form 10-K for the year ending January 3, 1998 (the
         "January 3, 1998 Form 10-K")).
 10.42   Letter Agreement dated December 5, 1997 between the Registrant and
         Joseph B. Costello (incorporated by reference to Exhibit 10.42 to the
         Registrant's 1997 Form 10-K).
 10.43   Form of Executive Severance Agreement (incorporated by reference to
         Exhibit 10.43 to the Registrant's January 3, 1998 Form 10-K).
 10.44   Indemnity Agreement dated October, 19, 1997 by and between the
         Registrant and John R. Harding (incorporated by reference to Exhibit
         10.44 to the Registrant's January 3, 1998 Form 10-K).
 10.45   Revolving Credit Agreement dated September 30, 1998 by and between
         ABN-AMRO Bank and the Registrant (incorporated by reference to Exhibit
         10.45 to the Registrant's Form 10-Q for the third quarter ended
         October 3, 1998 ("1997 Third Quarter 10-Q")).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.46   Amendment dated October 16, 1998 to the Revolving Credit Agreement by and between ABN-AMRO Bank and the Registrant (incorporated by reference to Exhibit 10.46 to the Registrant's 1997 Third Quarter Form
         10-Q).
 10.47   Agreement and Plan of Reorganization dated September 3, 1998 by and among the Registrant, Ambit Design Systems Inc. and Adirondack
         Transaction Corp. (incorporated by reference to Exhibit 2.01 to the
         Registrant's Form 8-K filed September 30, 1998).
 10.48   Stock Option Agreement between the Registrant and Quickturn dated
         December 8, 1998 (included as Appendix B to the Prospectus/Proxy
         Statement included as a part of this Registration Statement).
 21.01   Subsidiaries of the Registrant.
 23.01   Consent of Arthur Andersen LLP.
 23.02   Consent of PricewaterhouseCoopers LLP.
 23.03   Consent of Hambrecht & Quist LLC.
 23.04   Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed herewith as Exhibit 5.01).
 23.05*  Consent of Wilson, Sonsini, Goodrich & Rosati, Professional
         Corporation (included in its opinion to be filed by amendment as
         Exhibit 8.02).
 24.01   Power of Attorney (see signature page of this Registration Statement).
 99.01   Form of Proxy for holders of Quickturn Design Systems, Inc. common stock (included as Appendix D to the Proxy Statement/Prospectus included as part of this Registration Statement).

--------
* To be filed by amendment.